UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ACTIVISION BLIZZARD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3100 Ocean Park Boulevard
Santa Monica, California 90405

November 19, 2009

Notice of Meeting of Stockholders

Dear Stockholder:

        You are cordially invited to attend a Meeting of Stockholders of Activision Blizzard, Inc. (the "Company"). The meeting will be held on Thursday, December 17, 2009, beginning at 9:30 a.m., Pacific Standard Time, at the corporate offices of Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California, 90405.

        Information about the meeting and the matter on which stockholders will act is included in the accompanying proxy statement.

        During the Stockholders' Meeting, we will ask our stockholders to approve our 2008 Incentive Plan, as amended and restated to increase the maximum number of shares of the Company's common stock authorized for issuance pursuant to awards granted under the plan and the maximum number of shares that may be issued pursuant to certain types of awards under the plan.

        The Board of Directors of Activision Blizzard, Inc. has fixed November 5, 2009 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the Stockholders' Meeting.

        It is important that your shares be represented at the Stockholders' Meeting. Whether or not you plan to attend the meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading "Procedural Matters" in the proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Robert A. Kotick President and Chief Executive Officer

** Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on Thursday, December 17, 2009 **

The proxy statement is available at: http://www.cstproxy.com/activision/sm2009

PROXY STATEMENT

MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 17, 2009

PROXY STATEMENT

MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 17, 2009

GENERAL

        This proxy statement is furnished in connection with the solicitation by the Board of Directors ("Board") of Activision Blizzard, Inc., a Delaware corporation, of proxies from holders of our issued and outstanding shares of common stock, par value $0.000001 per share ("Common Stock"). The proxies being solicited will be used at the meeting of our stockholders to be held on Thursday, December 17, 2009, at the corporate offices of Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California, 90405, at 9:30 a.m., Pacific Standard Time, and at any adjournment or postponement of such meeting (the "Stockholders' Meeting"). We will be mailing paper copies of this proxy statement to stockholders on or about November 19, 2009. All references to "we," "us," "our," and "Activision Blizzard" in this proxy statement mean Activision Blizzard, Inc.

        On July 9, 2008, a business combination (the "Combination") by and among Activision, Inc., Sego Merger Corporation, a wholly owned subsidiary of Activision, Inc., Vivendi S.A. ("Vivendi"), VGAC LLC, a wholly owned subsidiary of Vivendi ("VGAC"), and Vivendi Games, Inc. ("Vivendi Games"), a wholly owned subsidiary of VGAC, was consummated. For additional information, please refer to footnote 1 to the financial statements included in our Form 10-K for the year ended December 31, 2008, which is hereby incorporated by reference herein. In connection with the consummation of the Combination, Activision, Inc. was renamed Activision Blizzard, Inc. and we changed our fiscal year end from March 31st to December 31st. For accounting purposes, the Combination is treated as a "reverse acquisition," with Vivendi Games deemed to be the acquirer. As a result of the reverse acquisition accounting, our financial statements for the year ended December 31, 2008 cover the full calendar year from January 1, 2008 to December 31, 2008. (Please refer to our Form 10-K for the year ended December 31, 2008 for more information). However, much of the information contained in this proxy statement, including compensation related disclosure, covers the nine month period from April 1, 2008 (the first day of Activision, Inc.'s fiscal year that began prior to consummation of the Combination) to December 31, 2008.

PROCEDURAL MATTERS

Record Date and Quorum

        Stockholders of record at the close of business on November 5, 2009 are entitled to notice of, and to vote at, the Stockholders' Meeting. There were 1,268,317,430 shares of our Common Stock outstanding and entitled to vote on the record date. Each such share of our Common Stock is entitled to one vote on the matter presented for action at the Stockholders' Meeting. A majority of the outstanding shares of our Common Stock entitled to vote at the meeting must be present in person or by proxy at the Stockholders' Meeting in order for a quorum to be present. Proxies representing abstentions will be included for purposes of determining whether a quorum is present at the Stockholders' Meeting, but proxies representing "broker non-votes" will not be included. A "broker non-vote" occurs when a broker, bank or other nominee who holds shares for a beneficial owner to be represented at a meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received instructions from such beneficial owner.

Required Votes

        You may vote "for" or "against," or "abstain" from voting, with respect to the proposal to approve our 2008 Incentive Plan (the "2008 Plan"), as amended and restated to increase the maximum number of shares of our Common Stock reserved for issuance under the 2008 Plan and the maximum number of shares that may be issued pursuant to certain types of awards granted under the 2008 Plan.

        Adoption of this proposal requires the affirmative vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the Stockholders' Meeting. Accordingly, shares not present and any broker non-votes will not have any effect on the voting outcome with respect to the proposal. Shares present but not voted (either because of an express abstention or because such vote is otherwise not cast) will have the same effect as a vote "against" the proposal. Stockholders have no dissenters' rights or rights of appraisal under Delaware law or our Certificate of Incorporation or Bylaws in connection with the proposal.

        As approval of the 2008 Plan is a "non-routine" proposal, if you hold your shares in street name and do not give your broker, bank or other nominee instructions as to how to vote your shares with respect to the proposal, your broker, bank or other nominee may not have authority to vote your shares, resulting in a broker non-vote with respect to such proposal. Broker non-votes will not count as voted on the proposal, or as present or represented at the meeting, and so will have no effect on the vote.

Proxies

        Whether or not you are able to attend the Stockholders' Meeting, you are urged to vote your shares by proxy. Stockholders of record may vote online at www.continentalstock.com, by calling (866) 894-0537 or by completing and mailing the proxy card enclosed herewith. If you are a stockholder of record and you choose to vote by mail, please complete, sign and date the proxy card as soon as possible. If you hold shares in street name through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares.

        The shares of Common Stock represented by all valid proxies we receive prior to the Stockholders' Meeting which are not properly revoked prior to being voted at the Stockholders' Meeting will be voted at the Stockholders' Meeting as directed. If no directions are specified, such proxies will be voted FOR the approval of the 2008 Plan, increasing the maximum number of shares of our Common Stock reserved for issuance under the 2008 Plan and the maximum number of shares that may be issued pursuant to certain types of awards granted under the 2008 Plan. Any stockholder may revoke or change such stockholder's proxy at any time before the proxy is voted at the Stockholders' Meeting by (1) sending a written notice of revocation of the proxy to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405, (2) properly delivering a subsequently dated proxy or (3) voting in person at the Stockholders' Meeting.

Attending and Voting at the Stockholders' Meeting

        You should be prepared to present a valid form of photo identification, such as a driver's license, state-issued ID card or passport, to gain admittance to the Stockholders' Meeting. In addition, if you are a stockholder of record, your ownership as of the record date will be verified by reference to our records prior to admittance into the Stockholders' Meeting. If you hold shares in street name through a broker, bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as a brokerage account statement or similar evidence of ownership. If you do not provide valid photo identification and otherwise comply with the other procedures outlined above, you may not be admitted to the Stockholders' Meeting. Directions to the Stockholders' Meeting can be obtained by contacting our Investor Relations department by calling (310) 255-2000 or by emailing ir@activision.com.

        Stockholders of record who wish to vote in person at the Stockholders' Meeting must request a ballot at the meeting. Street-name holders who wish to vote in person at the Stockholders' Meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares of record.

Costs of Proxy Solicitation

        We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional solicitation materials we send to stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of our Common Stock for their expenses in forwarding the proxy materials to such beneficial owners. In addition, proxies may be solicited, personally or by telephone, by our directors, officers and regular employees without additional compensation.

PROPOSAL—
APPROVAL OF THE 2008 INCENTIVE PLAN, AS AMENDED AND RESTATED TO INCREASE
THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 2008 PLAN AND THE NUMBER OF SHARES THAT MAY BE GRANTED PURSUANT TO CERTAIN TYPES OF AWARDS UNDER THE 2008 PLAN

General

        The Activision Blizzard Inc. 2008 Incentive Plan was adopted by our Board on July 28, 2008, approved by our stockholders and amended and restated by our Board on September 24, 2008, and amended and restated by our Board with stockholder approval on June 5, 2009 (as so amended and restated, the "2008 Plan"). The 2008 Plan authorizes the Compensation Committee of our Board to grant equity- and cash-based compensation for the purpose of providing incentives and rewards for performance to the directors, officers and other employees of, and consultants to, Activision Blizzard and our subsidiaries. On November 3, 2009, the Compensation Committee of our Board adopted, subject to stockholder approval, the amendment to the 2008 Plan described below.

Proposed Amendment

        The changes implemented by the proposed amendment of the 2008 Plan are as follows:

  •
  to increase the maximum number of shares of our Common Stock issuable thereunder by 14,000,000 shares (such additional 14,000,000 shares, the "Proposed Additional Shares"); and

  •
  to increase the limit on the number of shares of our Common Stock that may be issued thereunder pursuant to the following types of awards as follows:

  •
  incentive stock options by 14,000,000 shares;

  •
  awards other than options or share appreciation rights ("SARs") by 7,000,000 shares; and

  •
  custom awards granted under Section 10 of the plan (i.e., awards not explicitly contemplated by the 2008 Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Common Stock or factors that may influence the value of our Common Stock or that are valued based on the performance of Activision Blizzard or any of our subsidiaries or business units or factors designated by the Compensation Committee) by 2,800,000 shares.

        As of October 15, 2009, approximately 8,215,083 shares of our Common Stock remain available for issuance under the 2008 Plan (which, for the sake of clarity, does not include the Proposed Additional Shares), which available balance was reduced by 6,229,024 shares following the grant of awards to our employees that were approved by the Compensation Committee on November 3, 2009, as discussed below. Accordingly, if this proposal is not approved by our stockholders, we believe that the remaining number of shares available under the 2008 Plan may not be sufficient to satisfy awards anticipated to be made prior to our 2010 annual stockholders' meeting. The board believes that the 2008 Plan has been of substantial benefit to Activision Blizzard and our stockholders and that the inability to make awards under the 2008 Plan would deprive us of a valuable employee attraction, incentive and retention tool. We believe that, if this proposal is approved by our stockholders, we should have sufficient flexibility under the 2008 Plan to meet any attraction, incentive and retention compensation needs that may arise prior to our 2010 annual stockholders' meeting, at which time future needs may be addressed.

Reasons for Stockholder Approval

        Stockholder approval of the amendment to the 2008 Plan is necessary in order for us to meet the stockholder approval requirements of the NASDAQ Stock Market ("NASDAQ"). If our stockholders do not approve the amendment to the 2008 Plan, the 2008 Plan will not be amended and any future awards under the 2008 Plan will be made under the terms of the 2008 Plan that are currently in effect, for so long as available shares remain.

Summary of the 2008 Plan, as Proposed to be Amended

        The following summary of the principal terms and provisions of the 2008 Plan as proposed to be amended is qualified in its entirety by the terms of the 2008 Plan, which is included as Appendix A attached to this proxy statement and incorporated herein by reference.

  Shares Available Under the 2008 Plan

        On October 15, 2009, we had 8,215,083 shares of our Common Stock reserved for future issuance under the 2008 Plan (which, for the sake of clarity, does not include the Proposed Additional Shares), subject to adjustment as provided in the 2008 Plan in the event of stock splits, stock dividends, the issuance of rights and certain other events. The NASDAQ Official Closing Price of our Common Stock on October 15, 2009 was $12.51 per share. As described above, on November 3, 2009, the Compensation Committee of our Board adopted, subject to stockholder approval, the amendment described herein increasing the maximum number of shares of our Common Stock reserved for issuance under the 2008 Plan by 14,000,000 shares.

        The number of shares reserved for issuance under the 2008 Plan may be further increased from time to time by:

  •
  the number of shares relating to awards outstanding under the Prior Plans at October 15, 2009 that:

  •
  expire, or are forfeited, terminated or cancelled, without the issuance of shares;

  •
  are settled in cash in lieu of shares; or

  •
  are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock; and

  •
  if the exercise price of any option outstanding under any Prior Plan at September 24, 2008 is, or the tax withholding requirements with respect to any award outstanding under any Prior Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to us of shares already owned, the number of shares equal to the withheld or transferred shares.

"Prior Plans" means the following equity incentive plans: (1) the Activision, Inc. 1998 Incentive Plan, as amended; (2) the Activision, Inc. 1999 Incentive Plan, as amended (the "1999 Plan"); (3) the Activision, Inc. 2001 Incentive Plan, as amended; (4) the Activision, Inc. 2002 Incentive Plan, as amended (the "2002 Plan"); (5) the Activision, Inc. 2002 Executive Incentive Plan, as amended; (6) the Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended (the "2002 Studio Plan"); (7) the Activision, Inc. 2003 Incentive Plan, as amended (the "2003 Plan"); and (8) the Activision, Inc. 2007 Incentive Plan (the "2007 Plan"). At the time the 2008 Plan was approved by our stockholders on September 24, 2008, there were 87,899,042 shares subject to awards outstanding under the Prior Plans that potentially could become available for awards under the 2008 Plan. On September 24, 2008, the effective date of the 2008 Plan, we ceased to grant awards under the Prior Plans, although such plans remain in effect and continue to govern outstanding awards.

        Under the 2008 Plan:

  •
  shares relating to awards that expire, or are forfeited, terminated or cancelled, without the issuance of shares, awards that are settled in cash in lieu of shares and awards that are exchanged, with the Compensation Committee's permission, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock, will again be available for issuance or transfer under the 2008 Plan;

  •
  if the exercise price of any option is, or the tax withholding requirements with respect to any award granted under the 2008 Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to us of shares already owned, a number of shares equal to the withheld or transferred shares will again be available for issuance or transfer under the 2008 Plan; and

  •
  if a SAR is exercised and settled in shares, a number of shares equal to the difference between the total number of shares with respect to which the award is exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the 2008 Plan, with the result being that only the number of shares actually issued or transferred upon exercise of the SAR are counted against the maximum number of shares of our Common Stock available for issuance or transfer under the 2008 Plan.

        Shares utilized under the 2008 Plan may be newly issued shares, treasury shares or a combination of the foregoing.

        The 2008 Plan contains the following aggregate and individual annual grant limitations:

  •
  Limits on ISOs.  Assuming this proposal is approved at the Stockholders' Meeting, the number of shares that we may issue or transfer upon the exercise of incentive stock options ("ISOs") may not exceed 28,878,935 (which equals the number of shares available for grant under the 2007 Plan at the time the 2008 Plan was approved by stockholders, plus 14,000,000 shares) in the aggregate;

  •
  Limits on Awards Other than Options and SARs.  Assuming this proposal is approved at the Stockholders' Meeting, the number of shares that we may issue or transfer as or pursuant to awards other than options or SARs may not exceed 22,000,000 in the aggregate, including no more than 8,800,000 in the aggregate as or pursuant to custom awards (i.e., awards not explicitly contemplated by the 2008 Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our Common Stock or factors that may influence the value of our Common Stock or that are valued based on the performance of Activision Blizzard or any of our subsidiaries or business units or factors designated by the Compensation Committee);

  •
  Limits on Options and SARs.  The number of shares issuable or transferable in respect of options and SARs granted to any one participant in a single fiscal year may not exceed 4,000,000 in the aggregate;

  •
  Limits on Restricted Shares and Restricted Share Units.  The number of (1) restricted shares granted to any one participant in a single fiscal year and (2) shares issuable or transferable in respect of restricted share units granted to such participant in such year, may not exceed 2,000,000 in the aggregate;

  •
  Limits on Performance Shares.  The number of performance shares granted to any one participant in a single fiscal year may not exceed 3,000,000 in the aggregate;

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  Limits on Performance Units.  The value of performance units granted to any one participant in a single fiscal year may not exceed $2 million in the aggregate (with the value of any such grant to be determined as of the date of such grant);

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  Limits on Incentive Bonuses.  The amount of any senior executive plan bonuses paid under the 2008 Plan to any one participant for a single fiscal year may not exceed $6 million in the aggregate; and

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  Limits on Custom Awards.  The number of shares issuable or transferable in respect of custom awards granted to any one participant in a single fiscal year may not exceed 3,000,000 in the aggregate and the value of any custom award that does not involve the issuance or transfer of shares may not exceed $2 million in the aggregate (with the value of any such award to be determined as of the date of such award).

  Eligibility

        Directors, officers and other employees of, and consultants to, Activision Blizzard and our subsidiaries are eligible to participate in the 2008 Plan. As of October 15, 2009, approximately 7,300 individuals were considered eligible to be selected by the Compensation Committee to receive awards under the 2008 Plan, including 10 directors (not counting Robert A. Kotick, who is also an executive officer of Activision Blizzard) and 6 executive officers.

  Types of Awards Authorized

        The 2008 Plan provides for the granting of stock options, SARs (both freestanding SARs and SARs granted in tandem with stock options), restricted shares, restricted share units, performance shares, performance units, dividend equivalents and custom awards. Awards granted under the 2008 Plan will be upon such terms as may be approved by the Compensation Committee and set forth in an award agreement or other evidence of an award, provided that (a) the exercise price per share of stock options, and the price per share of freestanding SARs, granted under the 2008 Plan will be not less than the "market value per share" (defined as (i) the closing price per share of Common Stock as reported on the principal securities exchange, association or quotation system on which the Common Stock is then listed or quoted, or (ii) if clause (i) does not apply, the fair market value of a share of Common Stock as determined by the Compensation Committee), and (b) no stock option or freestanding SAR granted under the 2008 Plan may be exercised more than 10 years from the date of grant. An award will contain such terms and provisions, consistent with the 2008 Plan, as the Compensation Committee may approve, including provisions for the acceleration of vesting or the lapse, expiration or termination of restrictions or other conditions upon the occurrence of certain events, including change of control events.

        The 2008 Plan also provides that the Compensation Committee may from time to time authorize payment of a senior executive plan bonus to a participant who is, or is determined by the Compensation Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Internal Revenue Code") (generally, the chief executive officer and the three other highest paid officers other than the chief financial officer), which incentive compensation will become payable upon the achievement of specified management objectives, as described below. Such bonuses will be payable upon such terms and conditions as the Compensation Committee may determine in accordance with the terms of the 2008 Plan. The payment of such a bonus under the 2008 Plan that becomes payable to a participant may be made in cash, in shares of our Common Stock or a combination thereof, as determined by the Compensation Committee.

  Management Objectives

        The 2008 Plan contemplates that the Compensation Committee will establish "management objectives" for purposes of any grants of performance shares, performance units or incentive bonuses. Under the 2008 Plan, the Compensation Committee may also establish management objectives in connection with grants of stock options, SARs, restricted shares, restricted share units, dividend credits and custom awards. For example, the Compensation Committee may specify management objectives that must be achieved as a condition to exercising options or SARs or to result in termination or early termination of the restrictions applicable to restricted shares or restricted share units.

        Subject to the limits described below, management objectives may be described in terms of either Activision Blizzard-wide objectives or objectives that are related to the performance of the individual participant or a subsidiary, division, department, region or function. The Compensation Committee may provide, in connection with the setting of management objectives, that any evaluation of performance may include or exclude certain items, including, without limitation, asset write downs, litigation or claim judgments or settlements, the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, any reorganization and restructuring programs, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in our annual report on Form 10-K for the applicable year, acquisitions or divestitures and foreign exchange gains and losses. To the extent such inclusions or exclusions affect the awards to covered employees within the meaning of Section 162(m) of the Internal Revenue Code, they will be prescribed in a form that meets the requirements of Section 162(m) of the Internal Revenue Code for deductibility.

        Management objectives applicable to any award to a participant who is, or is determined by the Compensation Committee to be likely to become, a covered employee within the meaning of Section 162(m) of the Internal Revenue Code, will be limited to measurable and specified levels of performance or relative peer company performance in any one or more of the following objectives, or any combination thereof, as determined by the Compensation Committee in its sole discretion: adjusted net earnings; appreciation in and/or maintenance of the price of our Common Stock (or any other publicly traded securities of Activision Blizzard), including, without limitation, comparisons with various stock market indices; attainment of strategic and operational initiatives; budget; cash flow (including, without limitation, free cash flow); cost of capital; cost reduction; earnings and earnings growth (including, without limitation, earnings per share, earning before taxes, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization); market share; market value added; net income; net sales; operating profit and operating income; pretax income before allocation of corporate overhead and bonus; quality; recruitment and development of associates; maintenance of internal control over financial reporting and corporate governance practices; reductions in costs; return on assets and return on net assets; return on equity; return on invested capital; sales and sales growth; successful acquisition/divestiture; and total stockholder return and improvement of stockholder return.

        If the Compensation Committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances, render previously established management objectives unsuitable, the Compensation Committee may in its discretion modify such management objectives or the minimum acceptable level of achievement, in whole or in part, as the Compensation Committee deems appropriate and equitable, except in the case of a covered employee where such action would result in the loss of the otherwise available exemption under Section 162(m) of the Internal Revenue Code. In such case, the Compensation Committee may not make any modification of the management objectives or minimum acceptable level of achievement with respect to such covered employee.

  Administration and Amendments

        The 2008 Plan is administered by the Compensation Committee. The Compensation Committee has sole discretion to interpret any provision of the 2008 Plan or an award thereunder, make any determination necessary or advisable for the administration of the 2008 Plan and awards thereunder, and waive any condition or right of ours under an award or discontinue or terminate an award. Without intending to limit the generality or effect of the foregoing, any decision or determination made by the Compensation Committee with respect to the 2008 Plan or an award thereunder will be made by the Compensation Committee in its sole and absolute discretion, subject to the terms of the 2008 Plan. The interpretation and construction by the Compensation Committee of any provision of the 2008 Plan or of any award, and any determination by the Compensation Committee pursuant to any provision of the 2008 Plan or of any such award, will be final and conclusive.

        The Compensation Committee may amend the 2008 Plan from time to time without further approval by stockholders, except where the amendment must be approved by stockholders in order to comply with applicable legal requirements or the requirements of the principal securities exchange, association or quotation system on which our Common Stock is listed or quoted (currently, NASDAQ). Without intending to limit the generality or effect of the foregoing, if an amendment to the 2008 Plan would increase the number of shares of our Common Stock that may be issued or transferred upon the exercise of ISOs, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

        Subject to the foregoing, the Compensation Committee may amend the terms of any award granted under the 2008 Plan prospectively or retroactively, except in the case of a covered employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Internal Revenue Code. No amendment to any award may materially and adversely affect the rights of any participant taken as a whole without his or her consent.

  Change of Control

        Awards under the 2008 Plan may provide that, upon a change of control of Activision Blizzard, such awards will become vested or earned, in whole or in part. For example, an award of options or SARs may provide that unvested options or SARs will become vested and immediately exercisable, either in whole or in part, upon a change of control. Similarly, awards of restricted shares, restricted share units, performance shares and performance units, custom awards and incentive bonuses may provide that the restrictions or other conditions prescribed by the Compensation Committee, if any, with respect thereto will automatically lapse, expire and terminate, and such awards will be deemed to be earned, in whole or in part, upon a change of control.

  Transferability

        The 2008 Plan expressly provides that, with our consent, which may be granted or withheld in our sole and absolute discretion, a participant may transfer an award for estate planning purposes or pursuant to a domestic relations order, provided the transferee executes an agreement, in form satisfactory to us, to be bound by the terms and conditions of the 2008 Plan and the award being transferred. Unless otherwise permitted by the Compensation Committee, except as described in the immediately preceding sentence (1) no award or other derivative security granted under the 2008 Plan is transferable by a participant except, upon death, by will or the laws of descent and distribution and (2) stock options and SARs are exercisable during the optionee's lifetime only by him or her or by his or her guardian or legal representative.

  Adjustments

        The number of shares authorized under the 2008 Plan, the number of, and, if applicable, amounts payable for, shares subject to outstanding awards and the various limits contained in the 2008 Plan will be adjusted in the event of stock dividends, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, split-offs, spin-outs, split-ups, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction or event or in the event of a change of control, the Compensation Committee, in its discretion, may provide in substitution for any or all outstanding awards under the 2008 Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee will also make or provide for such adjustments in the number of shares available under the 2008 Plan and the other limitations contained in the 2008 Plan as is appropriate to reflect any transaction or event described above. The 2008 Plan also provides that, without limiting the generality of the foregoing, in the event that we issue warrants or other rights to acquire common shares on a pro-rata basis to all stockholders, the Compensation Committee will make such adjustments in the number of shares authorized under the 2008 Plan and in the limits contained in the 2008 Plan as it may determine to be equitable, including proportionately increasing the number of authorized shares or any such limit.

  Withholding Taxes

        To the extent that we or any of our subsidiaries is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2008 Plan and the amounts available to us or our subsidiary for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to us for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Compensation Committee) may include relinquishment of a portion of such benefit.

  Termination

        No award will be made under the 2008 Plan after September 24, 2018, but all awards made on or prior to September 24, 2018 will continue in effect thereafter subject to the terms of such awards and of the 2008 Plan.

Federal Income Tax Consequences

        The following discussion of the principal U.S. federal income tax consequences with respect to awards under the 2008 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following discussion is designed to provide a general understanding of the federal income tax consequences (state, local and other tax consequences are not addressed below). This discussion assumes that awards granted under the 2008 Plan are exempt from, or comply with, the provisions of Section 409A of the Internal Revenue Code. This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary.

  Non-Qualified Stock Options

        In general, no income will be recognized by an optionee at the time a non-qualified stock option is granted. At the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

  Incentive Stock Options

        No income generally will be recognized by an optionee upon the grant or exercise of an ISO. The exercise of an ISO, however, may result in alternative minimum tax liability. If shares are issued to the optionee pursuant to the exercise of an ISO and no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares any amount realized in excess of the exercise price will be taxed to the optionee as a capital gain and any loss sustained will be a capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as capital gain (or loss).

  Stock Appreciation Rights

        Generally, no income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares received on the exercise.

  Restricted Shares

        A recipient of restricted shares generally will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Internal Revenue Code. However, a recipient who makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of grant of the shares will have taxable ordinary income on the date of grant of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

  Restricted Share Units

        No income generally will be recognized upon the award of restricted share units. The recipient of a restricted share unit award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted share units), and the capital gains/loss holding period for such shares will also commence on such date.

  Performance Shares and Performance Units

        No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares received.

  Senior Executive Plan Bonuses

        The participant generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of our Common Stock received as payment of a bonus.

  Tax Consequences to Activision Blizzard or Subsidiary

        To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary of ours for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain compensation of covered employees under Section 162(m) of the Internal Revenue Code.

  Section 409A of the Internal Revenue Code

        To the extent that any award granted under the 2008 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A. If an award does not comply with the requirements of Section 409A, penalty taxes and interest may be imposed on the participant receiving the award.

New Plan Benefits

        Awards under the 2008 Plan are discretionary. As a consequence, other than amounts payable under our incentive plans, as discussed below in "Executive Compensation—Compensation Discussion and Analysis," equity awards to unaffiliated directors, as discussed in "Director Compensation—Equity Compensation and Stock Ownership Guidelines," and the annual equity grants approved by the Compensation Committee at its meeting on November 3, 2009, as set forth in the following sentence, we cannot currently determine the number or type of awards that may be granted in the future under the 2008 Plan. At its November 3, 2009 meeting, the Compensation Committee approved the following equity awards under the 2008 Plan (which grants are not yet effective as of the date of this proxy statement): options to purchase 200,000 shares of our Common Stock to Michael Morhaime; options to purchase 500,000 shares and 75,000 RSUs to our executive officers as a group (including Mr. Morhaime); and options to purchase 4,309,530 shares and 1,344,494 RSUs to our non-executive officer employees as a group. No awards were made to Mr. Kotick, Michael J. Griffith, Thomas Tippl, George L. Rose or Ann E. Weiser or to any of our non-executive directors.

        Since the date the 2008 Plan was adopted through November 2, 2009: options to purchase 1,200,000 shares of our Common Stock, 80,000 performance shares and 150,000 restricted shares have been issued to Mr. Tippl; options to purchase an aggregate of 1,400,000 shares of our Common Stock, 150,000 restricted shares, 60,000 RSUs and 80,000 performance shares have been issued to all of our executive officers as a group (including Mr. Tippl); options to purchase an aggregate of 60,000 shares of our Common Stock and 50,000 RSUs have been issued to all of our non-executive directors as a group; and options to purchase an aggregate of 6,364,077 shares of our Common Stock and 1,955,661 RSUs have been issued to all of our non-executive officer employees as a group. No awards had been made to Messrs. Kotick, Griffith, Morhaime, Rose or Ms. Weiser.

Required Vote and Board Recommendation

        The affirmative vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote at the Stockholders' Meeting is required for the approval of this proposal.

The Board recommends that you vote FOR approval of the 2008 Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information, as of October 15, 2009, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans. For information regarding shares of our Common Stock that may be issued under our equity compensation plans as of December 31, 2008, please refer to our proxy statement filed with the SEC on April 22, 2009.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted average exercise price of outstanding options, warrants and rights(2)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Activision, Inc. 1998 Incentive Plan, as amended	327,983		3.14	—	(3)
Activision, Inc. 2001 Incentive Plan, as amended	2,921,392		4.96	—	(3)
Activision, Inc. 2002 Executive Incentive Plan	5,427,116		2.84	—	(3)
Activision, Inc. 2003 Incentive Plan	28,500,665		7.90	—	(3)
Activision, Inc. 2007 Incentive Plan	20,862,637		14.63	—	(3)
Activision Blizzard, Inc. 2008 Incentive Plan	9,661,558		11.29	8,215,083	(4)

All stockholder approved plans	67,701,351		9.43	8,215,083

Equity compensation plans not approved by stockholders:
Activision, Inc. 1999 Incentive Plan, as amended(5)	1,194,463		3.28	—	(3)
Activision, Inc. 2002 Incentive Plan, as amended(6)	8,892,278		4.26	—	(3)
Activision, Inc. 2002 Studio Employee Retention Incentive Plan(7)	458,156		2.90	—	(3)
Other Employee Stock Options	3,618,388	(8)	1.03	—

All non-stockholder approved plans	14,163,285		3.31	—

Total	81,864,636		8.26	8,215,083

(1)
Reflects options to purchase shares of our Common Stock and, in the case of the 2003 Plan, the 2007 Plan and the 2008 Plan, 74,559 restricted share units, 5,492,593 restricted share units and 1,986,270 restricted share units, respectively, each reflecting the right to receive a share of Common Stock.

(2)
As there is no exercise price for restricted share units, the values in this column represent the weighted average exercise price of any outstanding options under the relevant plan.

(3)
Upon adoption of the 2008 Plan, pursuant to the terms thereof, we ceased making awards under each of the Prior Plans, although each Prior Plan remains in effect and continues to govern outstanding awards thereunder.

(4)
The number of shares reserved for issuance under the 2008 Plan may be increased from time to time as described in "Proposal—Approval to Increase the Number of Authorized Shares Under the 2008 Incentive Plan—Summary of the 2008 Plan, as Proposed to be Amended—Shares Available Under the 2008 Plan."

(5)
On April 26, 1999, our Board approved the 1999 Plan. The 1999 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted share awards, deferred share awards and other equity based awards to our or any of our subsidiaries' directors, officers, key employees, consultants, representatives and other agents. Only non-qualified stock options have been granted under the 1999 Plan. All such options have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier acceleration if certain performance objectives are satisfied). The 1999 Plan expired on May 31, 2009; however, we ceased making awards under the 1999 Plan upon adoption of the 2007 Plan.

(6)
On April 4, 2002, our Board approved the 2002 Plan. The 2002 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted share awards, deferred share awards and other equity based awards to our or any of our subsidiaries' or affiliates' officers (other than executive officers), employees, consultants and advisors. Only non-qualified stock options have been granted under the 2002 Plan. All such options have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier acceleration if certain performance objectives are satisfied). The 2002 Plan expires on April 3, 2012; however, we ceased making awards under the 2002 Plan upon adoption of the 2007 Plan.

(7)
On December 16, 2002, our Board approved the 2002 Studio Plan. The 2002 Studio Plan permitted the granting of non-qualified stock options and restricted share awards to our or our subsidiaries' and affiliates' key studio employees (other than executive officers and directors). Only non-qualified stock options have been granted under the 2002 Studio Plan. All such options have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier acceleration if certain performance objectives are satisfied). The 2002 Studio Plan expires on December 18, 2012; however, we ceased making awards under the 2002 Studio Plan upon adoption of the 2007 Plan.

(8)
Options to purchase our Common Stock granted to Mr. Kotick, specifically: (a) options to purchase 4 shares of Common Stock at a price of $0.51 per share which expire on May 22, 2010, and (b) options to purchase 3,618,384 shares of Common Stock at a price of $1.03 per share which expire on April 18, 2010. All of these options were vested in full as of October 15, 2009.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information, as of October 15, 2009 (unless otherwise noted), with respect to the beneficial ownership of our Common Stock by (1) each executive officer named in the "Summary Compensation Table" below (the "named executive officers"), (2) each director, (3) all current executive officers and directors as a group, and (4) each stockholder (including any "group" as that term is used in Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")) that we know to be the beneficial owner of more than 5% of our Common Stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

	Shares of Activision Blizzard Beneficially Owned
Beneficial Owner	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Philippe G.H. Capron	7,000		0		7,000	*
Robert J. Corti	44,000	(3)	317,780	(4)	361,780	*
Frédéric R. Crépin	7,000		0		7,000	*
Michael J. Griffith	0		33,334	(5)	33,334	*
Brian G. Kelly	1,176,484	(6)	3,379,504	(5)	4,555,988	*
Robert A. Kotick	3,970,486	(7)	12,688,038	(5)	16,658,524	1.30
Jean-Bernard Lévy	7,000		0		7,000	*
Robert J. Morgado	151,332		544,446	(8)	695,778	*
Michael Morhaime	0		170,000	(5)	170,000	*
Douglas P. Morris	10,000		0		10,000	*
George L. Rose	16,062		745,836	(5)	761,898	*
Stéphane Roussel	0		5,000	(9)	5,000	*
Richard Sarnoff	42,000		193,334	(10)	235,334	*
Thomas Tippl(11)	370,005	(12)	391,114	(5)	761,119	*
Régis Turrini	0		5,000	(9)	5,000	*
Ann E. Weiser	15,210		266,667	(5)	281,667	*
All current directors and executive officers as a group (17 persons)	5,873,188	(13)	19,220,053	(14)	25,093,031	1.94
VGAC	718,643,890	(15)	—		718,643,890	56.67
AXA Financial, Inc.	70,203,753	(16)	—		70,203,753	5.54

(1)
Consists of shares of Common Stock that may be acquired upon (a) the exercise of stock options that are exercisable on or within 60 days of October 15, 2009 or (b) the vesting of restricted share units that vest within 60 days of October 15, 2009.

(2)
The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of October 15, 2009 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 1,268,048,616, the total number of shares of our Common Stock outstanding on that date (including 214,474 restricted shares of Common Stock and 2,580,000 performance shares of Common Stock, all of which were issued and outstanding but subject to forfeiture on that date), and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)
Consists of shares held jointly by Mr. Corti and his spouse, who share voting and investment power with respect to such shares.

(4)
Consists of (a) options to purchase 312,780 shares of our Common Stock and (b) 5,000 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(5)
Consists of options to purchase shares of our Common Stock.

(6)
Consists of (a) 1,066,884 shares held by the Brian & Joelle Kelly Family Foundation, a charitable foundation of which Mr. Kelly is a trustee, as to which Mr. Kelly disclaims beneficial ownership; (b) 100,000 shares of our Common Stock owned by Delmonte Investments, L.L.C., an entity controlled by Messrs. Kotick and Kelly; and (c) 9,600 shares held in UTMAs for the benefit of Mr. Kotick's minor children of which Mr. Kelly is the custodian, as to which Mr. Kelly disclaims beneficial ownership.

(7)
Consists of (a) 100,002 shares of our Common Stock owned directly by Delmonte Investments, L.L.C., an entity controlled by Messrs. Kotick and Kelly; (b) 2,500,000 performance shares of our Common Stock that were granted to Mr. Kotick on July 9, 2008 in connection with his employment agreement and which vest in accordance therewith; (c) 3,596 shares of our Common Stock held in the 10122N Trust, of which Mr. Kotick's spouse is trustee and beneficiary and as to which Mr. Kotick disclaims beneficial ownership; (d) 160,610 shares of our Common Stock held in the 10122CP Trust, of which Mr. Kotick and his spouse are joint trustees and joint beneficiaries; (e) 1,076,598 shares held in the 1011 Foundation, Inc., a charitable foundation of which Mr. Kotick is a trustee, as to which Mr. Kotick disclaims beneficial ownership; (f) 4,800 shares held in UTMA for the benefit of Mr. Kotick's minor relative of which Mr. Kotick is the custodian, as to which Mr. Kotick disclaims beneficial ownership; and (g) 124,880 shares held in the 10122B Trust, of which Mr. Kotick is the sole trustee and beneficiary.

(8)
Consists of (a) options to purchase 539,446 shares of our Common Stock and (b) 5,000 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(9)
Consists of restricted share units, each representing the conditional right to receive one share of our Common Stock.

(10)
Consists of (a) options to purchase 188,334 shares of our Common Stock and (b) 5,000 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(11)
Consists of equity held by the Thomas and Laura Tippl Family Trust. Thomas and Laura Tippl are co-trustees of such trust and share voting and investment power with respect thereto.

(12)
Includes (a) 64,474 restricted shares of our Common Stock, which will vest in full on October 3, 2010, (b) 150,000 restricted shares of our Common Stock, which will vest in five equal installments on each of February 15, 2010, February 15, 2011, February 15, 2012, February 15, 2013 and February 15, 2014, and (c) 80,000 performance shares of our Common Stock, which will vest in accordance with Mr. Tippl's employment agreement.

(13)
Includes shares of our Common Stock held indirectly by such individuals through trusts or other entities as described in footnotes (6), (7) and (11) above.

(14)
Consists of (a) options to purchase 19,195,053 shares of our Common Stock and (b) 25,000 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(15)
VGAC is a wholly owned subsidiary of Vivendi. The address for VGAC and Vivendi is 42, avenue de Friedland, 75380 Paris cedex 08, France.

(16)
According to a Schedule 13G filed with the SEC on February 13, 2009, AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA and their subsidiaries reported sole voting power over 54,841,919 shares of our Common Stock and sole dispositive power over 70,203,753 shares of our Common Stock as of December 31, 2008. The Schedule 13G

  reported that a majority of such shares are held by unaffiliated third-party client accounts managed by Alliance Bernstein L.P., as investment adviser and a majority-owned subsidiary of AXA Financial, Inc. The address for AXA Financial, Inc. is 1290 Avenue of the Americas, New York, NY 10104, for AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle is 26, rue Drouot, 75009 Paris, France and for AXA is 25, avenue Matignon, 75008 Paris, France.

        The following table sets forth information, as of October 15, 2009, with respect to the beneficial ownership of shares of Vivendi by (1) each of our named executive officers, (2) each director of Activision Blizzard, and (3) all current executive officers and directors of Activision Blizzard, as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by him or her.

	Shares of Vivendi Beneficially Owned
Beneficial Owner	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Philippe G. H. Capron	27,117	(3)	22,028	(4)	49,145	*
Robert J. Corti	—		—		—	—
Frédéric R. Crépin	4,349	(5)	126,727	(6)	131,076	*
Michael J. Griffith	—		—		—	—
Brian G. Kelly	—		—		—	—
Robert A. Kotick	—		—		—	—
Jean-Bernard Lévy	250,993	(7)(8)	1,845,950	(9)	2,096,943	*
Robert J. Morgado	—		—		—	—
Michael Morhaime	—		—		—	—
Douglas P. Morris	10,000		121,334	(10)(11)	131,334	*
George L. Rose	—		—		—	—
Stéphane Roussel	10,026	(12)	129,656	(13)	139,682	*
Richard Sarnoff	—		—		—	—
Thomas Tippl	—		—		—	—
Régis Turrini	13,494	(14)	234,714	(15)	248,208	*
Ann E. Weiser	—		—		—	—
All current executive officers and directors as a group (16 persons)	315,979	(16)	2,480,409		2,796,388	*

*
Less than 1%.

(1)
Consists of shares of Vivendi common stock that may be acquired upon (a) the exercise of stock options that are exercisable on or within 60 days of October 15, 2009 or (b) vesting and settlement of restricted share units that vest within 60 days of October 15, 2009, and/or shares held in the Vivendi Group Savings Plan. Shares held in the Vivendi Group Savings Plan are restricted and may not be withdrawn from the plan except in limited circumstances as determined under French law. For purposes of this table, the number of shares (rounded to the nearest whole share) attributable to the Vivendi Group Savings Plan is equal to (a) the person's outstanding balance under the plan as of October 15, 2009, divided by (b) €20.24 per share, which is the closing price of Vivendi's common stock as reported on the NYSE Euronext market as of October 15, 2009.

(2)
Based on a total of 1,228,815,918 shares of record of Vivendi that were issued and outstanding on October 15, 2009.

(3)
Includes 9,334 shares that are owned but that may not be sold or otherwise transferred until April 2011.

(4)
Consists of shares held in the Vivendi Group Savings Plan.

(5)
Consists of 2,000 shares that are owned but that may not be sold or otherwise transferred until April 2010, 15 shares that are owned but that may not be sold or otherwise transferred until December 2010 and 2,334 shares that are owned but that may not be sold or otherwise transferred until April 2011.

(6)
Consists of 2,727 shares held in the Vivendi Group Savings Plan and options to purchase 124,000 shares that are vested or will vest within 60 days of October 15, 2009.

(7)
Includes 13,788 shares that are owned by Mr. Lévy's spouse and children, and from which Mr. Lévy disclaims all rights of ownership.

(8)
Includes 30,000 shares that are owned but that may not be sold or otherwise transferred until April 2010 and 30,000 shares that are owned but that may not be sold or otherwise transferred until April 2011.

(9)
Consists of 5,950 shares held in the Vivendi Group Savings Plan and vested options to purchase 1,840,000 shares.

(10)
Includes vested options to purchase 37,333 shares.

(11)
Includes options to purchase 74,667 shares, and 9,334 shares underlying performance-based RSUs, all of which will vest upon Mr. Morris's termination from Vivendi for any reason other than cause.

(12)
Consists of 4,667 shares that are owned but that may not be sold or otherwise transferred until April 2010, 15 shares that are owned but that may not be sold or otherwise transferred until December 2010 and 4,667 shares that are owned but that may not be sold or otherwise transferred until April 2011.

(13)
Consists of 3,656 shares held in the Vivendi Group Savings Plan and vested options to purchase 126,000 shares.

(14)
Consists of 5,334 shares that are owned but that may not be sold or otherwise transferred until April 2010, 15 shares that are owned but that may not be sold or otherwise transferred until December 2010 and 5,334 shares that are owned but that may not be sold or otherwise transferred until April 2011.

(15)
Consists of 10,714 shares held in the Vivendi Group Savings Plan, and vested options to purchase 224,000 shares.

(16)
Includes shares disclaimed from ownership as described in footnote (7).

 EXECUTIVE COMPENSATION

        The following discussion and tables set forth information with regard to compensation for services rendered in all capacities to us and our subsidiaries during the nine month period ended December 31, 2008 by the named executive officers included in the "Summary Compensation Table" below. Compensation for services rendered to Vivendi Games prior to the consummation of the Combination is not considered to be compensation for services rendered to us or our subsidiaries and therefore is not reflected in the following discussion and tables.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program and the rationale for the program elements and decisions. This section:

  •
  describes the business environment in which we operate and the resulting requirements for talent;

  •
  summarizes our compensation philosophy and objectives;

  •
  outlines our decision-making approach related to executive compensation; and

  •
  describes the elements and rationale behind our compensation programs for the nine month period ended December 31, 2008 as well as planned refinements for the calendar year ending December 31, 2009.

This section also briefly describes certain changes to our compensation arrangements that occurred after December 31, 2008 and prior to filing of this proxy statement. See "—Recent Events" below.

  Business Environment and Associated Talent Requirements

        We operate in the entertainment software industry, which sits at the convergence of the entertainment, media, high-technology and consumer products sectors. Our industry features a number of characteristics, including:

  •
  a high-growth, high-risk environment relative to more mature industries;

  •
  a dependence on "hit titles," which constitute a disproportionate level of revenues and profits;

  •
  rising costs of development partially due to increasingly complex technological requirements;

  •
  an increasing importance on building and growing key franchises with sustained game quality; and

  •
  a global customer and end-user demographic with a number of distribution channels.

        The recent economic downturn had limited impact on our compensation decisions for the nine month period ended December 31, 2008 because of our strong financial performance during that period, our continuous commitment to managing costs and overhead aggressively, and the timing of compensation decisions. As discussed further below, the continued adverse economic conditions were considered in connection with setting 2009 compensation. For example, we are delaying salary increases (other than contractually guaranteed increases) and are continuing to emphasize pay for performance.

        The Combination between Activision, Inc. and Vivendi Games has had a significant impact on the business scope and environment in which we operate. The significant increase in the size, complexity and global nature of our business subsequent to the Combination has increased the roles and responsibilities of many of our executives and has had an impact on who we compete against for executive talent. The increased business scope and responsibilities has impacted our peer group comparisons and has further raised the bar for the caliber of talent that we are required to attract and retain for our success. Additionally, our compensation programs include additional components as they were revised or modified to reflect certain components of the Vivendi Games compensation program for Mr. Morhaime and other former Vivendi Games employees. Furthermore, several of our key executives received transaction bonuses in recognition of their roles in the successful completion of the Combination, pursuant to their employment agreements. Details of these transaction bonuses are described below under "—Employment Agreements" and in the "Summary Compensation Table" below.

        We believe our success in the business environment in which we operate requires executive talent with the following characteristics:

  •
  significant global experience managing complex brands and franchises;

  •
  an in-depth knowledge of sophisticated strategies and operational models focused on brand management, finance, operations, sales and category management; and

  •
  an aptitude for and experience in managing entertainment and high-technology products and talent in a rapidly changing, high-growth, high-risk environment.

        Finding top executives with these characteristics often requires recruitment of executives from larger and more mature industries, such as consumer products. For example, several of our named executive officers come from top-tier global consumer products companies. These industries feature well developed, sophisticated reward and recognition models.

  Compensation Philosophy and Objectives

        To respond to these requirements for top executive talent, the Compensation Committee has established the following compensation philosophy for the named executive officers:

  •
  Attract and Retain Key Executive Talent.  Executives should be recruited and retained through employment agreements.

  •
  Competitive Requirements.  Compensation should reflect the competitive talent market from which we recruit.

  •
  Alignment with Stockholders' Interests.  Our objective is to align executive compensation with the interests of stockholders through the use of performance-based incentive programs and equity. As such, a significant portion of the compensation opportunity should be variable and linked to performance.

  •
  Accountability for Achieving Clearly Defined Short- and Long-Term Goals Aligned with Our Strategy. Performance and business goals for named executive officers should be clearly defined to provide clear alignment between our business strategy, performance goals, results, and incentive payouts.

        Currently, we have employment agreements with each of our named executive officers. We believe these agreements are critical in enabling us to attract and retain talent in a highly competitive industry. The employment agreements specify details of the approach toward salary, annual incentives, equity awards, termination provisions, and restrictive covenants surrounding executive officer employment, including non-competition and non-solicitation provisions. Generally, the employment agreements are established at the time of hire, which was before 2008 for most executive officers, and were amended in December 2008 in order to comply with the requirements of Section 409A of the Internal Revenue Code. The agreement with Mr. Morhaime was entered into upon the close of the Combination on July 9, 2008. As such, our compensation decisions for the nine month period ended December 31, 2008 reflect the terms of these pre-existing employment agreements.

  Decision Making Approach to Executive Compensation

  Scope of Authority of the Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  reviewing and approving all compensation programs applicable to executive officers who are subject to Section 16 of the Exchange Act and employees whose targeted annual cash compensation exceeds $2 million per year;

  •
  establishing and evaluating the long-term strategy of employee compensation;

  •
  reviewing and approving the Chief Executive Officer's corporate goals and evaluating his performance;

  •
  participating in the establishment of grant guidelines and overall pool size and approving all equity awards;

  •
  reviewing and discussing with management the compensation-related disclosures included within the proxy statement for the annual meeting of stockholders and annual report;

  •
  reviewing and approving all executive officer employment agreements, including severance, change of control and other terms; and

  •
  annually reviewing the compensation payable to our directors.

        The composition of our Compensation Committee changed as a result of the Combination. Prior to the Combination, our Compensation Committee consisted of three directors, each of whom was independent. As a result of the Combination, the Compensation Committee consists of two independent directors and three directors designated by Vivendi, in accordance with our Bylaws, which require a majority of the Committee members be Vivendi designees. For additional information regarding the Compensation Committee and its charter, see "Corporate Governance Matters—Board of Directors and Committees—Compensation Committee" above. In this Compensation Discussion and Analysis, when we refer to the Compensation Committee, we are referring to the committee serving at the time the compensation decision was made.

  Role of Executive Officers and Vivendi in Compensation Decisions; Use of Compensation Survey Data

        The role of the Compensation Committee is to align the executive compensation program with stockholders' interests and our business strategy. The Compensation Committee believes this alignment can be best achieved by consulting with our senior management because of their familiarity with our day-to-day operations. As such, management provides the Compensation Committee with valuable insights into our day-to-day operations, what kinds of rewards and incentives are effective, and recommendations for compensation decisions. In the nine month period ended December 31, 2008, the Compensation Committee consulted with Messrs. Kotick, Kelly, Griffith, Morhaime, Tippl and Rose and Ms. Weiser in formulating compensation plans and members of that group attended Compensation Committee meetings. Since the Combination, the Compensation Committee also has regularly consulted with internal management at Vivendi for input into compensation decisions for the named executive officers.

        We annually consult third-party surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees, and similar business factors. For 2008, these surveys included, the Croner Software Games Compensation Survey, the Mercer Executive Compensation Survey and the Radford Executive Survey. These surveys help us understand the competitive market for the industries in which we compete for talent, including gaming, media and consumer products sectors.

  Role of Compensation Consultants in Compensation Decisions

        Pursuant to the Compensation Committee's charter, the Compensation Committee may engage compensation consultants to help formulate director and executive compensation. Prior to the Combination, the Compensation Committee retained Frederic W. Cook & Co. Inc. ("Frederic W. Cook") for advice on determining the compensation arrangements for Mr. Kotick. During the nine month period ended December 31, 2008, the Compensation Committee did not engage a compensation consultant for services related to executive compensation; however, our management team retained Mercer (US) Inc. ("Mercer") to provide information, analyses, and advice regarding executive compensation. The Mercer consultant who performs these services reports to the Chief Human Resource Officer. This information was used by management to assist in developing recommendations for executive compensation for the nine month period ended December 31, 2008.

  Factors Considered in Compensation Decisions

        In general, our senior management and the Compensation Committee evaluate a variety of factors when making compensation decisions including:

  •
  an individual's skill set, experience, historical performance and expected future value to us, and the impact on us if that individual were to depart from employment with us;

  •
  the level of total compensation for our other senior executives; and

  •
  pay information about other companies and published surveys as a general market reference.

        Although the Compensation Committee used the information provided by management and Vivendi described above to be better informed about Activision Blizzard and the marketplace, the Compensation Committee ultimately exercised its independent and subjective judgment in developing compensation plans and policies for named executive officers. As such, for the nine month period ended December 31, 2008, compensation decisions were based primarily on the terms of existing employment agreements and the desire to maintain and motivate a high-performing group of executives to drive business results and the successful consummation of the Combination.

        In connection with the amendment to Mr. Kotick's employment agreement in December 2007, which we described in our proxy statement for our annual meeting held in September 2008, the Compensation Committee reviewed a peer group analysis prepared by Frederic W. Cook with the goal of ensuring that the compensation and benefits provided to Mr. Kotick were in a competitive range for the marketplace for executive talent. The analysis included peer group companies that would match our size and line of business following the Combination. Before this peer group analysis, we did not have a formal peer group that we used for compensation decisions.

        In light of our recent growth and increasingly global business, a new peer group for the combined company was developed and approved by the Compensation Committee in December 2008. This peer group will be used as a key reference point to help guide compensation decisions going forward for all of our executive officers. The primary screening criteria for the selection of the peer group were as follows:

  •
  Industry: gaming, technology, consumer packaged goods, and entertainment & leisure

  •
  Size: revenue (generally $2 billion to $10 billion); market capitalization (approximately $8 billion to $16 billion) for consumer packaged goods

  •
  Business characteristics: consumer orientation and global operations

        The resulting peer group reflects our blend of gaming, technology, consumer packaged goods and entertainment focus, the projected size of our business subsequent to the Combination, taking into account contemplated growth over the next few years, and a similar mix of domestic and international operations. The 2009 executive compensation peer group consists of 15 companies, balanced among the four industry groups as indicated below (most recent trailing four quarters of net revenue in billions available as of April 2009 are shown in parentheses below):

Gaming	Technology	Consumer Packaged Goods	Entertainment & Leisure
Electronic Arts, Inc. ($4.5) Take-Two Interactive Software, Inc. ($1.6)	eBay, Inc. ($8.5) Yahoo!, Inc. ($7.2) Symantec Corporation ($6.2) Adobe Systems, Inc. ($3.6) Intuit, Inc. ($3.1)	H.J. Heinz Company ($10.3) Campbell Soup Company ($8.0) Clorox Corporation ($5.4) Hershey Company ($5.1)	Viacom, Inc. ($14.6) Mattel, Inc. ($5.9) Hasbro, Inc. ($4.0) Warner Music Group Corporation ($3.4)

        We believe the inclusion of consumer packaged goods companies along with our more natural industry comparator groups (gaming, technology, and entertainment & leisure) is warranted given that several of our named executive officers come from top-tier global consumer products companies and such companies continue to be among those from which we recruit executive talent. Further, it should be noted that Take-Two Interactive and Viacom were outside the initial revenue screen, but the Compensation Committee determined that their industry and business characteristics warranted their inclusion in the peer group. While the peer group provides the Compensation Committee with an important general frame of reference, the Compensation Committee, where appropriate, may consider the compensation practices of other specific companies with which we compete directly or for executive talent.

        The peer group listed above differs from the group used in connection with Mr. Kotick's employment agreement in December 2007. All of the companies used in connection with Mr. Kotick's employment agreement were technology and software industry companies and some were larger than we. Many of the companies were excluded in the new peer group due to revised screening criteria of industry balance, size, and business characteristics. In particular, THQ Inc., which was previously considered a peer company, was excluded due to its revenue size (approximately $847 million for the four quarters ended December 31, 2008).

        As noted above, we also annually consult outside industry and non-industry specific surveys prepared by compensation specialists with respect to companies with comparable revenues, industry focus, number of employees and other similar factors. We will continue to utilize surveys to help us understand the competitive market for the industries in which we compete for talent, including the gaming, media and consumer products sectors.

        Furthermore, we evaluate broader industry trends and practices to determine the appropriate elements of compensation and the effective design of each element.

  Elements of Compensation Program for the Nine Month Period Ended December 31, 2008

        An overview of the elements of our compensation program and their purpose is summarized below. Not all of these elements are applicable to all named executive officers.

Compensation Element	Purpose
Salary	Compensate for day-to-day responsibilities.
Annual bonus—Corporate Annual Incentive Plan	Drive annual corporate and business unit financial results as well as individual contributions toward strategic initiatives.
Long-term incentives (stock options and restricted share awards)	Create alignment with stockholders, drive stockholder value, and provide retention.
Perquisite/Benefit	Provide modest supplemental benefits to attract key talent.
Stock ownership and retention guidelines	Strengthen alignment with stockholder interests.
Retirement	Provide modest supplemental post-retirement compensation to attract key talent.
Change of control and termination of employment	Ensure unbiased assessment of mergers and acquisitions activity and fair treatment in event of termination.

        In addition to the compensation elements described above, Mr. Morhaime also participates in the Blizzard Profit Sharing Plan and Blizzard Bonus Plan, each of which were in place before the Combination. The Blizzard Profit Sharing Plan and Blizzard Bonus Plan, which are described in more detail below, serve as Mr. Morhaime's primary short-term incentives and provide for a sharing of Blizzard Entertainment operating profit and a discretionary payment, thereby providing a meaningful incentive to continue to drive the profitability of this business unit.

  Salary Analysis

        Each of our named executive officers is party to an employment agreement. Salary, along with target annual incentives and long term incentive awards, was initially determined upon the signing or renewal of each executive's employment agreement. The salary and any guaranteed minimum annual salary increases represent the outcome of negotiations between the executive and the Compensation Committee at the time of the negotiations. The Compensation Committee utilized its subjective judgment to determine the appropriate amount and form of compensation necessary to recruit, retain and motivate the executive. Salary increases are determined based on contractual obligations within employment agreements (if applicable) and performance during the previous fiscal year, with reference to competitive market data and salaries of our executives. In the nine month period ended

December 31, 2008, we adjusted the salaries for our named executive officers as indicated in the table below:

Name	Salary on March 31, 2008	Salary on December 31, 2008	Percentage Change	Contractual Entitlement	Description
Robert A. Kotick	$950,000	$950,000	0%	Avg. increase of executive team (excluding increases guaranteed by executive employment agreements or as a result of promotions)	No change. Salary was increased in December 2007 under Mr. Kotick's amended employment agreement.
Michael J. Griffith	$700,000	$756,000	8%	8%	Effective July 2008. Minimum increase pursuant to Mr. Griffith's employment agreement.
Thomas Tippl	$500,000	$535,000	7%	4%	Effective October 2008. Increase in recognition of Mr. Tippl's exceptional performance in the previous year.
Brian G. Kelly	$876,920	$450,000	(49)%	None	Effective April 2008. Decreased due to change in role (Mr. Kelly is no longer an executive officer).
Michael Morhaime	—	$475,000	N/A	Greater of 5% or the percentage increase in the consumer price index during the immediately preceding 12 months for Irvine, CA	Represents initial salary upon consummation of the Combination.
George L. Rose	$475,000	$500,000	5%	4%	Effective April 2008. Increase in recognition of Mr. Rose's performance in the previous year.
Ann E. Weiser	$475,000	$500,000	5%	None	Effective April 2008. Increase in recognition of Ms. Weiser's performance in the previous year.

        In February 2009, we conducted a competitive compensation assessment using our new peer group of companies and the survey data to evaluate the competitiveness of our executive compensation program and to evaluate potential refinements for 2009. After considering the executive's performance for 2008, the level of total compensation for each of our senior executives, and new market data, as well as, for Mr. Tippl, his appointment in March 2009 as our Chief Corporate Officer and Chief

Financial Officer, we agreed to the salary increases for the named executive officers as indicated in the table below:

Name	Salary on December 31, 2008	Approved Salary for 2009	Percentage Increase	Contractual Entitlement	Description
Robert A. Kotick	$950,000	$950,000	0%	Avg. increase of executive team (excluding increases guaranteed by executive employment agreements or as a result of promotions)	No change. Mr. Kotick elected to forgo a salary increase for 2009.
Michael J. Griffith	$756,000	$817,000	8%	8%	Effective July 2009. Minimum increase pursuant to Mr. Griffith's employment agreement.
Thomas Tippl	$535,000	$750,000	40%	Avg. increase of executive team (excluding increases guaranteed by executive employment agreements or as a result of promotions) (1)	Effective February 2009. Reflects amended employment agreement and increase in duties in connection with the assumption of his new role as Chief Corporate Officer and Chief Financial Officer.
Brian G. Kelly	$450,000	$450,000	0%	None	No change. Mr. Kelly elected to forgo a salary increase for 2009.
Michael Morhaime	$475,000	$520,000	9%	None (2)	Effective March 2009. Increase in recognition of Mr. Morhaime's performance and for consistency with other named executive officers.
George L. Rose	$500,000	$520,000	4%	None (3)	Effective June 2009. Minimum increase pursuant to Mr. Rose's employment agreement.
Ann E. Weiser	$500,000	$520,000	4%	None	Effective June 2009. Increase in recognition of Ms. Weiser's performance in 2008.

(1)
Mr. Tippl's employment agreement was amended in April 2009 in connection with his appointment as our Chief Corporate Officer and Chief Financial Officer. Prior to the amendment, he was contractually entitled to a 4% annual salary increase.

(2)
Mr. Morhaime's employment agreement was amended in November 2009, as described below under "—Recent Events." Prior to the amendment, he was contractually entitled to an annual salary increase equal to the greater of 5% or the percentage increase in the consumer price index during the immediately preceding 12 months for Irvine, California.

(3)
Mr. Rose's employment agreement was amended and restated in September 2009, as described below under "—Recent Events." Prior to the amendment, he was contractually entitled to a 4% annual salary increase.

        Due to the challenging financial environment and a desire to be prudent with our fixed costs during this time, we decided to delay the annual salary increase for our employees until June 2009, except increases for executives with arrangements specified in their employment agreements. In light of this decision, Messrs. Kotick and Kelly elected to forgo salary increases for 2009 while certain other executives agreed to delay implementation of their approved salaries to June 2009 to be consistent with the timing of increases for other employees.

  Corporate Annual Incentive Plan

        For all executives except for Mr. Morhaime, the 2008 annual incentive opportunity, goals, and payouts reflect approximately three months of Activision, Inc. performance prior to the Combination and approximately six months of Activision Blizzard performance following the Combination. Since Blizzard Entertainment's prior fiscal year ended December 31, 2007, as opposed to March 31, 2008 for Activision, Inc., the goals for Mr. Morhaime reflect a full year of Blizzard Entertainment performance and, for simplicity and consistency with other executives, approximately three months of Activision, Inc. performance prior to the Combination and approximately six months of Activision Blizzard performance following the Combination.

        2008 Opportunities.    The Compensation Committee established the following threshold, target, and maximum payout opportunities under our Corporate Annual Incentive Plan for the nine month period ended December 31, 2008. In setting the target levels, the Compensation Committee considered any requirements in the applicable employment agreement, competitive market data, our desired pay mix, and compensation levels of our other senior executives. If a named executive officer satisfied (but did not exceed) all performance goals, the executive officer would receive a payment equal to his or her target payout (although the Compensation Committee retained the discretion to reduce award payments). Actual payouts are aligned to performance results and could range as follows:

	2008 Corporate Annual Incentive Plan Payout Opportunity (% of Salary)(1)
Name	Minimum		Target	Maximum(2)
Robert A. Kotick	0%		200%	Uncapped	(3)
Michael J. Griffith	0%		100%	176%
Thomas Tippl	0%		75%	132%
Brian G. Kelly(4)	—		—	—
Michael Morhaime(5)	37.5	%(6)	75%	132	%(7)
George L. Rose	0%		75%	132%
Ann E. Weiser	0%		75%	132%

(1)
Reflects annual opportunity. For the nine month period ended December 31, 2008, the payouts for executives, except for Mr. Morhaime, were pro-rated to 75% due to the change in fiscal year resulting in a shortened nine month compensation period (April 1, 2008 to December 31, 2008). Mr. Morhaime's target was not pro-rated due to the fact that the incentive period represented performance from January 1, 2008 to December 31, 2008.

(2)
The maximum percentages vary for each executive based on the mix, weighting, and maximum payout of each measure. Many of the corporate and business unit measures have a maximum of 200% of target payout while individual strategic goals typically have a maximum payout of 120% of target payout.

(3)
Only the share-based performance metric component of Mr. Kotick's payout was uncapped. See details in table below.

(4)
Mr. Kelly did not participate in the Corporate Annual Incentive Plan in the nine month period ended December 31, 2008.

(5)
In addition to the Corporate Annual Incentive Plan opportunity shown above, Mr. Morhaime participated in the Blizzard Profit Sharing Plan and the Blizzard Bonus Plan which were compensation programs provided by Blizzard Entertainment, the business unit for which he is responsible. Mr. Morhaime's participation in the Blizzard Profit Sharing Plan and Blizzard Bonus Plan are discussed in more detail below.

(6)
Mr. Morhaime's employment agreement guaranteed him an annual incentive bonus in an amount equal to 37.5% of his base salary at the time the amount of the payout under the Corporate Annual Incentive Plan was determined.

(7)
Reflects the maximum payout under the 2008 Corporate Annual Incentive Plan as approved by the Compensation Committee. Under his employment agreement, Mr. Morhaime was eligible to receive a maximum annual bonus of 150% of his base salary. Accordingly, the Compensation Committee retained the discretion to provide Mr. Morhaime with an additional, discretionary bonus that would increase his total payout to the maximum contemplated by his employment agreement.

        2008 Achievement of Performance Goals and Payouts.    We believe a focus on earnings and profitability provides incentive to executives to achieve goals that contribute to increasing stockholder value. Typically, 50% to 70% of the target opportunity under our Corporate Annual Incentive Plan is weighted on non-GAAP measures of profitability. For the nine month period ended December 31, 2008, the Corporate Annual Incentive Plan also included performance measures related to the successful integration of Activision, Inc. and Vivendi Games following the Combination. The remaining portion of the Corporate Annual Incentive Plan depended upon elements that drive our short and long-term profitability, including acquisition of strategic assets and franchise growth. Because these other objectives focused on leading indicators of profitability rather than actual profitability, they were assigned a lower weighting.

        The Compensation Committee and our Board established the financial goals and individual performance goals based on the financial plan for the period ended December 31, 2008. In light of the Combination, Activision Blizzard corporate goals were based upon a nine month period for Activision, Inc. stand-alone results (from April 1, 2008 to December 31, 2008) combined with a six month period for Blizzard Entertainment's results (from July 1, 2008 to December 31, 2008). This incorporated the change in Activision, Inc.'s fiscal year end, which moved forward from March 31st to December 31st (hence, the nine month period) and the integration of Blizzard Entertainment's results after the consummation of the Combination (a six month period). However, Blizzard Entertainment employees continued to have performance goals based on a twelve month financial plan ended December 31, 2008, since their previous bonus period ended December 31, 2007. The established financial goals generally required significant year-over-year improvement in profitability, demanded superior performance from our management team, and were selected to drive accountability for Activision Blizzard and/or applicable business units for each executive. In the last seven fiscal years, despite sustained year-over-year revenue and operating income growth, performance-based payouts were below target in three of those fiscal years (most recently in the fiscal year 2006), demonstrating the difficulty of achieving these stretch goals. Similar to the previous year, our annual performance targets for 2008 reflected the achievement of record non-GAAP operating margins that were among the highest in the video game industry and generally above those of other companies in the sector, and the non-GAAP operating income objectives required exceptional execution of significant building blocks to profitability. As reflected in the following table, we surpassed the target goals for these corporate performance measures. The corporate performance measures are non-GAAP financial measures. An explanation of how these measures were calculated is provided in the footnotes to the table below.

	Performance Goals and Results
Non-GAAP Corporate Performance Measures	Goal	Result	Achievement (%)
	(dollars in millions, except share-based amounts)
Activision Blizzard Operating Income(1)	$764.2	$866.1	113%
Activision Blizzard Share-based Performance Metric(2)	$0.37	$0.44	119%
Blizzard Entertainment Operating Income(3)	$638.1	$685.2	107%

(1)
Activision Blizzard Operating Income, a non-GAAP financial measure, was based upon the combination of Activision, Inc.'s stand-alone results for the nine month period ended December 31, 2008 and Blizzard Entertainment's results for the six month period ended December 31, 2008, and excludes the following items: equity based compensation expense, changes in deferred net revenues and related cost of sales, the results of Activision Blizzard's non-core exit operations, one-time costs related to the Combination, and amortization of intangibles and purchase price accounting related adjustments.

(2)
Activision Blizzard Share-based Performance Metric, a non-GAAP financial measure, was based upon non-GAAP net income using the same combination of results over the same period as described above, divided by the average diluted share count during the six month period from July 1, 2008 to December 31, 2008.

(3)
Blizzard Entertainment Operating Income, a non-GAAP financial measure, was for the twelve month period ended December 31, 2008 and was established as a non-GAAP operating income metric that excluded the changes in deferred net revenues and related cost of sales but included equity-based compensation expense, consistent with how the goals were established at the beginning of the year.

        We established performance measures for each individual and assigned weightings, expressed as percentages, to each performance measure, as reflected in the following table.

Name/Measure(1)	Weight (%)	Maximum Payout (As Percentage of Target)	Actual Payout (As Percentage of Target)
Robert A. Kotick—TOTAL TARGET PAYOUT $1,425,000
Activision Blizzard share-based performance metric	60.0	Uncapped	118.9
Activision business franchise	10.0	120.0	120.0
Business unit/product line operating income	10.0	120.0	0.0
Acquisitions of strategic assets	7.5	120.0	110.0
Merger integration	7.5	120.0	120.0
Talent management	5.0	120.0	0.0

Total	100.0	Uncapped	100.6
Michael J. Griffith—TOTAL TARGET PAYOUT $553,000
Activision Blizzard operating income	70.0	200.0	113.3
Business unit/product line operating income	20.0	120.0	0.0
Talent management	10.0	120.0	0.0

Total	100.0	176.0	79.3
Thomas Tippl—TOTAL TARGET PAYOUT $287,813
Activision Blizzard operating income	70.0	200.0	113.3
Ensure successful Activision/Vivendi S.A. integration + synergy goal delivery	15.0	120.0	120.0
Acquire strategic assets	15.0	120.0	110.0

Total	100.0	176.0	113.8
Michael Morhaime—TOTAL TARGET PAYOUT $356,250
Blizzard Entertainment operating income	60.0	200.0	107.4
Activision Blizzard operating income	10.0	200.0	113.3
Franchise growth	10.0	120.0	120.0
Product launch	10.0	120.0	120.0
Product development	10.0	120.0	120.0

Total	100.0	176.0	111.7
George L. Rose—TOTAL TARGET PAYOUT $281,250
Activision Blizzard operating income	70.0	200.0	113.3
Ensure successful Activision/Vivendi S.A. integration + synergy goal delivery	15.0	120.0	120.0
Acquire strategic assets	15.0	120.0	110.0

Total	100.0	176.0	113.8
Ann E. Weiser—TOTAL TARGET PAYOUT $281,250
Activision Blizzard operating income	70.0	200.0	113.3
Ensure successful Activision/Vivendi S.A. integration + synergy goal delivery	10.0	120.0	120.0
Implement WW HR integration plan	10.0	120.0	120.0
Talent management	10.0	120.0	50.0

Total	100.0	176.0	108.3

(1)
Target and actual payout dollars were calculated based on pro-rated salaries earned from April 1, 2008 to December 31, 2008 (75% of annualized values) for all executives excluding Mr. Morhaime. Mr. Morhaime's payouts were for the full calendar year. Mr. Kelly did not participate in the Corporate Annual Incentive Plan in the nine month period ended December 31, 2008 due to the change in his role.

  Other Annual Incentive Plan and Bonus Programs for the Nine Month Period Ended December 31, 2008

        In addition to the Corporate Annual Incentive Plan discussed above, we provided other incentive plan and bonus payments to select executives.

        During the nine month period ended December 31, 2008, Mr. Kotick and Mr. Kelly both received $5,000,000 pursuant to their replacement bonus agreements, effective December 1, 2007, that were entered into in connection with the Combination. The replacement bonus agreements provided that Messrs. Kotick and Kelly would each receive a $5,000,000 cash bonus on or near December 31, 2007 and another $5,000,000 cash bonus upon the consummation of the Combination. The purpose of these awards was to provide replacement value for certain rights that were waived by Messrs. Kotick and Kelly under their prior employment agreements, including waiving their rights with respect to (1) a cash payment in respect of certain equity awards upon the consummation of the Combination, (2) accelerated vesting of certain equity awards upon the consummation of the Combination, and (3) certain severance payments upon a resignation without cause or good reason following the Combination.

        Pursuant to his employment agreement, Mr. Morhaime also received an end-of-year bonus in the amount of $237,500 (50% of salary) under the Blizzard Bonus Plan for the twelve month period ended December 31, 2008. His target and minimum bonus for each fiscal year were 50% of his salary and 25% of his salary, respectively. The Blizzard Bonus Plan is provided to Mr. Morhaime as a continuation of a program he participated in while employed by Vivendi Games. The amount earned by Mr. Morhaime was based on a subjective determination by the Compensation Committee.

        Mr. Morhaime also participated in the Blizzard Profit Sharing Plan, which provided Mr. Morhaime a minimum sharing of the "profit sharing pool" determined as a percentage of operating income for the Blizzard Entertainment business unit. For the twelve month period ended December 31, 2008, Mr. Morhaime received the minimum sharing percentage provided for by his employment agreement. Similar to the Blizzard Bonus Plan, this program is a continuation of the profit sharing program provided to Mr. Morhaime while employed by Vivendi Games. Due to the dynamics of the gaming business and Mr. Morhaime's position as well as our strategic focus on profitability, the prevalent market practice of profit sharing programs in the studio gaming industry, contractual obligations, and to incentivize and reward him for his contribution to Blizzard Entertainment and Activision Blizzard profits, we made the decision to maintain this program going forward for Mr. Morhaime at Activision Blizzard. As described in "—Employment Agreements—Michael Morhaime" below, in March 2009, the provision of Mr. Morhaime's employment agreement relating to profit sharing compensation was amended, so that, beginning in 2009, his opportunity to receive profit sharing payments is under our 2008 Plan, rather than the Blizzard Profit Sharing Plan. Mr. Morhaime's employment agreement was further amended in November 2009, as described in "—Recent Events" below.

        During the nine month period ended December 31, 2008, several of our key executives also received transaction bonuses in recognition of their roles in the successful completion of the Combination. See "—Employment Agreements" and the "Summary Compensation Table" below for details on these transaction bonuses.

  Corporate Annual Incentive Plan Refinements for the Calendar Year Ending December 31, 2009

        As part of our annual goal setting process, we reviewed our Corporate Annual Incentive Plan and modified the performance measures and weighting for the calendar year ending December 31, 2009 to reflect our business strategy and objectives for 2009. In addition to the share-based performance and operating income measures, the 2009 Corporate Annual Incentive Plan will include a cash flow measure for most of our named executive officers. Due to the refinements to the performance measures and weighting, the threshold and maximum payout ranges have changed from those for the nine month period ended December 31, 2008. Other notable changes include a defined maximum payout for Mr. Kotick. The target and maximum opportunities for 2009 under the 2009 Corporate Annual Incentive Plan are summarized as follows:

	2009 Corporate Annual Incentive Plan Payout Opportunity (% of Salary)
Name	Minimum		Target	Maximum
Robert A. Kotick	0%		200%	322%
Michael J. Griffith	0%		100%	169%
Thomas Tippl	0%		100%	169%
Michael Morhaime	37.5	%(1)	75%	132	%(2)
George L. Rose	0%		75%	120%
Ann E. Weiser	0%		75%	120%

(1)
Mr. Morhaime's employment agreement guaranteed him an annual incentive bonus in an amount equal to 37.5% of his base salary at the time the amount of the payout under the Corporate Annual Incentive Plan was determined.

(2)
Reflects the maximum payout under the 2009 Corporate Annual Incentive Plan as approved by the Compensation Committee. Under his employment agreement, Mr. Morhaime was eligible to receive a maximum annual bonus of 150% of his base salary. Accordingly, the Compensation Committee retained the discretion to provide Mr. Morhaime with an additional, discretionary bonus that would increase his total payout to the maximum contemplated by his employment agreement.

        The maximum percentages vary for each executive based on the mix, weighting, and maximum payout of each measure. Many of the corporate and business unit measures have a maximum of 200% of target payout while individual strategic goals typically have a maximum payout of 120% of target payout.

  Long-Term Incentives

        Our long-term incentive program is intended to drive long-term value creation, create alignment with stockholders' interests and provide retention. The program consists primarily of stock options as well as restricted stock and restricted share units (collectively referred to as "restricted share awards"). Stock options provide value to the executives only in the event the stock price increases, consistent with stockholder objectives. Restricted share awards mirror the ownership interest of stockholders, further aligning the interests of our executives with those of stockholders. Restricted share awards also serve as a pure retention vehicle since we generally vest these grants based on continued employment. We believe a combination of stock options and restricted share awards serve to appropriately balance the objectives of the program.

        In granting equity to executive officers, we typically place a 70-80% weight on options and a 20-30% weight on restricted share awards. We weight options more heavily because their value to the executive remains more strongly tied to our stock price growth, as options provide value to executives only if our stock price appreciates above the price on the grant date. Restricted share awards also reward executives for improved stock performance, while at the same time enhancing executive retention by ensuring a competitive level of compensation.

        For executive officers, we provide long-term incentive grants as part of an employment agreement to secure long-term commitments to our multi-year business growth strategy. Since equity grants are provided to executive officers at the hiring of a new executive officer or the renewal of an executive officer's employment agreement, the value of the awards reflects a multi-year award. Generally, we do not provide supplemental annual long-term incentive grants to executive officers unless there are circumstances that warrant additional long-term incentive awards.

        All grants of equity securities to employees, including those to executive officers in connection with new or renewed employment agreements, are approved by our Compensation Committee, and, where appropriate, the Section 16 Subcommittee. The effective date of the grant is generally the third trading day following approval if approval is obtained during an open trading window under our insider trading policy. In the event that the Compensation Committee determines to approve a grant when the window is not open because, for example, we are in a regularly scheduled quarter-end blackout period, the effective date of the grant ordinarily is delayed until the window is next scheduled to be open. Stock options have an exercise price equal to the NASDAQ Official Closing Price of our Common Stock on the effective date as reported on Nasdaq.com.

        During the nine month period ended December 31, 2008, we provided long-term incentive awards to Messrs. Kotick, Griffith, and Morhaime. For Mr. Kotick and Mr. Griffith, the awards were provided in recognition of their roles and accomplishments in connection with the Combination, and for Mr. Morhaime to appropriately tie his compensation to the success of the new combined organization. For Mr. Kotick and Mr. Morhaime, the value of the equity grants was determined based on the terms of their employment agreements, and for Mr. Griffith, the Compensation Committee utilized its subjective judgment and knowledge of employment agreement provisions with others to reward him for his accomplishments in the nine month period ended December 31, 2008.

        During the nine month period ended December 31, 2008, Mr. Kotick and Mr. Kelly both received awards pursuant to their replacement bonus agreements.

  Retirement Arrangements

        We offer a 401(k) plan to all employees in the United States including the named executive officers. We do not maintain other retirement benefit plans such as a qualified pension plan or a special non-qualified or supplemental deferred compensation plans for named executive officers. We believe that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures that a substantial portion of the named executive officers' long-term wealth accumulation depends on the achievement of Activision Blizzard profitability targets and the appreciation of our Common Stock.

        For the nine month period ended December 31, 2008, Mr. Morhaime participated in a deferred compensation program which was a continuation of the deferred compensation program at Vivendi Games. In September 2008, we agreed to terminate the program effective January 2009 as the program was inconsistent with our philosophy regarding retirement arrangements. In January 2009, all deferred amounts were paid out to all participating employees, including Mr. Morhaime.

  Perquisites and Other Personal Benefits

        We provide limited perquisites and personal benefits to our named executive officers. Similar to our philosophy on retirement arrangements, we believe that perquisites and personal benefits arrangements are particular to, and should remain the responsibility of, each individual officer. However, according to Mercer's 2008 Cost of Living survey, our corporate headquarters in the Los Angeles/Long Beach urban area was the second most expensive metropolitan area in the United States. Given this relatively high cost of living and housing relative to the areas in which we have traditionally recruited and competed for executive talent, such as the Midwest United States, the Compensation Committee has used mortgage assistance, including associated tax reimbursements, to help recruit and retain executive talent. Currently, we provide mortgage assistance and related tax reimbursements to Ms. Weiser. We also provided mortgage assistance to Mr. Tippl through February 15, 2009 and tax reimbursements relating to the mortgage assistance through November 2008. Mr. Griffith's mortgage assistance ended in June 2008. In addition, we provide Mr. Morhaime with certain other immaterial perquisites which are consistent with the arrangements he had at Vivendi Games.

        The named executive officers may also participate in benefit programs generally available to all employees, including medical, life and disability insurance benefits. We provide very few additional benefits to executives, as described in the section entitled "—Employment Agreements" and in the "Summary Compensation Table" below.

  Termination of Employment and Change of Control Arrangements

        To attract and retain talented executives, we provide severance and change of control benefits, which are negotiated with each executive officer in connection with a new or renewed employment agreement. In addition, Messrs. Kotick and Kelly are eligible to receive change of control benefits that the Compensation Committee believes remain consistent with market practice and will assist these individuals in maintaining objectivity in the context of a potential change of control transaction. These benefits for each of the named executive officers are described under "—Potential Payments upon Termination or Change of Control" below.

  Stock Ownership and Retention Guidelines

        In some cases, executives are subject to stock ownership and retention guidelines. Specifically, Mr. Griffith and Mr. Tippl have stock ownership requirements as follows, which were established in 2005, in connection with the negotiation of their employment agreements:

Component	Stock Ownership Requirements
Michael J. Griffith	Aggregate market value equal to the greater of:
	(a)	1.5 times his annual salary or
	(b)	10% of the total amount realized by him from all option exercises on or before June 15, 2007.
Thomas Tippl	Aggregate market value equal to the greater of:
	(a)	1.5 times his annual salary or
	(b)	10% of the total amount realized by him from all option exercises on or before October 1, 2007.

        Calculation of these minimum stock ownership requirements includes any restricted share awards held by Messrs. Griffith and Tippl. As of December 31, 2008, each of Messrs. Griffith and Tippl satisfied the applicable ownership requirements.

        In light of Mr. Kotick's significant equity holdings, the Compensation Committee does not believe it is necessary to impose stock ownership requirements on him. Further, as discussed in "Director Compensation—Equity Compensation and Stock Ownership Guidelines" below, each of our directors is subject to certain stock ownership and retention guidelines.

  Impact of Tax and Accounting Considerations

        We consider tax and accounting implications in determining the major elements of our compensation programs and the details of significant individual compensation.

        In structuring compensation programs, setting individual compensation levels and awarding bonuses and incentive plan payouts, the Compensation Committee considers the potential impact of Section 162(m) of the Internal Revenue Code. This section generally does not allow a publicly held corporation to make a tax deduction when compensation paid a covered employee (generally, the chief executive officer or any of its three other highest paid officers other than the chief financial officer) exceeds $1.0 million in any taxable year unless:

  •
  the compensation is payable solely on account of the attainment of pre-established objective performance goals;

  •
  a committee of two or more outside directors determines such performance goals;

  •
  our stockholders approve the material terms of the compensation; and

  •
  the committee certifies that the employee has met the performance goals.

        The tax deductibility of compensation paid to other executives is not subject to these limitations.

        The 2007 Plan and the 2008 Plan permit us to structure performance-based incentives to employees who are covered employees in a manner that would allow payments under such plans to satisfy the requirements of Section 162(m) for deductibility.

        For the nine month period ended December 31, 2008, none of our covered employees' salaries exceeded $1.0 million, therefore we may deduct the full amount of each executive's salary. With respect to annual incentive plan and bonus payouts and long-term incentive and equity grants, in light of the circumstances surrounding the Combination, we determined that it was not practical or advisable to take all of the steps necessary in a timely manner to ensure that such compensation was fully deductible under Section 162(m). For 2009, we have taken steps to increase the deductibility of elements of our performance-based incentives and engaged outside counsel to provide legal advice on this matter. However, we believe it is important that we retain the flexibility to structure compensation arrangements necessary to attract and retain the best executive talent, even though such elements may not be fully deductible under Section 162(m).

        To the extent that any award granted under the 2007 Plan or the 2008 Plan constitutes a deferral of compensation within the meaning of Section 409A of the Code, the Compensation Committee intends to cause the award to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the participant receiving the award.

        The Compensation Committee also takes accounting considerations, including the impact of FAS 123(R), into account in structuring compensation programs and determining the form and amount of compensation awarded.

  Recent Events

  George Rose Employment Agreement

        On September 11, 2009, we entered into a new employment agreement with Mr. Rose, which will take effect on January 1, 2010 subject to Mr. Rose's continued employment with us through that date, and upon taking effect will supersede Mr. Rose's employment agreement with Activision Publishing, Inc. dated as of September 11, 2007, as amended. Pursuant to the agreement, Mr. Rose will serve as our Executive Vice President and Chief Public Policy Officer. The agreement provides that Mr. Rose's annual base salary will be $540,000, subject to periodic review and possible increase in our discretion, and that Mr. Rose will be eligible for an annual bonus with a target amount of 75% of his base salary, the actual amount of which will be determined by us in our sole discretion based on his overall performance and our performance. Mr. Rose is also entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

        As an inducement to enter into the agreement, we agreed to grant Mr. Rose, subject to approval by the Compensation Committee, (1) an option to purchase 460,000 shares of our Common Stock and (2) 45,000 restricted share units.

        Upon a termination of Mr. Rose's employment by us without cause (as defined in the agreement), by Mr. Rose because his principal place of business has been relocated without his consent by more than 50 miles from the location of his employment as of January 1, 2010, or by us due to Mr. Rose's disability (as defined in the agreement), subject to his execution of a release and such release becoming effective, Mr. Rose will receive (a) continued payment of his base salary through December 31, 2012 (reduced, to the extent permitted by Section 409A of the Code, by any payments to which Mr. Rose becomes entitled under our long-term disability plan) and (b) any annual bonus that Mr. Rose would have received for any year that ended prior to the termination date had he remained employed through the date such bonus would otherwise have been paid, and a pro-rata portion of his annual bonus for the year in which the termination occurs (determined based on actual performance) (together, the "Bonus Severance"). Upon a termination of Mr. Rose's employment due to his death, Mr. Rose's heirs or estate will receive (a) a lump sum payment equal to two times his base salary (reduced by any payments which Mr. Rose receives under our long-term disability plan) and (b) the Bonus Severance. Our obligation to pay the severance amounts described above shall cease if and when Mr. Rose obtains subsequent employment or breaches any of his post-employment obligations to us (including those described in the following paragraph).

        The agreement provides that, except for during the final six months of the term of his employment thereunder, Mr. Rose will not negotiate for employment with any entity or person other than us or our subsidiaries. The agreement further provides that (a) during his employment, Mr. Rose will not solicit any of our or our subsidiaries' clients, customers, contractors, licensors, agents, suppliers, partners or other business relationships to terminate or modify their relationships with us, and (b) during and for a two-year period following termination of his employment, Mr. Rose will not solicit the employment or engagement of any person employed or otherwise engaged by us or any of our subsidiaries.

  Amendment to Michael Morhaime Employment Agreement

        On November 4, 2009, we and Mr. Morhaime entered into an amendment to his employment agreement, the material terms of which will take effect on January 1, 2010 subject to Mr. Morhaime's continued employment with us through that date (the "Morhaime Amendment").

        Prior to the Morhaime Amendment, Mr. Morhaime was entitled under his employment agreement to receive an annual base salary of $520,000 (subject to annual increases as described below under "—Employment Agreements—Michael Morhaime") and a guaranteed minimum annual bonus of 37.5% of his base salary under our Corporate Annual Incentive Plan. His employment agreement also provided for a target annual incentive under the Blizzard Bonus Plan equal to 50% of his base salary, with a guaranteed minimum annual incentive under that plan equal to 25% of his base salary. Under the Morhaime Amendment, Mr. Morhaime will no longer be entitled to automatic annual salary increases. The Morhaime Amendment provides that the previously guaranteed portion of Mr. Morhaime's annual bonus under the Corporate Annual Incentive Plan will be added to his base salary effective January 1, 2010 (bringing his annual base salary to $715,000), his annual target bonus under the Corporate Annual Incentive Plan will be reduced from 75% to 27% of his base salary (with no minimum bonus guarantee), and his target and guaranteed annual incentive amounts under the Blizzard Bonus Plan will be reduced from 50% and 25% of his base salary to 37% and 18.5% of his base salary, respectively.

        Effective January 1, 2010, the Morhaime Amendment will also change the formula in Mr. Morhaime's employment agreement for determining the enhanced severance payment to which Mr. Morhaime may be entitled in the event that his employment is terminated by us without "cause"

or by him for "good reason" (each, as defined in his employment agreement). Prior to the Morhaime Amendment, Mr. Morhaime was entitled under his employment agreement to receive an enhanced severance payment (in addition to regular severance) equal to the amount, if any, by which his "required total compensation" (defined as the product of (i) $4,000,000 multiplied by (ii) the total number of years, including any partial year expressed as a percentage of an entire year, during which Mr. Morhaime remained employed by us under the agreement) exceeds the aggregate total compensation Mr. Morhaime received under his employment agreement during his years of service to the Company. Under the Morhaime Amendment, the enhanced severance payment will be equal to (a) $1,500,000, in the event that Mr. Morhaime is terminated by us without cause, or (b) in the event that Mr. Morhaime terminates his employment for good reason, $300,000 (if the termination occurs during 2010), $600,000 (if the termination occurs during 2011), $900,000 (if the termination occurs during 2012), $1,200,000 (if the termination occurs during 2013) or $1,500,000 (if the termination occurs during or after 2014).

Summary Compensation Table

        The table below presents compensation information for each of our named executive officers for services rendered during the periods indicated.

Name and Principal Position	Year(1)		Salary ($)	Bonus(2) ($)	Stock Awards(3)(5) ($)	Option Awards(4)(5) ($)	Non-Equity Incentive Plan Compensation(6) ($)	All Other Compensation(7) ($)	Total ($)
Robert A. Kotick	9MO 08		743,980	5,000,000	11,258,801	10,491,618	1,433,550	3,990	28,931,939
President and Chief	FY2008		899,560	5,000,000	—	5,959,994	3,079,798	10,750	14,950,102
Executive Officer	FY2007		797,200	—	—	1,156,610	881,571	8,990	2,844,371
Michael J. Griffith	9MO 08		558,815	700,000	836,310	4,271,608	438,529	54,978	6,860,240
President and Chief	FY2008		686,000	450,000	400,000	1,773,156	1,133,550	203,394	4,646,100
Executive Officer,	FY2007		635,077	—	400,000	2,342,935	1,030,320	225,757	4,634,089
Activision Publishing
Thomas Tippl	9MO 08		387,731	562,500	365,498	1,472,225	327,531	113,525	3,229,010
Chief Financial Officer	FY2008		483,385	—	300,000	1,424,452	631,620	164,519	3,003,976
	FY2007		458,654	—	300,000	2,009,424	573,176	168,857	3,510,111
Brian G. Kelly	9MO 08		357,381	5,000,000	2,114,419	2,687,505	—	2,237	10,161,542
Co-Chairman	FY2008		875,387	5,000,000	—	872,636	2,996,556	9,483	9,754,062
	FY2007		797,200	—	—	1,156,610	881,571	7,789	2,843,170
Michael Morhaime(8)	9MO 08	(8)	232,667	415,625	75,026	880,584	3,492,386	20,428	5,116,716
President and Chief
Executive Officer,
Blizzard Entertainment
George L. Rose	9MO 08		378,846	356,250	205,943	1,040,529	320,063	5,344	2,306,975
Chief Legal Officer
Ann E. Weiser	9MO 08		378,846	297,000	133,537	981,128	304,594	38,459	2,133,564
Chief Human Resource
Officer

(1)
9MO 08 refers to the nine month period from April 1, 2008 through December 31, 2008. Upon the consummation of the Combination, we changed our fiscal year end from March 31st to December 31st, resulting in this shortened reporting period. FY2008 refers to Activision, Inc.'s 2008 fiscal year, from April 1, 2007 through March 31, 2008. FY2007 refers to Activision, Inc.'s 2007 fiscal year, from April 1, 2006 through March 31, 2007.

(2)
For the nine month period ended December 31, 2008 (i.e., 9MO 08), the amount paid to each of Messrs. Kotick and Kelly represents payment of a cash bonus to him upon the consummation of the Combination pursuant to the terms of his replacement bonus agreement with us. Please see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Other Annual Incentive Plan and Bonus Programs for the Nine Month Period Ended December 31, 2008" above and "—Employment Agreements—Robert A. Kotick and Brian G. Kelly—Replacement Bonus Agreements" below. The amount paid to each of Messrs. Griffith, Tippl and Rose and Ms. Weiser for that period represents a bonus paid to him or her upon the consummation of the Combination as compensation for his or her contributions with respect thereto. The amount paid to Mr. Morhaime for that period consists of amounts paid to him pursuant to the Blizzard Bonus Plan and the guaranteed portion of his Corporate Annual Incentive Plan award and takes into account his service to Blizzard Entertainment prior to the Combination. Please see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008," "—Compensation Discussion and Analysis—Recent Events," and "—Employment Agreements—Michael Morhaime" below for further details pertaining to these bonus programs.

(3)
For the nine month period ended December 31, 2008 (i.e., 9MO 08), the amounts in this column represent the sum of (a) the dollar amount recognized in the financial statements of Activision Blizzard with respect to the period beginning with the consummation of the Combination and ending on December 31, 2008 and (b) the dollar amount recognized in the financial statements of Activision, Inc. with respect to the period beginning on April 1, 2008 and ending on July 8, 2008 (i.e., the day prior to the date on which the Combination was consummated), in each case in accordance with FAS 123(R) (excluding any impact of assumed forfeiture rates) for stock awards granted in and prior to such period. Because the Combination was accounted for as a reverse acquisition, the amounts described in clause (b) are not included in the historical financial statements of Activision Blizzard. Set forth in the table below is the amount attributable to the period between April 1, 2008 and July 8, 2008 for stock awards granted in and prior to such period:

Name	Stock Awards ($)
Robert A. Kotick	—
Michael J. Griffith	110,000
Thomas Tippl	82,500
Brian G. Kelly	—
Michael Morhaime	—
George L. Rose	78,052
Ann E. Weiser	50,125
(4)
For the nine month period ended December 31, 2008 (i.e., 9MO 08), the amounts in this column represent the sum of (a) the dollar amount recognized in the financial statements of Activision Blizzard with respect to the period beginning with the consummation of the Combination and ending on December 31, 2008 and (b) the dollar amount recognized in the financial statements of Activision, Inc. with respect to the period beginning on April 1, 2008 and ending on July 8, 2008 (i.e., the day prior to the date on which the Combination was consummated), in each case in accordance with FAS 123(R) (excluding any impact of assumed forfeiture rates) for option awards granted in and prior to such period. Because the Combination was accounted for as a reverse acquisition, the amounts described in clause (b) are not included in the historical financial statements of Activision Blizzard. Set forth in the table below is the amount attributable to the period between April 1, 2008 and July 8, 2008 for option awards granted in and prior to such period:

Name	Option Awards ($)
Robert A. Kotick	3,193,694
Michael J. Griffith	411,776
Thomas Tippl	298,786
Brian G. Kelly	183,004
Michael Morhaime	—
George L. Rose	273,276
Ann E. Weiser	367,432

  Assumptions and key variables used in the calculation of the amounts expensed for the period from July 9, 2008 to December 31, 2008 are discussed in footnote 19 to our audited financial statements included in our annual report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 27, 2009. Assumptions and key variables used in the calculation of the amounts expensed for the period from April 1, 2008 to July 8, 2008 are discussed in footnote 13 to our audited financial statements included in our quarterly report on Form 10-Q for the period ended June 30, 2008 filed with the SEC on August 7, 2008 and footnote 14 to our audited financial statements included in our annual report on Form 10-K for the year ended March 31, 2008 filed with the SEC on May 30, 2008.

(5)
As a result of the reverse acquisition accounting treatment for the Combination, a new fair value was established for Activision, Inc. stock awards and option awards previously granted to employees and directors that were outstanding at the date on which the Combination was consummated. For vested stock awards and option awards, the new fair value was recorded in goodwill. Neither the Summary Compensation Table nor the Grants of Plan-Based Awards Table includes amounts recorded in goodwill with respect to such stock awards and option awards. For unvested stock awards and option awards, the new fair value is being expensed over the remaining vesting period from the date on which the Combination was consummated. The following table summarizes additional expenses recognized for stock awards and options awards that were unvested upon consummation of the Combination for the period from July 9, 2008 through December 31, 2008 as a result of the new fair value, which represented a change in the original fair value previously determined at the time the stock awards and option awards were granted:

Name	Stock Awards ($)	Option Awards ($)
Robert A. Kotick	$—	$2,717,799
Michael J. Griffith	143,457	2,590,845
Thomas Tippl	139,555	727,181
Brian G. Kelly	—	2,080,137
Michael Morhaime	—	—
George L. Rose	36,066	295,605
Ann E. Weiser	23,522	203,309
(6)
For the nine month period ended December 31, 2008 (i.e., 9MO 08), the amounts in this column for the named executive officers other than Mr. Morhaime represent cash incentives paid under the Corporate Annual Incentive Plan. For Mr. Morhaime, the amount consists of amounts paid to him pursuant to the Blizzard Profit Sharing Plan and the portion of his payout under the Corporate Annual Incentive Plan in excess of the amount guaranteed under his employment agreement as in effect on December 31, 2008 (which guaranteed portion is reported herein as a bonus) and takes into account his service to Blizzard Entertainment prior to the Combination. For a discussion of non-equity incentive plans, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Corporate Annual Incentive Plan" and "—Other Annual Incentive Plan and Bonus Programs for the Nine Month Period Ended December 31, 2008."

(7)
For the nine month period ended December 31, 2008 (i.e., 9MO 08), the amounts in this column include the following:

Name	Company 401(k) plan matching contributions	Life, disability and medical insurance premiums	Mortgage assistance payments	Tax reimbursements
Robert A. Kotick	$329	$3,661	—	—
Michael J. Griffith	$1,072	$7,823	$33,333	$12,750
Thomas Tippl	$2,021	$1,278	$63,000	$47,226
Brian G. Kelly	$104	$2,133	—	—
Michael Morhaime	—	$12,325	—	—
George L. Rose	$173	$5,171	—	—
Ann E. Weiser	$1,952	$3,327	$18,000	$15,180

  In addition, Mr. Morhaime received a car allowance and a stipend for personal financial, accounting, tax and legal services.

  We have calculated the incremental cost to us of the perquisites listed above based on the amount of payments made by us for the provision of such benefits.

(8)
For Mr. Morhaime, the amount in the "Salary," "Stock Awards," "Option Awards," and "All Other Compensation" columns reflect compensation for services rendered to Activision Blizzard from July 9, 2008 (the date of consummation of the Combination) through December 31, 2008. Amounts in the "Bonus" and "Non-Equity Incentive Plan Compensation" columns for Mr. Morhaime take into account his service to Blizzard Entertainment prior to the Combination. See "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Corporate Annual Incentive Plan—2008 Achievement of Performance Goals and Payouts" above.

  The following table shows the allocation on a plan-by-plan basis of the dollar amount recognized as expense during the period between July 9, 2008 and December 31, 2008 attributable to stock awards and option awards for Mr. Morhaime.

Name of Plan	Total Stock Awards	Total Option Awards
2008 Plan	—	$1,199,490
Blizzard Equity Plan	$75,123	139,255
Vivendi Corporate Plan	(97)	(458,162)
Total	$75,026	$880,583

  Prior to the Business Combination, Mr. Morhaime was granted equity incentive plan awards that were cash settled awards from the Blizzard Equity Plan and the Vivendi Corporate Plan. The Blizzard Equity Plan awards included restricted share units and stock options, whereas the Vivendi Corporate Plan awards included restricted share units and stock appreciation rights.

Grants of Plan-Based Awards for the Nine Month Period Ended December 31, 2008

        The table below provides information regarding the grants of plan-based awards made during the nine month period ended December 31, 2008:

														All Other Stock Awards: Number of Shares of Stock or Units(3) (#)		All Other Option Awards: Number of Securities Underlying Options(3) (#)
				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(3)										Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name	Grant Date	Approval Date		Threshold ($)(2)	Target ($)		Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Robert A. Kotick				—	1,425,000		4,000,000
	07/09/2008	07/08/2008	(5)											727,274	(6)				10,934,565
	07/09/2008	07/08/2008	(5)					500,000	(7)	2,500,000	(7)	2,500,000	(7)						23,127,775
Michael J. Griffith				—	553,000		973,280
	07/11/2008	07/08/2008	(5)											100,000	(8)				1,627,500
	07/11/2008	07/08/2008	(5)													100,000	(9)	16.28	751,406
Thomas Tippl				—	287,813		506,550
Brian G. Kelly	07/09/2008	07/08/2008	(5)											727,274	(10)				10,934,565
Michael Morhaime				—	356,250		627,000
				—	2,700,000	(11)
	07/09/2008	07/08/2008	(5)													600,000	(12)	15.04	4,177,315
George L. Rose				—	281,250		495,000
Ann E. Weiser				—	281,250		495,000

(1)
With the exception of Mr. Morhaime's right to participate in the Blizzard Entertainment profit sharing plan described in footnote (11), the non-equity incentive plan award opportunities for which our named executive officers were eligible with respect to the nine month period ended December 31, 2008 consisted of annual incentive plan awards made under the Corporate Annual Incentive Plan under our 2007 Plan.

(2)
The named executive officers participating in the Corporate Annual Incentive Plan are not entitled to a minimum amount thereunder except for Mr. Morhaime, whose employment agreement (as in effect on December 31, 2008) guaranteed him an annual incentive bonus in an amount equal to 37.5% of his base salary at the time the amount of the payout under the Corporate Annual Incentive Plan was determined (see "—Employment Agreements—Michael Morhaime" below).

(3)
All grants of equity awards made to our named executive officers in the nine month period ended December 31, 2008 were made under the 2007 Plan.

(4)
The grant date fair value of the stock and option awards is computed in accordance with FAS 123(R), but excludes any impact of assumed forfeiture rates. See footnote (4) to the Summary Compensation Table for information about the assumptions and key variables used in the calculation of the amounts expensed.

(5)
These equity awards to Messrs. Kotick, Kelly, Griffith and Morhaime were made pursuant to the terms of employment agreements entered into or amended, as the case may be, on December 1, 2007 in connection with the Combination (as such agreements were in effect on December 31, 2008). As contemplated by these agreements, these awards were approved by the Compensation Committee on July 8, 2008 in connection with the consummation of the Combination.

(6)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, which were granted upon the consummation of the Combination pursuant to Mr. Kotick's replacement bonus agreement with us. See "—Employment Agreements—Robert A. Kotick and Brian G. Kelly—Replacement Bonus Agreements" below. One-third of these restricted share units vested on December 31, 2008 and one-third will vest on each of December 31, 2009 and 2010, respectively.

(7)
This represents performance shares of our Common Stock, which were granted under the 2007 Plan upon the consummation of the Combination pursuant to Mr. Kotick's employment agreement with us. See "—Employment Agreements—Robert A. Kotick and Brian G. Kelly—Kotick Employment Agreement" below. The performance shares will vest in 20% increments on each of July 9, 2009, 2010, 2011, and 2012, with another 20% vesting on December 31, 2012, in each case subject to our attaining the specified compound annual total stockholder return target for that vesting period. The performance targets increase for each vesting period. If we do not achieve the performance target for a vesting period, no performance shares will vest for that vesting period. If, however, we later achieve a performance target for a subsequent vesting period, then all of the unvested performance shares relating to prior vesting periods will vest on such subsequent vesting date. The threshold reflects the number of shares that would be issued if the first such performance goal is achieved and the target reflects the total number of shares issuable if all the performance targets are achieved.

(8)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, which were granted upon the consummation of the Combination pursuant to Mr. Griffith's employment agreement with us. See "—Employment Agreements—Michael J. Griffith" below. These restricted share units will vest in full on June 30, 2010.

(9)
These options to purchase our Common Stock were granted upon the consummation of the Combination pursuant to Mr. Griffith's employment agreement with Activision Publishing. See "—Employment Agreements—Michael J. Griffith" below. One-third of these options will vest on each of July 9, 2009, 2010 and 2011.

(10)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, which were granted upon the consummation of the Combination pursuant to Mr. Kelly's replacement bonus agreement with us. See "—Employment Agreements—Robert A. Kotick and Brian G. Kelly—Replacement Bonus Agreements" below. These restricted share units will vest in full on December 31, 2010.

(11)
Pursuant to his employment agreement with us (as in effect on December 31, 2008), during 2008 Mr. Morhaime was entitled to a minimum specified percentage of a profit sharing pool, the aggregate amount of which depended upon Blizzard Entertainment's profitability for that year. As such, no target amount is determinable and this amount is a representative amount equal to Mr. Morhaime's share of the aggregate pool paid to Blizzard Entertainment employees with respect to the calendar year ended December 31, 2007. See "—Summary Compensation Table" above. For more information about the Blizzard Profit Sharing Plan, see "—Compensation Discussion and Analysis—Elements of Compensation Program for Nine Month Period Ended December 31, 2008—Other Annual Incentive Plan and Bonus Programs for the Nine Month Period Ended December 31, 2008" above.

(12)
These options to purchase our Common Stock were granted upon the consummation of the Combination pursuant to Mr. Morhaime's employment agreement with us (as in effect on December 31, 2008). See "—Employment Agreements—Michael Morhaime" below. These options vest in 60 equal installments on the ninth day of each month in the five years following the date of grant, commencing with August 9, 2008. (In accordance with that vesting schedule, options with respect to one-sixtieth of the shares vested on each of August 9, 2008, September 9, 2008, October 9, 2008, November 9, 2008, December 9, 2008, January 9, 2009, February 9, 2009, March 9, 2009 and April 9, 2009.)

Outstanding Equity Awards at December 31, 2008

        The table below sets forth the outstanding equity awards for the named executive officers as of December 31, 2008:

							Stock Awards
												Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
										Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
	Option Awards
									Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)
Robert A. Kotick							484,849	(3)	4,189,095
										2,500,000	(4)	21,600,000
	9,096,096	(5)	—		1.03	4/18/2010
	260,562		—		0.51	5/22/2010
	635,150	(6)	—		3.27	4/4/2011
	356,402		—		2.65	10/1/2011
	703,296		—		3.94	4/8/2012
	2,800,004	(7)	—		3.34	7/22/2012
	1,200,000		—		1.77	4/1/2013
	816,000		—		1.77	3/31/2013
	1,350,472	(8)	—		3.87	4/29/2014
	679,374		—		6.66	6/20/2015
	83,364		—		6.81	4/21/2016
	—		262,998	(9)	9.57	6/15/2017
	740,000		2,960,000	(10)	13.29	12/1/2017
Michael J. Griffith							207,684	(11)	1,794,390
							100,000	(12)	864,000
	—		1,173,332	(13)	6.42	6/15/2015
	—		311,110	(14)	6.42	6/15/2015
	—		100,000	(15)	6.81	4/21/2016
	—		100,000	(16)	16.28	7/11/2018
Thomas Tippl(17)							128,949	(18)	1,114,119
	—		533,332	(19)	7.61	10/3/2015
	—		177,778	(20)	7.61	10/3/2015
	106,670		213,332	(21)	7.61	10/3/2015
	—		80,000	(22)	6.81	4/21/2016
Brian G. Kelly							727,274	(23)	6,283,647
	6,793,996		—		1.03	4/18/2010
	1,750,780		—		3.27	4/4/2011
	74,118		—		2.65	10/1/2011
	703,296		—		3.94	4/8/2012
	2,800,000		—		3.34	7/22/2012
	1,200,000		—		1.77	4/1/2013
	816,000		—		1.77	3/31/2013
	1,350,472		—		3.87	4/29/2014
	679,374		—		6.66	6/20/2015
	83,364				6.81	4/21/2016
	—		262,998	(9)	9.57	6/15/2017
Michael Morhaime	50,000		550,000	(24)	15.04	7/09/2018
George L. Rose	56,532		—		3.75	4/8/2012
	10,602		—		3.34	6/24/2012
	167,112		—		2.25	11/20/2012
	17,590		—		2.11	4/11/2013
	106,666		—		4.51	4/15/2014
	100,001		33,333	(25)	5.54	3/30/2015
	84,000		56,000	(22)	6.81	4/21/2016
	160,000		320,000	(26)	10.80	9/28/2017
Ann E. Weiser							37,500	(27)	324,000
	133,334		266,666	(28)	10.80	9/28/2017	22,500	(29)	194,400

(1)
All exercisable options are currently vested.

(2)
Calculated using the NASDAQ Official Closing Price of $8.64 per share of our Common Stock on December 31, 2008, the last trading day in the nine month period ended December 31, 2008.

(3)
One-half of these restricted share units vest on each of December 31, 2009 and 2010.

(4)
These performance shares vest in accordance with Mr. Kotick's employment agreement with us. See "—Employment Agreements—Robert A. Kotick and Brian G. Kelly—Kotick Employment Agreement" below.

(5)
As a result of Mr. Kotick's transfer by gift, options with respect to 488,270 shares are held by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(6)
As a result of Mr. Kotick's transfer by gift, options with respect to 350,162 shares are held by the 75260G Trust, a trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick exercises voting and investment power.

(7)
As a result of Mr. Kotick's transfer by gift, options with respect to 547,410 shares are held by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(8)
As a result of Mr. Kotick's transfer by gift, options with respect to 1,177,172 shares are held by the 75260G Trust, a trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick exercises voting and investment power.

(9)
These options vest in full on June 15, 2009.

(10)
These options vest with respect to one-sixtieth of the original grant of options with respect to 3,700,000 shares on the first day of each month in the five years following the date of grant, commencing with January 1, 2008. (In accordance with that vesting schedule, options with respect to approximately 61,667 shares vested on each of January 1, 2009, February 1, 2009, March 1, 2009 and April 1, 2009.)

(11)
Restrictions lapse with respect to these shares of restricted stock on June 15, 2009.

(12)
These restricted share units vest in full on June 30, 2010.

(13)
These options vest in full on June 15, 2009.

(14)
These options vest in full on June 15, 2009, subject to possible earlier vesting on a date established by the Compensation Committee if and when it determines that we have met or exceeded the corporate operating income target it established for the nine month period ended December 31, 2008.

(15)
These options vest in full on April 1, 2011.

(16)
One-third of these options vest on each of July 9, 2009, 2010 and 2011.

(17)
As a result of Mr. Tippl's transfer by gift, all of his outstanding equity incentive awards are held in the name of the Thomas and Laura Tippl Family Trust. Thomas and Laura Tippl are co-trustees of such trust and share voting and investment power with respect to those securities.

(18)
Restrictions lapse with respect to one-half of these shares of restricted stock on each of October 3, 2009 and 2010.

(19)
These options vest in full on October 3, 2010.

(20)
These options vest in full on October 3, 2010, subject to possible earlier vesting on May 3, 2009 if the Compensation Committee determines that we have met or exceeded the corporate operating income target it established for the nine month period ended December 31, 2008.

(21)
One-half of these options vest on each of October 3, 2009 and 2010.

(22)
These options vest in full on April 1, 2010.

(23)
These restricted share units vest in full on December 31, 2010.

(24)
Options with respect to 10,000 shares vest on the ninth day of each month in the five years following the date of grant, commencing with August 9, 2008. (In accordance with that vesting schedule, options with respect to 10,000 shares vested on each of January 9, 2009, February 9, 2009, March 9, 2009 and April 9, 2009.)

(25)
These options vest in full on March 30, 2009. (In accordance with the vesting schedule, the award was fully vested as of March 30, 2009.)

(26)
One-half of these options vest on each of March 31, 2009 and 2010. (In accordance with that vesting schedule, options with respect to one-half of the shares vested on March 31, 2009.)

(27)
These restricted share units vest in full on March 31, 2010, subject to the possible earlier vesting of one-third of the restricted share units on a date established by the Compensation Committee if and when it determines that we have met or exceeded the corporate operating income target it established for the nine month period ended December 31, 2008.

(28)
One-half of these options vest on each of August 31, 2009 and 2010.

(29)
These restricted share units vest in full on August 31, 2010, subject to the possible earlier vesting of one-third of the restricted share units on August 31, 2009 if the Compensation Committee determines that we have met or exceeded the corporate operating income target it established for the nine month period ended December 31, 2008.

Option Exercises and Stock Vested for the Nine Month Period Ended December 31, 2008

        The table below sets forth details with respect to the options exercised by, and the shares of restricted stock and restricted share units that vested for, the named executive officers in the nine month period ended December 31, 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert A. Kotick	—	—	242,425	2,094,552
Michael J. Griffith	1,332,226	13,524,227	103,842	1,784,525
Thomas Tippl(1)	688,888	6,602,547	64,475	808,517
Brian G. Kelly	458,924	7,397,166	—	—
Michael Morhaime	—	—	—	—
George L. Rose	—	—	12,500	209,313
Ann E. Weiser	—	—	7,500	123,075

(1)
These securities were held at the time of exercise or vesting, as the case may be, by the Thomas and Laura Tippl Family Trust.

Non-Qualified Deferred Compensation

        The table below presents information with respect to Mr. Morhaime's participation in a deferred compensation program that was a continuation of a deferred compensation program at Vivendi Games. In September 2008, we agreed to terminate the program effective January 2009. In January 2009, all deferred amounts were paid out to participating employees, including Mr. Morhaime. See "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Retirement Arrangements" above. None of the other named executive officers participated in a deferred compensation program during the nine month period ended December 31, 2008.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert A. Kotick	—	—	—		—	—
Michael J. Griffith	—	—	—		—	—
Thomas Tippl	—	—	—		—	—
Brian G. Kelly	—	—	—		—	—
Michael Morhaime	—	—	(837,359	)(1)	—	1,887,262	(2)
George L. Rose	—	—	—		—	—
Ann E. Weiser	—	—	—		—	—

(1)
This negative amount is not reflected in the compensation to Mr. Morhaime for the nine month period ended December 31, 2008 as reported in the Summary Compensation Table above.

(2)
No portion of this amount has been previously reported as compensation to Mr. Morhaime in our Summary Compensation Table for previous years.

        The Vivendi Games Executive Deferred Compensation Plan II (the "DCP") constituted an unfunded, non-qualified deferred compensation plan, the purpose of which was to give selected management or highly compensated employees of Vivendi Games the opportunity to save for their retirement or for other long-term goals on a tax-deferred basis. Under the DCP, eligible employees could elect to contribute up to (1) 50% of their base salary to the DCP, less any required tax withholdings and (2) 100% of incentive bonuses and incentive compensation to the DCP, less any required tax withholdings. Contributions by Vivendi Games (or us following the Combination) to the accounts of DCP participants was discretionary. Participants were at all times vested 100% in their DCP accounts. The amount in a participant's DCP account was adjusted for interest, gains and losses allocated to his or her account based on the participant's investment elections.

Employment Agreements

        We believe that, to attract and retain the executive talent necessary to lead us, we should enter into an employment agreement with each of our executive officers. The following is a summary of the material terms regarding compensation set forth in the employment agreement we have entered into with each of our named executive officers, other than provisions regarding payments and benefits upon termination or a change of control, which are described under "—Potential Payments upon Termination or Change of Control" below.

  Robert A. Kotick and Brian G. Kelly

        On December 1, 2007, we entered into an amended and restated employment agreement with Robert A. Kotick, pursuant to which Mr. Kotick serves as our President and Chief Executive Officer. The employment agreement with Mr. Kotick is referred to in this proxy statement as the "Kotick employment agreement." Also on December 1, 2007, we entered into an amended and restated employment agreement with Brian G. Kelly, pursuant to which Mr. Kelly serves as the Co-Chairman of our Board. The employment agreement with Mr. Kelly is referred to in this proxy statement as the "Kelly employment agreement." We also entered into replacement bonus agreements with Messrs. Kotick and Kelly on December 1, 2007.

        Both the Kotick employment agreement and the Kelly employment agreement superseded and replaced the previous employment agreements between us and each of Messrs. Kotick and Kelly, dated May 22, 2000, which were scheduled to expire on March 31, 2008. Pursuant to their amended and restated employment agreements and the replacement bonus agreements, each of Messrs. Kotick and Kelly agreed to waive certain benefits they would have been entitled to receive under the prior employment agreements in connection with the consummation of a change of control of Activision, Inc., the definition of which would have included the Combination. The waived benefits include the right to (1) elect to receive a cash payment in respect of all stock options held by Messrs. Kotick and Kelly equal to (as to each share of our Common Stock subject to such stock options) the excess of the closing price of our Common Stock on the date of the consummation of a change of control over the option exercise price, (2) accelerated vesting on the date of the consummation of a change of control of the stock options granted in June 2007 (to the extent not already vested), (3) resign for any reason during the six-month period following the three month anniversary of the consummation of a change of control and receive severance of five times the sum of their base salary and most recent annual bonus, as well as a pro-rata annual bonus for the year of resignation and two years of health insurance continuation, and (4) enter into a four-year consulting arrangement with us in the event of a termination by us other than upon death or disability or upon a resignation not in connection with a change of control.

  Kotick Employment Agreement

        Mr. Kotick's term of employment under his employment agreement began on December 1, 2007 and will end on December 31, 2012.

        Pursuant to the agreement, Mr. Kotick's annual base salary was $950,000 on December 1, 2007 and was and will be increased automatically on January 1 of each year for the term of the agreement,

in an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to such year, excluding any increases guaranteed by contract or due to an executive's significant promotion or modification in duties. For more information about Mr. Kotick's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Salary Analysis" above. Mr. Kotick is also entitled to receive an annual bonus, with a target amount of 200% of his base salary, the actual amount of which will be determined by the Compensation Committee based on his achievement of mutually agreed objectives and his overall performance and our financial performance, and the form of which will be determined by the Compensation Committee in its sole discretion. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—2008 Achievement of Performance Goals and Payouts" above. In addition, the Compensation Committee, in its sole discretion, may award Mr. Kotick a performance bonus at any time in such amount and in such form as the Compensation Committee may determine. Mr. Kotick is also entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain an $8.55 million supplemental term life insurance policy for the benefit of his estate for a period of 10 years from the effective date of the Kotick employment agreement.

        As an inducement to enter into the Kotick employment agreement, Mr. Kotick received an option to purchase 3,700,000 shares of our Common Stock. In addition, upon the consummation of the Combination, Mr. Kotick received a grant of 2,500,000 performance shares, which will vest in 20% increments on each of the first, second, third and fourth anniversaries of the consummation of the Combination, with another 20% to vest on the last day of the term of Mr. Kotick's agreement, in each case subject to our attaining the compound annual total stockholder return target specified in the Kotick employment agreement for that vesting period. If we do not achieve the performance target for a vesting period, none of Mr. Kotick's performance shares mentioned above will vest for that vesting period. If, however, we later achieve a performance target for a subsequent vesting period, then all of the unvested performance shares relating to prior vesting periods will vest on such subsequent vesting date.

        The Kotick employment agreement also provided that all stock options granted to Mr. Kotick prior to January 1, 2007 would vest in full upon the consummation of the Combination. As a result, options to purchase 300,000 shares of our Common Stock that would otherwise have vested on April 10, 2010 vested on July 9, 2008.

  Kelly Employment Agreement

        Mr. Kelly's term of employment under his employment agreement began on December 1, 2007 and will end on March 31, 2011.

        Pursuant to the agreement, beginning on April 1, 2008 and for the duration of the term of the agreement, Mr. Kelly is entitled to an annual base salary of $450,000, with annual increases at the discretion of the Compensation Committee. For more information about Mr. Kelly's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Salary Analysis" above. Mr. Kelly is not entitled to an annual bonus under his employment agreement unless otherwise determined by the Compensation Committee in its sole discretion. Mr. Kelly is also entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain a $6 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

        In addition, the Kelly employment agreement provided that all stock options granted to Mr. Kelly prior to January 1, 2007 would vest in full upon the consummation of the Combination. As a result, options to purchase 300,000 shares of Common Stock that would otherwise have vested on April 10, 2010 vested on July 9, 2008.

  Replacement Bonus Agreements

        Messrs. Kotick's and Kelly's prior employment agreements provided for the payment of certain benefits upon a change of control of Activision, Inc. On December 29, 2006, these agreements were amended to remove certain of those benefits that may have imposed adverse tax consequences on Messrs. Kotick and Kelly under Section 409A of the Internal Revenue Code. In connection with these amendments, the parties agreed to negotiate in good faith to develop benefits reasonably comparable to those forgone by Messrs. Kotick and Kelly under their prior employment agreements.

        As a result of those negotiations, on December 1, 2007, we entered into replacement bonus agreements with each of Messrs. Kotick and Kelly providing for cash bonuses and an equity incentive award to each of Messrs. Kotick and Kelly. The first cash bonus of $5,000,000 was paid in a lump sum on December 28, 2007. The second cash bonus of $5,000,000 and the grant of 727,274 restricted share units were each contingent upon the occurrence of a change of control on or prior to June 30, 2009. The bonus was paid in a lump sum, and the equity award was granted, to each upon the consummation of the Combination.

  Michael J. Griffith

        Michael J. Griffith is party to an employment agreement with Activision Publishing, pursuant to which he serves as its President and Chief Executive Officer. Mr. Griffith's initial term of employment under the agreement began on June 15, 2005 and will expire on June 30, 2010. Activision Publishing has the option to extend that term for an additional period of up to three years if Mr. Griffith's total compensation exceeds $40 million during the initial term, where "total compensation" consists of his cumulative base salary, cumulative annual bonuses, realized and unrealized gains from all vested options issued to him, the market value of all restricted shares of our Common Stock issued to him that have vested and the amounts realized by him from the sale of any such vested shares. As of December 31, 2008, Mr. Griffith's total compensation as calculated under his employment agreement had not met the specified threshold.

        Pursuant to the agreement, Mr. Griffith's annual base salary was $600,000 on July 15, 2005 and was and will be increased automatically on July 1 of each year for the term of the agreement by 8% (or such higher amount as may be determined by the Board or the Compensation Committee in its sole discretion). For more information about Mr. Griffith's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Salary Analysis" above. Mr. Griffith is also eligible for an annual bonus, with a target amount of 100% of his base salary, the actual amount of which will be determined by our Board or the Compensation Committee in its sole discretion based on his achievement of mutually agreed objectives and his overall performance and our financial performance, and the form of which will be determined by the Compensation Committee in its sole discretion. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—2008 Achievement of Performance Goals and Payouts" above. Mr. Griffith is also entitled to participate in all benefit plans generally available to our senior executive officers.

        In order to attract and retain Mr. Griffith, we provided him with a guaranteed minimum level of compensation over the term of his employment agreement. The agreement provides that if, on May 15, 2010, Mr. Griffith's total compensation (calculated in the manner described above) plus any severance payments received by him has not exceeded $20 million, Activision Publishing will pay Mr. Griffith the shortfall. Activision Publishing is required to make this shortfall payment whether or not Mr. Griffith is then employed by Activision Publishing, unless Mr. Griffith's employment is terminated by Activision Publishing for cause or performance failure or due to his death or disability or Mr. Griffith terminates his employment other than for good reason. As of December 31, 2008, Mr. Griffith's total compensation (as calculated in the manner described above) exceeded $20 million.

        As an inducement to enter into his employment agreement, Mr. Griffith was reimbursed for certain relocation costs and incremental income taxes resulting therefrom and received an aggregate of $300,000 in mortgage assistance during the first three years of his term.

        In recognition of Mr. Griffith's contributions with respect to the Combination and to provide Mr. Griffith with additional incentives to deliver superior results in connection with the integration of our business with that of Vivendi Games, on December 1, 2007, we entered into an amendment to Mr. Griffith's employment agreement which became effective upon the consummation of the Combination. Pursuant to the amendment, upon the consummation of the Combination, Mr. Griffith received 100,000 stock options.

        In addition, the amendment reduced the vesting period of the equity awards granted to Mr. Griffith in connection with the commencement of his employment pursuant to his employment agreement. In June 2005, Mr. Griffith received options to purchase 2,666,668 shares of our Common Stock as an inducement to enter into the agreement, which were granted in three tranches. The first tranche, consisting of options to purchase 933,334 shares of our Common Stock that originally vested ratably over five years beginning on June 15, 2006, was amended to provide that the options which were scheduled to vest on June 15, 2010 will vest on June 15, 2009 (in addition to the options already scheduled to vest on that date). The second tranche, consisting of options to purchase 933,334 shares of our Common Stock, was amended to provide that those options vest in full on June 15, 2009, subject to possible earlier vesting if Mr. Griffith were to attain certain performance objectives, rather than vesting in full on June 15, 2010, subject to such possible earlier vesting. The third tranche, consisting of options to purchase 800,000 shares of our Common Stock, was amended to provide that those options vest in full on June 15, 2009 rather than June 15, 2010. Mr. Griffith also received 311,526 restricted shares in June 2005 in consideration for abandoning certain long-term compensation, pension benefits and related equity participations with his prior employer. The restricted shares were to vest in three equal annual installments on June 15, 2008, June 15, 2009 and June 15, 2010 and were amended so that the shares which were scheduled to vest on June 15, 2010 will vest on June 15, 2009 (in addition to the shares already scheduled to vest on that date).

  Thomas Tippl

        Thomas Tippl is party to an employment agreement with Activision Publishing, which was originally dated September 9, 2005 and most recently amended, and assigned to us, in April 2009. Under the employment agreement, Mr. Tippl served as Chief Financial Officer of Activision Publishing until the consummation of the Combination and currently serves as our Chief Corporate Officer and Chief Financial Officer. Mr. Tippl's initial term of employment under the agreement began on October 1, 2005 and the original expiration date under the agreement was September 30, 2010. Prior to the 2009 amendment of the agreement, Activision Publishing had the option to extend his term for an additional period of up to three years if Mr. Tippl's total compensation exceeded $15 million during the initial term, where "total compensation" consisted of his cumulative base salary, cumulative annual bonuses, realized and unrealized gains from all vested options issued to him, the market value of all restricted shares of our Common Stock issued to him that have vested and the amounts realized by him from the sale of any such vested shares. As of December 31, 2008, Mr. Tippl's total compensation as calculated under his employment agreement had not met the specified threshold. As amended, Mr. Tippl's term of employment will expire on April 15, 2014 (and we will not be able to unilaterally extend that term).

        Pursuant to the agreement, Mr. Tippl's annual base salary was $450,000 on October 1, 2005 and was to be increased automatically on October 1 of each year for the term of the agreement by at least 4% (or such higher amount as may be determined by the Board or the Compensation Committee in its sole discretion). As amended, the agreement provides that Mr. Tippl's annual base salary is $750,000 as of February 15, 2009 and will be automatically increased on February 15 of each year for the term of the agreement by an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to such year, excluding any increases guaranteed by contract or due to an executive's significant promotion or modification in duties. For more information about Mr. Tippl's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Salary Analysis" above.

        Mr. Tippl is also eligible for an annual bonus. Prior to the 2009 amendment, the target amount of such bonus was 75% of his base salary and his current target is 100% of his base salary. The actual amount of any bonus will be determined by our Board or the Compensation Committee in its sole discretion based on his achievement of mutually agreed objectives and his overall performance and our financial performance, and the form of any such bonus will be determined by the Compensation Committee in its sole discretion. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—2008 Achievement of Performance Goals and Payouts" above. Mr. Tippl is also entitled to participate in all benefit plans generally available to our senior executive officers. Prior to the 2009 amendment to the agreement, we were required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment, which we have agreed to increase to $3 million as part of the 2009 amendment.

        As an inducement to enter into the employment agreement in 2005, in connection with the commencement of his employment Mr. Tippl was paid a signing bonus of $100,000 and granted an option to purchase 1,600,000 shares of our Common Stock. In addition, in consideration for abandoning certain long-term compensation, pension benefits and related equity participations with his prior employer, in connection with the commencement of his employment Mr. Tippl was granted 193,424 restricted shares of our Common Stock. Pursuant to his agreement prior to the 2009 amendment, Mr. Tippl was also reimbursed for certain relocation costs and incremental income taxes resulting therefrom and was entitled to an aggregate of $420,000 in mortgage assistance during his initial term (as well as reimbursement for incremental taxes resulting from such payments for the first three years of such assistance). However, pursuant to the amendment, effective February 15, 2009 Mr. Tippl will no longer receive mortgage assistance.

        As an inducement to enter into the 2009 amendment to the employment agreement, the amendment provides for a grant of an option to purchase 1,200,000 shares of our Common Stock that vests annually over five years, a grant of 150,000 restricted shares that vest annually over five years and 80,000 performance shares that vest on February 15, 2010 subject to our attaining a specified non-GAAP earnings per share target.

  Michael Morhaime

        Except as otherwise stated below, the following description of Mr. Morhaime's employment agreement reflects the terms of the agreement as in effect as of December 31, 2008 (the "Current Morhaime Agreement"). For a description of the amendment to Mr. Morhaime's employment agreement that we entered into with Mr. Morhaime on November 4, 2009, pursuant to which certain of the terms described below will be amended effective as of January 1, 2010 (subject to Mr. Morhaime's continued employment with us through that date), please see "—Compensation Discussion and Analysis—Recent Events" above.

        As of December 31, 2008, Michael Morhaime was party to the Current Morhaime Agreement with us, pursuant to which he serves as the President and Chief Executive Officer of Blizzard Entertainment. The Current Morhaime Agreement became effective on July 9, 2008 and Mr. Morhaime's term thereunder will expire on July 31, 2013. The Current Morhaime Agreement was amended on March 31, 2009, and again on November 4, 2009 (as described above in "Executive Compensation—Compensation Discussion and Analysis—Recent Events").

        Pursuant to the Current Morhaime Agreement, Mr. Morhaime's annual base salary was $475,000 on July 9, 2008. As amended in March 2009, the agreement provides for an annual base salary of $520,000 commencing on March 31, 2009, with automatic increases on March 1 of each year by the greatest of (1) 5%, (2) the percentage increase in the consumer price index during the immediately preceding 12 months for Irvine, California as determined by the U.S. Department of Labor, Bureau of Labor Statistics, and (3) such merit increase as is approved by our Board. For more information about Mr. Morhaime's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Salary Analysis" above. For a description of the November 2009 changes to Mr. Morhaime's annual base salary and the automatic annual increase provisions of his employment agreement, see "—Compensation Discussion and Analysis—Recent Events" above.

        Mr. Morhaime is also eligible for an annual bonus with a target amount of 75% of his base salary and a maximum amount of 150% of his base salary. Ten percent of any such bonus will be based on our financial performance and 90% of such bonus will be based on his achievement of mutually agreed objectives and his overall performance and Blizzard Entertainment's financial performance. The Current Morhaime Agreement provides that the amount of the bonus will be at least 37.5% of Mr. Morhaime's base salary at the time his annual incentive plan payment is made but will otherwise be in our discretion. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—2008 Achievement of Performance Goals and Payouts" above. For a description of the November 2009 changes to Mr. Morhaime's annual bonus arrangements, see "—Compensation Discussion and Analysis—Recent Events" above.

        Mr. Morhaime is also eligible to participate in the Blizzard Bonus Plan, under which his target annual incentive is 50% of his base salary and he is eligible to receive a payout of up to 150% of his base salary. The Current Morhaime Agreement provides that the amount of the payout will be at least 25% of Mr. Morhaime's base salary at the time the bonus is paid but will otherwise be in our Chief Executive Officer's discretion. For a description of the November 2009 changes to Mr. Morhaime's annual incentive compensation opportunities under the Blizzard Bonus Plan, see "—Compensation Discussion and Analysis—Recent Events" above.

        Prior to the March 2009 amendment to the Current Morhaime Agreement, Mr. Morhaime was also eligible to participate in the Blizzard Profit Sharing Plan. The Current Morhaime Agreement provided that Mr. Morhaime would be entitled to a minimum percentage of the profit sharing pool, but that the amount to which he is entitled under this plan (if any) would otherwise be in our Chief Executive Officer's discretion. Under the March 2009 amendment to the Current Morhaime Agreement, Mr. Morhaime will no longer participate directly in the Blizzard Profit Sharing Plan, but instead is entitled to performance-based cash compensation on an annual basis pursuant to our 2008 Plan (or any successor plan) based on a share of the earnings generated by our Blizzard Entertainment business. Mr. Morhaime will be entitled to a specified percentage of the profit sharing pool but the Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the profit sharing pool (subject to a specified minimum percentage). For more information about the Blizzard Bonus Plan and the Blizzard Profit Sharing Plan, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31,

2008—Other Annual Incentive Plan and Bonus Programs for the Nine Month Period Ended December 31, 2008" above.

        Mr. Morhaime is also entitled to participate in all benefit plans generally available to Blizzard Entertainment's senior executive officers (provided that in any case his benefits are in the aggregate at least as favorable to him as those provided to him by Blizzard Entertainment as of October 15, 2007).

        As an inducement to enter into the Current Morhaime Agreement, in connection with the commencement of his employment Mr. Morhaime was granted an option to purchase 600,000 shares of our Common Stock in July 2008. In addition, the Current Morhaime Agreement provides that we will, beginning in 2009, recommend to the Compensation Committee that Mr. Morhaime receive a grant of an option to purchase 200,000 shares of our Common Stock once per year during each year of the term of his agreement to the extent awards are being made to our other senior executives during that year. No such grant was made in 2008. Mr. Morhaime was entitled to reimbursement of any legal fees he incurred in connection with the negotiation of his agreement. He also receives an annual stipend to reimburse him for his personal financial, accounting, tax and legal services and is entitled to participate in our executive auto allowance program.

  George L. Rose

        The following description of Mr. Rose's employment agreement reflects the terms of the agreement as in effect as of December 31, 2008 (the "Current Rose Agreement"). For a description of the employment agreement we entered into with Mr. Rose as of September 11, 2009, which will become effective as of January 1, 2010 (subject to Mr. Rose's continued employment with us through that date), pursuant to which he will serve as our Executive Vice President and Chief Public Policy Officer, please see "—Compensation Discussion and Analysis—Recent Events" above.

        As of December 31, 2008, George L. Rose was party to the Current Rose Agreement with Activision Publishing, pursuant to which he served as the Chief Legal Officer of Activision Publishing until the consummation of the Combination and thereafter as our Chief Legal Officer. Mr. Rose's term of employment under the Current Rose Agreement began on April 1, 2007 and will end on March 31, 2010.

        Pursuant to the Current Rose Agreement, Mr. Rose's annual base salary was $475,000 on April 1, 2007 and was and will be increased automatically on April 1 of each year for the term of the Current Rose Agreement by at least 4% (or such higher amount as may be determined by the Board or the Compensation Committee in its sole discretion). For more information about Mr. Rose's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Salary Analysis" above.

        Mr. Rose is also eligible for an annual bonus with a target amount of 75% of his base salary, the actual amount of which will be determined by the Compensation Committee in its sole discretion based on his achievement of mutually agreed objectives and his overall performance and our financial performance. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—2008 Achievement of Performance Goals and Payouts" above. Mr. Rose is also entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

        As an inducement to enter into the Current Rose Agreement, Mr. Rose was granted (1) an option to purchase 480,000 shares of our Common Stock and (2) 50,000 restricted share units.

  Ann E. Weiser

        Ann E. Weiser is party to an employment agreement with Activision Publishing, pursuant to which she served as the Chief Human Resources Officer of Activision Publishing until the consummation of the Combination and she currently serves as our Chief Human Resources Officer. Ms. Weiser's term of employment under the agreement began on September 10, 2007 and will end on August 31, 2010.

        Pursuant to the agreement, Ms. Weiser's annual base salary was $475,000 on September 10, 2007 and was and may be increased on September 1 of each year for the term of the agreement by whatever amount our Board or the Compensation Committee determines is appropriate. For more information about Ms. Weiser's base salary, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—Salary Analysis" above.

        Ms. Weiser is also eligible for an annual bonus with a target amount of 75% of her base salary, the actual amount of which will be determined by the Compensation Committee in its sole discretion based on her achievement of mutually agreed objectives and her overall performance and our financial performance. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Compensation Program for the Nine Month Period Ended December 31, 2008—2008 Achievement of Performance Goals and Payouts" above. Ms. Weiser is also entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of her estate through the term of her employment.

        As an inducement to enter into the employment agreement, in connection with the commencement of her employment Ms. Weiser was (1) paid a signing bonus of $100,000, (2) granted an option to purchase 400,000 shares of our Common Stock, and (3) granted 30,000 restricted share units. Pursuant to her agreement, Ms. Weiser also received an aggregate of $132,000 to cover certain relocation costs and was reimbursed for incremental income taxes resulting therefrom and is entitled to an aggregate of $72,000 in mortgage assistance during her term (and to be reimbursed for incremental taxes resulting from such payments).

Potential Payments upon Termination or Change of Control

           The table below describes the compensation payable to the named executive officers upon termination or change of control. The calculations assume that each of these events occurred on December 31, 2008.

Name and Type of Payment/Benefit	Death(1)	Disability(1)	Termination by Activision Blizzard For Cause or Performance Termination(2)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(3)	Change of Control(4)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason After Change of Control(3)(4)
Robert A. Kotick
2008 bonus(5)	$2,320,396	$2,320,396	$—	$2,320,396	$—	$2,320,396
Lump-sum payment	—	950,000	—	5,700,000	—	8,550,000
Benefits continuation(6)	17,500	48,925	—	48,925	—	48,925
Value of accelerated equity awards(7)	8,509,095	8,509,095	—	8,509,095	12,960,000	4,189,095
Value of accelerated contingent equity awards(7)	1,848,411	1,848,411	—	1,848,411	—	—
Excise tax gross-up	—	—	—	—	—	—

Total	$12,695,402	$13,676,827	$—	$18,426,827	$12,960,000	$15,108,417

Brian G. Kelly
2008 bonus(5)	$2,257,679	$2,257,679	$—	$2,257,679	$—	$2,257,679
Lump-sum payment	—	799,106	—	7,301,960	—	7,301,960
Benefits continuation(6)	17,500	21,460	—	21,460	—	21,460
Value of accelerated equity awards(7)	6,283,647	6,283,647	—	6,283,647	—	6,283,647
Excise tax gross-up	—	—	—	—	—	—

Total	$8,558,826	$9,361,892	$—	$15,864,746	$—	$15,864,746

Michael J. Griffith
2008 bonus(5)	$438,529	$438,529	$438,529	$438,529	$—	$438,529
Lump-sum payment	2,058,000	2,058,000	—	—	—	—
Salary continuation	—	—	597,240	597,240	—	597,240
Bonus continuation	—	—	1,956,509	1,956,509	—	1,956,509
Benefits continuation(6)	17,500	17,500	—	114,229	—	114,229
Value of accelerated equity awards(7)	2,184,026	—	—	—	—	—

Total	$4,698,055	$2,514,029	$2,992,278	$3,106,507	$—	$3,106,507

Thomas Tippl
2008 bonus(5)	$327,531	$327,531	$—	$327,531	$—	$327,531
Lump-sum payment	1,450,155	1,450,155	—	—	—	—
Salary continuation	—	—	—	957,650	—	957,650
Benefits continuation(6)	19,807	19,807	—	—	—	—
Mortgage assistance continuation	—	—	147,000	147,000	—	147,000
Value of accelerated equity awards(7)	1,421,336	942,936	942,936	—	—	—

Total	$3,218,829	$2,740,429	$1,089,936	$1,432,181	$—	$1,432,181

Michael Morhaime
2008 bonus(5)	$2,458,011	$2,458,011	$—	$2,458,011	$—	$2,458,011
Lump-sum payment	—	—	—	2,377,379	—	2,377,379
Salary continuation	—	—	—	2,481,439	—	2,481,439
Bonus continuation	—	—	—	6,545,160	—	6,545,160
Benefits continuation(6)	—	—	—	—	—	—

Total	$2,458,011	$2,458,011	$—	$13,861,989	$—	$13,861,989

Name and Type of Payment/Benefit	Death(1)	Disability(1)	Termination by Activision Blizzard For Cause or Performance Termination(2)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(3)	Change of Control(4)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason After Change of Control(3)(4)
George L. Rose
2008 bonus(5)	$320,063	$—	$—	$320,063	$—	$320,063
Lump-sum payment	1,500,000	1,500,000	—	—	—	—
Salary continuation	—	—	—	625,000	—	625,000
Value of accelerated equity awards(7)	324,000	—	—	324,000	—	324,000

Total	$2,144,063	$1,500,000	$—	$1,269,063	$—	$1,269,063

Ann E. Weiser
2008 bonus(5)	$304,594	$—	$—	$304,594	$—	$304,594
Lump-sum payment	1,500,000	1,500,000	—	—	—	—
Salary continuation	—	—	—	833,333	—	833,333
Value of accelerated equity awards(7)	64,800	—	—	64,800	—	64,800

Total	$1,869,394	$1,500,000	$—	$1,202,727	$—	$1,202,727

(1)
For each named executive officer, in the event of a termination of the executive's employment due to death or disability, the executive or the executive's estate will receive, in addition to any earned but unpaid bonuses for prior fiscal years and amounts to which he or she is entitled under applicable law, such as earned but unpaid salary, accrued but unpaid vacation, unreimbursed business expenses and any amounts then due under our benefit plans, programs or policies (collectively, "basic severance") (which for purposes of this table, are assumed to have been paid or reimbursed in full as of December 31, 2008), the following:

(a)
Mr. Kotick will receive:

•
continuation of health/medical insurance benefits for the executive and the executive's family, as applicable, for a period of two years;

•
in the event of termination due to disability, an amount equal to 100% of the base salary immediately prior to termination payable to Mr. Kotick;

•
in the event of termination due to disability, continuation of supplemental life insurance benefits through December 1, 2017; and

•
in the event of termination due to disability following a change of control prior to December 31, 2010, any cash severance payment made due to disability will be reduced one dollar for each dollar the accelerated options granted December 5, 2007 and the accelerated performance shares granted July 9, 2008 exceeds $25,000,000.

(b)
Mr. Kelly will receive:

•
continuation of health/medical insurance benefits for the executive and the executive's family, as applicable, for a period of two years;

•
in the event of termination due to disability, an amount equal to 100% of the average of the base salaries paid or payable to Mr. Kelly for the three most recent fiscal years immediately prior to termination; and

•
in the event of termination due to disability, continuation of supplemental life insurance benefits through March 31, 2011.

(c)
Messrs. Griffith and Tippl will receive:

•
a lump-sum payment equal to 300% of the base salary paid or payable to the executive for the most recent fiscal year immediately prior to termination, less, in the case of Mr. Griffith, in the event of a termination due to disability, certain payments received under company-provided disability insurance, if any (which payments, for purposes of this table, are assumed to be zero); and

•
continuation of health/medical insurance benefits for the executive and the executive's family, as applicable, for a period of two years.

(d)
Mr. Rose and Ms. Weiser will receive:

•
a lump-sum payment equal to 300% of the base salary at the rate in effect at the time of termination, less, in the event of a termination due to disability, certain payments received under company-provided disability insurance, if any (which payments, for purposes of this table, are assumed to be zero).

  The amounts reflected in the table are in addition to any insurance proceeds the executive or the executive's estate would receive upon death or disability, as the case may be. We maintain a key man life insurance policy with respect to each of the named executive officers and a key man disability insurance policy with respect to each of them other than Mr. Tippl. As a result, in the event of a termination of the employment of a named executive officer due to death and, except in the case of Mr. Tippl, disability, we would receive insurance proceeds to fund a portion of the additional payments and benefits due to the executive or his or her estate upon such a termination. The effects of a termination of employment due to death or disability on 2008 bonuses are discussed in footnote (5) and the effects on outstanding equity awards are discussed in footnote (7).

(2)
For each of Messrs. Griffith and Tippl, a "performance termination" occurs if we terminate the executive's employment by reason of the executive's failure to perform the functions of the position at the appropriate level. In the event of a termination by us for cause or a performance termination, the named executive officer will receive, in addition to any basic severance, the following:

(a)
In the event of a performance termination, Mr. Griffith will receive:

•
salary continuation through June 30, 2010, in an amount equal to 50% of the base salary that would have been payable to him through that date (taking into account the automatic increases in base salary under his employment agreement); and

•
annual bonus continuation through June 30, 2010, with the bonus each year to equal the product of:

•
his base salary that would have been in effect for such fiscal year (taking into account the automatic increases in base salary under his employment agreement); and

•
a fraction, the numerator of which is the total of the annual bonuses paid to him in the two fiscal years prior to termination and the denominator of which is the total base salary paid to him in the two most recently completed fiscal years prior to termination;

    provided that the total of severance payments to Mr. Griffith following a performance termination will not be more than:

    •
    $12,000,000 if his employment is terminated on or after June 15, 2008 and before June 15, 2009;

    •
    $16,000,000 if his employment is terminated on or after June 15, 2009 and before June 15, 2010; and

    •
    $20,000,000 if his employment is terminated on or after June 15, 2010.

  (b)
  In the event of a performance termination, Mr. Tippl will receive:

  •
  because Mr. Tippl abandoned certain long-term compensation, pension benefits and related equity participations with his prior employer, in the event of a performance termination, his then-unvested restricted shares will vest on the date of termination such that the value of (i) the aggregate number of his restricted shares already vested but not yet sold, if any, and (ii) such newly vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1,500,000, less the amount, if any, of the after-tax proceeds of any vested shares sold by him prior to the date of termination; and

  •
  had termination of employment occurred on December 31, 2008, continuation of mortgage assistance payments through September 30, 2010. However, pursuant to Mr. Tippl's employment agreement as amended in April 2009, effective February 15, 2009 he will no longer receive mortgage assistance.

  (c)
  In addition to the amounts set forth in the table, in connection with a termination of a named executive officer by us for cause, Messrs. Kotick, Kelly, Rose and Ms. Weiser are each entitled to also receive earned but unpaid bonuses for prior fiscal years. Mr. Tippl will also receive accelerated vesting with respect to his then-unvested restricted shares as described in clause (b) of this footnote (2), above. Mr. Morhaime will also receive any accrued but unpaid vacation and other unpaid amounts then due under our benefit plans, programs or policies, paid in accordance with the terms of such benefit plans, programs or policies. In general, a termination for "cause" would involve the executive's willful, reckless or gross misconduct, material breach of his or her employment agreement, conviction of or plea of no contest to a felony or crime involving dishonesty or moral turpitude, breach of duty of loyalty or violation of our governance policies.

  The effects of a termination by us for cause or a performance termination on 2008 bonuses are discussed in footnote (5) and the effects on outstanding equity awards are discussed in footnote (7).

(3)
Upon a termination of employment by us without cause or by the named executive officer for good reason, the named executive officers will receive, in addition to any basic severance, the following:

(a)
Mr. Kotick will receive:

•
a lump-sum payment equal to 200% of the sum of his base salary in effect on the termination date and the target annual bonus for the fiscal year in which termination occurs;

•
continuation of health/medical insurance benefits for him and his family for a period of two years;

•
continuation of supplemental life insurance benefits through December 1, 2017; and

•
in the event of a change of control prior to December 31, 2010, any cash severance payment made due to termination of employment by us without cause or by the named executive officer for good reason will be reduced one dollar for each dollar the accelerated options granted December 5, 2007 and the accelerated performance shares granted July 9, 2008 exceeds $25,000,000.

  (b)
  Mr. Kelly will receive:

  •
  a lump-sum payment equal to 300% of the average of the sum of his base salary and annual bonus paid to him for the three most recent fiscal years immediately prior to the year in which the date of termination occurs; provided however, that in the event of a termination by the executive for good reason for a failure by us to renew his agreement at the conclusion of the employment period (March 31, 2011), the multiple will be 200%;

  •
  continuation of health/medical insurance benefits for him and his family for a period of two years; and

  •
  continuation of supplemental life insurance benefits through March 31, 2011.

  (c)
  Mr. Griffith will receive:

  •
  salary continuation through June 30, 2010, in an amount equal to 50% of the base salary that would have been payable to him through such date (taking into account the automatic increases in base salary under his employment agreement); and

  •
  annual bonus continuation through June 30, 2010, with the bonus each year to equal the product of:

  •
  his base salary that would have been in effect for such fiscal year (taking into account the automatic increases in base salary under his employment agreement); and

  •
  a fraction, the numerator of which is the total of the annual bonuses paid to him in the two fiscal years prior to termination and the denominator of which is the total base salary paid to him in the two most recently completed fiscal years prior to termination.

  In addition, Mr. Griffith and we will enter into a consulting agreement with a term through June 30, 2012 that provides for:

    •
    consulting fees equal to 50% of the base salary that would have been payable to him had his employment not been terminated until June 30, 2010 (taking into account the automatic increases in base salary under his employment agreement) and thereafter $250,000 per year through June 30, 2012 (which payments, for purposes of the table, are assumed to be zero because they represent compensation to be received for future services); and

    •
    continuation of health/medical, life and disability insurance benefits for him and his family.

  If, on May 15, 2010, Mr. Griffith's total compensation (as described under "—Employment Agreements" above) plus any severance payments received by him has not exceeded $20,000,000, we will pay Mr. Griffith the shortfall. We are required to make this shortfall payment whether or not Mr. Griffith is then employed by us, unless Mr. Griffith's employment is terminated by us for cause or performance failure or due to his death or disability, or Mr. Griffith terminates his employment other than for good reason. See "—Employment Agreements—Michael J. Griffith" above. Whether any payment would be due to Mr. Griffith on May 15, 2010 following the assumed termination of his employment without cause or by him for good reason as of December 31, 2008 would depend on Mr. Griffith's realized and unrealized gains as of March 15, 2010, which cannot be known until that date.

  (d)
  In the case of Mr. Tippl, in addition to termination of his employment by us without cause or by him for good reason, upon termination of his employment as a result of his loss of immigration status and legal ability to work for us in the United States, Mr. Tippl will receive:

  •
  salary continuation through September 30, 2010 in an amount equal to 100% of the base salary that would have been payable to him through that date (taking into account the automatic increases in base salary under his employment agreement); and

  •
  had termination of employment occurred on December 31, 2008, continuation of mortgage assistance payments through September 30, 2010. However, pursuant to Mr. Tippl's employment agreement as amended in April 2009, effective February 15, 2009 he will no longer receive mortgage assistance.

  Pursuant to Mr. Tippl's employment agreement as amended in April 2009, the estimated salary continuation would be until April 15, 2014, which would have resulted in an aggregate amount payable for salary continuation of $3,941,875.

  (e)
  Mr. Morhaime will receive:

  •
  an amount equal to the sum of the following components as determined from the date of such termination through the last day of the unexpired then current term of Mr. Morhaime's employment agreement (July 31, 2013), or, if longer, through the date which is two years from and after the date of such termination:

  •
  salary continuation (taking into account the automatic increases in base salary under his employment agreement);

  •
  an amount equal to the actual annual bonus paid under each of the Corporate Annual Incentive Plan and Blizzard Bonus Plan for the year immediately preceding the year of termination; and

  •
  benefits under the welfare plans;

  •
  an amount equal to two times the actual annual bonus compensation paid to Mr. Morhaime under the Blizzard Profit Sharing Plan for the year immediately prior to termination.

  Taking into account Mr. Morhaime's salary increase under the Current Morhaime Agreement as amended in March 2009, the aggregate amount of his salary continuation would be $2,580,041. In addition, if the sum of the total amount of compensation Mr. Morhaime has received under the agreement during his employment thereunder has not exceeded the "required total compensation" (which is defined as the product of (i) $4,000,000 multiplied by (ii) the total number of years (including any partial year expressed as a percentage of an entire year) during which Mr. Morhaime remained employed by us under the agreement), we will pay Mr. Morhaime the shortfall in a single lump sum.

  (f)
  Mr. Rose will receive:

  •
  salary continuation through March 31, 2010 in an amount equal to 100% of the base salary that would have been payable to him through that date (not taking into account the automatic increases in base salary under the Current Rose Agreement).

  (g)
  Ms. Weiser will receive:

  •
  salary continuation through August 31, 2010 in an amount equal to 100% of the base salary that would have been payable to her through that date.

  The effects of a termination of employment by us without cause or by the named executive officer for good reason or otherwise on 2008 bonuses are discussed in footnote (5) and the effects on outstanding equity awards are discussed in footnote (7).

(4)
For each of Messrs. Kotick and Kelly, in the event of a change of control:

(a)
Upon a termination of employment by us without cause or by the named executive officer for good reason, the named executive officers will receive, in addition to any basic severance, the following:

•
Mr. Kotick will receive a lump-sum payment equal to 300% of the sum of his base salary in effect on the termination date and the target annual bonus for the fiscal year in which termination date occurs;

•
Mr. Kelly will receive a lump-sum payment equal to 300% of the average of the sum of his base salary and annual bonus paid to him for the three most recent fiscal years immediately prior to the year in which the termination occurs; and

•
continuation of health/medical insurance benefits for the executive and the executive's family, as applicable, for a period of two years.

(b)
The amounts shown represent:

•
the value of any unvested options, the vesting of which accelerates upon termination, which equals the excess of the NASDAQ Official Closing Price of $8.64 per share of our Common Stock on December 31, 2008, the last trading day of our fiscal year ended December 31, 2008, over the exercise price of such option; and

•
the value of any restricted shares or restricted share units as to which the restrictions lapse upon termination, which equals the NASDAQ Official Closing Price of $8.64 per share of our Common Stock on December 31, 2008.

(c)
Termination following a change of control would result in the following with respect to outstanding options, restricted share units and/or performance shares:

(i)
For Mr. Kotick:

•
in the event of change of control:

•
20 percent of his options granted on June 15, 2007 immediately vest (to the extent not already vested) and remain exercisable until the original expiration date;

•
60 percent of his options granted on December 5, 2007 immediately vest (to the extent not already vested) and remain exercisable until the original expiration date; and

•
60 percent of his performance shares granted on July 9, 2008 immediately vest (to the extent not already vested).

•
following a change of control, in the event of termination of his employment as a result of death:

•
the portion of his options granted on June 15, 2007 that remains unvested (if any) immediately vest and remain exercisable until the original expiration date;

•
the portion of his options granted on December 5, 2007 that remains unvested (if any) immediately vest and remain exercisable until the original expiration date; and

•
all of the restricted share units granted upon the consummation of the Combination immediately vest.

•
following a change of control, in the event of termination of his employment by us without cause or by him for good reason, or in the event of termination of his employment as a result of disability:

•
the portion of his options granted on June 15, 2007 that remains unvested (if any) immediately vest and remain exercisable until the original expiration date; and

•
all of the restricted share units granted upon the consummation of the Combination immediately vest.

    (ii)
    For Mr. Kelly:

    •
    in the event of change of control:

    •
    20 percent of his options granted June 15, 2007 immediately vest (to the extent not already vested) and remain exercisable until the original expiration date.

    •
    following a change of control, in the event of termination of his employment by us without cause or by him for good reason or in the event of a termination of his employment as a result of death or disability:

    •
    the portion of his options granted on June 15, 2007 that remain unvested (if any) immediately vest and remain exercisable until the original expiration date; and

    •
    all of the restricted share units granted upon the consummation of the Combination immediately vest.

  (d)
  Pursuant to their employment agreements, Messrs. Kotick and Kelly are each provided with a gross-up provision (for purposes of the calculations, we assume that a change of control transaction (other than the Combination) occurred December 31, 2008). However, had either Mr. Kotick's or Mr. Kelly's employment been terminated by us without cause or by him for good reason after a change of control on December 31, 2008, total payout would not exceed the necessary safe harbor cap to trigger a gross-up payment for either Mr. Kotick or Mr. Kelly.

  For purposes of Messrs. Kotick and Kelly's employment agreements, a change of control is defined to include the acquisition of 25% or more of our outstanding voting stock (except if the person or group acquiring such stock beneficially owns fewer shares than Vivendi and its affiliates in the aggregate and does not have, by virtue of such beneficial ownership or by contract the right to elect a majority of the Board), the failure of the incumbent directors (or their designated successors) to constitute a majority of the board of directors, or a consolidation, merger or sale of all or substantially all of our assets in which our stockholders do not retain in excess of 65% of the combined voting power of the corporation or other person or entity resulting from such transaction in substantially the same proportion as their ownership of the voting securities of Activision Blizzard immediately before such transaction. No change of control shall be deemed to have occurred upon the acquisition of additional control of Activision Blizzard by Vivendi or by any one person or more than one person acting as a group that beneficially owns, directly or indirectly, more than 50% of our total outstanding voting stock.

(5)
Each of the named executive officers is entitled to a pro rata bonus as follows.

(a)
Messrs. Kotick and Kelly will receive:

•
an amount equal to the annual bonus earned for the fiscal year immediately preceding the fiscal year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of days worked in the fiscal year in which the termination occurs and the denominator of which is 365.

(b)
Messrs. Griffith and Tippl will receive to the extent such bonus is earned:

•
an amount equal to the annual bonus for the fiscal year in which the termination occurs (where all goals will be measured by actual performance), multiplied by a fraction, the numerator of which is the number of days worked in the fiscal year in which the termination occurs and the denominator of which is 365.

(c)
Mr. Rose and Ms. Weiser will receive to the extent such bonus is earned:

•
an amount equal to the annual bonus for the fiscal year in which the termination occurs (where any personal, performance goals will be attained at the greater of target performance and actual performance, and any other goals will be measured by actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurs and the denominator of which is 12.

(d)
Mr. Morhaime will receive to the extent such bonus is earned:

•
an amount equal to the annual bonus and any amounts he would have received under the Corporate Annual Incentive Plan, Blizzard Profit Sharing Plan and Blizzard Bonus Plan for the fiscal year in which the termination occurs (where all goals will be measured by actual performance), multiplied by a fraction, the numerator of which is the number of days worked in the fiscal year in which the termination occurs and the denominator of which is 365.

(6)
Represents the estimated cost to us for continuation of health/medical insurance benefits and, if applicable, life and disability insurance benefits for the required period, based on the current cost of such benefits.

(7)
The amounts shown represent:

•
the value of any unvested options, the vesting of which accelerates upon termination, which equals the excess of the NASDAQ Official Closing Price of $8.64 per share of our Common Stock on December 31, 2008 over the exercise price of such option; and

•
the value of any restricted shares or restricted share units as to which the restrictions lapse upon termination, which equals the NASDAQ Official Closing Price of $8.64 per share of our Common Stock on December 31, 2008.

  The outstanding equity awards that continue to vest in accordance with their vesting schedules do not have any additional value attributed to them in this table over the value based on the $8.64 stock price on December 31, 2008 because the market price of our Common Stock at the time of vesting cannot be determined. Assuming the stock price on the date of vesting is equal to the NASDAQ Official Closing Price of $8.64 per share of our Common Stock on December 31, 2008, the value of the vesting is as described below and reflects only the intrinsic value on that date.

  The effects of termination on unvested options, unvested restricted share units and/or unvested performance shares are as follows:

  (a)
  For Mr. Kotick, with respect to equity awards granted to Mr. Kotick pursuant to, or prior to, his employment agreement or replacement bonus agreement:

  •
  in the event of a termination of his employment by us without cause or by him for good reason, or in the event of a termination of his employment as a result of his death or disability:

  •
  his options granted prior to January 1, 2007 that remain unvested (if any) immediately vest and become exercisable until the earlier of their original expiration or the fifth anniversary of the date of termination;

  •
  his options granted June 15, 2007 that remain unvested (if any) immediately vest and remain exercisable until the original expiration date;

  •
  40 percent of his options granted December 5, 2007 immediately vest (to the extent not already vested) and remain exercisable until the original expiration date, provided however, that such termination by us without cause, by him for good reason, or as a result of disability, does not follow a change of control;

  •
  his restricted share units granted July 9, 2008 that remain unvested (if any) immediately vest; and

  •
  100 percent of his performance shares applicable to the first performance period immediately vest.

  •
  For the remaining performance shares, if we attain or exceed the performance targets (determined at the end of the applicable performance period) for any performance periods following the performance period in which the termination date occurs, then a pro-rated portion of the remaining performance shares will vest on such date.

  •
  The pro-rated portion is determined using a fraction, the numerator of which is the number of days beginning on July 9, 2008 and ending on December 31, 2008 (i.e., the termination date) and the denominator of which is the number of days beginning on July 9, 2008 and ending on December 31, 2012 (i.e., the expiration date of the agreement).

  •
  in the event of a termination of his employment for any other reason, his options will cease to vest on the date of termination and, to the extent vested on that date, will generally remain exercisable for 30 days.

    As of December 31, 2008, the outstanding equity awards granted to Mr. Kotick governed by his employment agreement were as follows: (i) unvested options to purchase 3,222,998 shares of our Common Stock; (ii) 2,5000,000 unvested performance shares; and (iii) 484,849 unvested restricted share units.

  (b)
  For Mr. Kelly, with respect to equity awards granted to Mr. Kelly pursuant to, or prior to, his employment agreement or replacement bonus agreement:

  •
  in the event of a termination of his employment by us without cause or by him for good reason, or in the event of a termination of his employment as a result of his death or disability:

  •
  his options granted prior to January 1, 2007 that remain unvested (if any) immediately vest and become exercisable until the earlier of their expiration or the fifth anniversary of the date of termination;

  •
  his options granted June 15, 2007 that remain unvested (if any) immediately vest and remain exercisable until the original expiration date; and

  •
  his restricted share units granted July 9, 2008 that remain unvested (if any) immediately vest.

  •
  in the event of a termination of his employment for any other reason, his options will cease to vest on the date of termination and, to the extent vested on that date, will generally remain exercisable for 30 days.

  As of December 31, 2008, the outstanding equity awards granted to Mr. Kelly governed by his employment agreement were as follows: (i) unvested options to purchase 262,998 shares of our Common Stock and (ii) 727,274 unvested restricted share units.

  (c)
  For Mr. Griffith, with respect to equity awards granted to Mr. Griffith pursuant to his employment agreement:

  •
  in the event of a termination of his employment as a result of his death, on the date of termination:

  •
  a pro rata portion (determined based upon the amount of time between June 15, 2005, the date on which the initial term of employment under his employment agreement commenced, and the date of death, and taking into account the vesting schedule of the options) of his unvested options to purchase 1,111,110 shares of our Common Stock (which are otherwise scheduled to vest on June 15, 2009 unless vested earlier upon achievement of certain performance objectives) will vest and become exercisable; the remainder of his unvested options will cease to vest; and, to the extent vested, his options will generally remain exercisable for one year.

    •
    in the event of a termination of his employment due to disability, on the date of termination:

    •
    his options will cease to vest on the date of disability and, to the extent vested on that date, will generally remain exercisable for one year after termination.

    •
    in the event of a termination of his employment for any reason other than death or disability, on the date of termination:

    •
    his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days (unless such termination is for cause, in which case his options will immediately be cancelled); and

    •
    his unvested restricted shares and/or restricted share units will be forfeited.

    As of December 31, 2008, the outstanding equity awards granted to Mr. Griffith pursuant to his employment agreement were as follows: (i) unvested options to purchase 1,584,442 shares of our Common Stock and (ii) 307,684 unvested restricted shares and restricted share units.

  (d)
  For Mr. Tippl, with respect to equity awards granted to Mr. Tippl pursuant to his employment agreement:

  •
  in the event of a termination of his employment as a result of his death, on the date of termination:

  •
  a pro rata portion (determined based upon the amount of time between October 1, 2005, the date on which the initial term of employment under his employment agreement commenced, and the date of his death, and taking into account the vesting schedule of the options) of his unvested options to purchase 711,110 shares of our Common Stock (which are otherwise scheduled to vest on October 3, 2010 unless vested earlier upon achievement of certain performance objectives) will vest and become exercisable; the remainder of his unvested options will cease to vest; and, to the extent vested, his options will generally remain exercisable for 30 days; and

  •
  his unvested restricted shares will vest such that the value of the aggregate number of his restricted shares already vested but not yet sold, if any, and such newly-vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1,500,000, less the amount, if any, of the after-tax proceeds of any vested shares already sold by him, and the remainder of his restricted shares will be forfeited on the date of termination.

  •
  in the event of a termination of his employment by reason of disability, on the date of termination:

  •
  his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days; and

  •
  his unvested restricted shares will vest such that the value of the aggregate number of his restricted shares already vested but not yet sold, if any, and such newly-vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1,500,000, less the amount, if any, of the after-tax proceeds of any vested shares already sold by him, and the remainder of his restricted shares will be forfeited on the date of termination.

  •
  in the event of a termination of his employment for cause or as a result of a performance termination, on the date of termination:

  •
  his options (whether or not vested) will be cancelled; and

  •
  his unvested restricted shares will vest such that the value of the aggregate number of his restricted shares already vested but not yet sold, if any, and such newly-vested restricted shares (based on the fair market value of the shares on the date of termination) is equal to $1,500,000, less the amount, if any, of the after-tax proceeds of any vested shares already sold by him, and the remainder of his restricted shares will be forfeited on the date of termination.

  •
  in the event of a termination of his employment by us without cause or by him for good reason (or as a result of his loss of immigration status and legal ability to work for us in the United States):

  •
  if his aggregate earned value (defined by the aggregate of the value of restricted stock vested prior to termination and the value of exercised stock options) is equal to or exceeds the valuation limit determined by multiplying 2.5 times the number that is equal to the sum of his initial base salary and target annual bonus ($1,968,750) times the number of full and partial years worked as of the date of termination, Mr. Tippl's remaining unvested restricted shares and stock options shall be canceled; otherwise, Mr. Tippl's restricted shares and stock options will continue to vest until such time his aggregate earned value exceeds the valuation limit. Based on the NASDAQ Official Closing Price of $8.64 per share of our Common Stock on December 31, 2008, Mr. Tippl's aggregate earned value exceeded the valuation limit of $6,398,437, therefore, his outstanding and unvested restricted shares and stock options would be canceled upon termination of employment by us without cause or by him for good reason.

  •
  in the event of a termination of his employment for any other reason, on the date of termination (i) his options (whether or not vested) will be cancelled and (ii) his unvested restricted shares will be forfeited.

    As of December 31, 2008, the outstanding equity awards granted to Mr. Tippl pursuant to his employment agreement were as follows: (i) unvested options to purchase 924,442 shares of our Common Stock and (ii) 128,949 unvested restricted shares of our Common Stock.

  (e)
  For Mr. Morhaime, with respect to equity awards granted to Mr. Morhaime pursuant to the Current Morhaime Agreement:

  •
  in the event of a termination of his employment due to death or disability, on the date of termination:

  •
  his options will cease to vest on the date of death or disability and, to the extent vested on that date, will generally remain exercisable for one year after termination.

  •
  in the event of a termination of his employment for any reason other than death or disability, on the date of termination:

  •
  his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days (unless such termination is for cause, in which case his options will immediately be cancelled).

    As of December 31, 2008, the outstanding equity awards granted to Mr. Morhaime pursuant to the Current Morhaime Agreement were as follows: unvested options to purchase 550,000 shares of our Common Stock granted pursuant to his current employment agreement.

  (f)
  For Mr. Rose, with respect to equity awards granted to Mr. Rose pursuant to the Current Rose Agreement:

  •
  in the event of a termination of his employment as a result of his death, on the date of termination:

  •
  his unvested options that would have vested in the 24 months following his death will vest and become exercisable; the remainder of his options will cease to vest; and, to the extent vested, his options will generally remain exercisable for one year;

  •
  his unvested restricted share units that would have vested in the 24 months following his termination will vest; and

  •
  his remaining equity awards that do not vest will be cancelled immediately.

  •
  in the event of a termination of his employment by us without cause or by him for good reason, on the date of termination:

  •
  his unvested options that would have vested in the 24 months following his termination vest and become exercisable as of the 60th day following the termination date and remain exercisable for 30 days;

  •
  his unvested restricted share units, including those that would have vested in the 24 months following his termination, if all applicable corporate operating income objectives and continued employment criteria have been met, will vest and will be paid immediately upon vesting (based on a $8.64 stock price Mr. Rose's 37,500 shares of restricted share units would be valued at $324,000); and

  •
  his remaining equity awards that do not vest will be cancelled immediately.

    As of December 31, 2008, the outstanding equity awards granted to Mr. Rose pursuant to the Current Rose Agreement were as follows: (i) unvested options to purchase 320,000 shares of our Common Stock and (ii) 37,500 unvested restricted share units.

  (g)
  For Ms. Weiser, with respect to equity awards granted to Ms. Weiser pursuant to her employment agreement:

  •
  in the event of a termination of her employment as a result of her death, on the date of termination:

  •
  her unvested options that would have vested in the 12 months following her death will vest and become exercisable; the remainder of her options will cease to vest; and, to the extent vested, her options will generally remain exercisable for one year;

  •
  her unvested restricted share units that would have vested in the 12 months following her termination will vest; and

  •
  her remaining equity awards that do not vest will be cancelled immediately.

  •
  in the event of a termination of her employment by us without cause or by her for good reason, on the date of termination:

  •
  her unvested options that would have vested in the 12 months following her termination will vest and become exercisable as of the 60th day following the termination date and remain exercisable for 30 days;

  •
  her unvested restricted share units, including those that would have vested in the 12 months following her termination, if all applicable corporate operating income objectives and continued employment criteria have been met, will vest and will be paid immediately upon vesting (based on a $8.64 stock price Ms. Weiser's 7,500 shares of restricted share units would be valued at $64,800); and

  •
  her remaining equity awards that do not vest will be cancelled immediately.

    As of December 31, 2008, the outstanding equity awards granted to Ms. Weiser pursuant to her employment agreement were as follows: (i) unvested options to purchase 266,666 shares of our Common Stock and (ii) 22,500 unvested restricted share units.

  (h)
  Griffith, Tippl and Rose—Other Options. With respect to outstanding options held by Messrs. Griffith, Tippl and Rose as of December 31, 2008 (other than the awards made pursuant to employment agreements addressed above):

  •
  in the event of a termination of the executive's employment for cause, the executive's options (whether or not vested) will be cancelled on the date of termination;

  •
  in the event of a termination of the executive's employment as a result of death or disability, the executive's options will cease to vest on the date of death or disability, as applicable, and, to the extent vested on that date, will generally remain exercisable for one year; and

  •
  in the event of a termination of the executive's employment for any other reason, the executive's options will cease to vest on the date of termination and, to the extent vested on that date, will remain exercisable for 30 days.

    As of December 31, 2008, the outstanding options (other than the awards made pursuant to employment agreements addressed above) granted in April 2006 were as follows:

    •
    Mr. Griffith had unvested options to purchase 100,000 shares of our Common Stock;

    •
    Mr. Tippl had unvested options to purchase 80,000 shares of our Common Stock; and

    •
    Mr. Rose had unvested options to purchase 89,333 shares of our Common Stock.

DIRECTOR COMPENSATION

General

        Directors of Activision Blizzard who are not employed by us or any of our subsidiaries, or by Vivendi or any of its controlled affiliates (collectively, the "unaffiliated directors"), receive a mix of compensation, which includes an annual cash retainer, specific cash fees for services rendered and equity incentive awards. Directors of Activision Blizzard who are employed by us or any of our subsidiaries are not entitled to receive any compensation for their services on our Board. Directors of Activision Blizzard who are employed by Vivendi or any of its controlled affiliates are, pursuant to our Bylaws, entitled to receive the equity needed to satisfy our stock ownership requirements for non-employee directors, but otherwise receive no compensation for their service on our Board. All of our directors are reimbursed for expenses incurred in attending Board, Board committee and stockholder meetings.

        The Compensation Committee annually reviews the compensation plans and policies applicable to all directors and makes recommendations to our Board regarding such plans and policies. In June 2008, the Compensation Committee engaged Frederic W. Cook to consider whether the program should be revised in connection with the consummation of the Combination and, upon the recommendation of Frederic W. Cook, the Compensation Committee approved changes to the program effective as of July 16, 2008.

Cash Compensation

        The following table sets forth a summary of the cash compensation program in effect for our unaffiliated directors prior to July 16, 2008 and the cash compensation program for such directors that has been in effect since July 16, 2008:

	Prior to July 16, 2008	Current Program (effective since July 16, 2008)
Annual Retainer	$45,000	$50,000
For Serving as Chairperson of the Audit Committee	$20,000	$25,000
For Serving as Chairperson of the Compensation Committee	$20,000	$20,000
For Serving as Chairperson of the Nominating and Corporate Governance Committee	$10,000	$15,000
For Serving as an Audit Committee Member	$5,000	$10,000
For Serving as a Compensation Committee or Nominating and Governance Committee Member	N/A	$5,000
For each Board Meeting Attended in Person	$2,500	$3,000
For each Board Meeting Attended by Telephone	$2,500	$3,000
For each Committee Meeting Attended in Person	$2,500	$3,000
For each Committee Meeting Attended by Telephone	$2,500	$3,000
Per Day for Special Assignments	$5,000	$5,000

Equity Compensation and Stock Ownership Guidelines

        Our director compensation program is closely linked with stockholders' interests through the grant of equity incentive awards and the promulgation of stock ownership guidelines.

        Upon an unaffiliated director's initial election to our Board and re-election to our Board following each ten year period of continuous service, such director receives options to purchase 40,000 shares of our Common Stock and 20,000 restricted share units which vest in eight equal installments (on a quarterly basis for the two years following the date of grant, subject to continued service on our

Board). In addition, upon the annual re-election of an unaffiliated director to our Board, such director receives options to purchase 20,000 shares of our Common Stock and 10,000 restricted share units which vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board). Pursuant to our corporate governance term sheet adopted in connection with the settlement of litigation in July 2008, all directors are required to retain any shares of our Common Stock that they receive as a part of their annual director compensation for a period of eighteen months after the date of grant or receipt.

        Pursuant to our director compensation program, each non-employee director (including an affiliated director) is required, within four years following his or her first election to our Board, to own shares of our Common Stock (including any restricted shares of Common Stock) or restricted share units having an aggregate value at least equal to three times the amount of the annual cash retainer that we then pay such director for service on our Board. The program (as amended by the Board on June 5, 2009 to clarify certain provisions thereof) specifies that the value of shares owned by each non-employee director will be calculated as of January 2nd of each applicable year (or if such date is not a trading date, the next trading date) based on (a) the higher of: (i) the closing price of our Common Stock as quoted on the NASDAQ National Market on that day, or (ii) the closing price of our Common Stock as quoted on the NASDAQ National Market on the date of grant (or if such date is not a trading date, the next trading date), for any shares awarded to the director by us, and (b) the actual cost to the director for any other shares. Non-employee directors are subject to these guidelines for as long as they continue to serve on our Board. Our Board's policies in this area are intended to further align service as a director of Activision Blizzard and the enhancement of stockholder value. As of December 31, 2008, each of our non-employee directors who, as of such date, had been a member of our Board for four or more years was in compliance with these guidelines.

        In addition, in accordance with our corporate governance term sheet adopted in connection with the settlement of litigation in July 2008, each of our directors is required, within a period ending on the later of (1) January 28, 2009 and (2) eighteen months following the director's initial election to our Board, to acquire no less than 7,000 shares of our Common Stock. The shares may be purchased on the open market or may be granted as part of director compensation (including shares underlying restricted share units). As of December 31, 2008, each of our directors who, as of such date, had been a member of our Board for 18 or more months was in compliance with these guidelines.

        As noted above, our Bylaws require that we provide each Vivendi Director with the equity needed to satisfy any stock ownership requirements for directors. In furtherance of this requirement, on July 21, 2008, our Board granted each such director an award of 10,000 restricted share units. The restricted share units vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board).

Indemnification

        We maintain a directors and officers insurance policy that insures all of our directors from any claim arising out of an alleged wrongful act by such persons in their capacity as directors of Activision Blizzard. In addition, we have entered into indemnification agreements with our unaffiliated directors containing provisions that in certain respects provide broader indemnification than the indemnification required by the Delaware General Corporation Law.

        The indemnification agreements require us, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, provided that the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests (provided further that, with respect to any criminal action, suit or proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful). The indemnification agreements also require us to advance expenses incurred by such directors as a result of any proceeding against them as to which they could be indemnified. We believe that these agreements are necessary to attract and retain qualified persons as directors.

Compensation for the Nine Month Period Ended December 31, 2008

        The following table sets forth a summary of certain information regarding the compensation of our directors for the nine month period December 31, 2008, excluding Messrs. Kotick and Kelly, who are also named executive officers of Activision Blizzard and included in the "Summary Compensation Table" above and who do not receive any additional compensation for their Board activities. The table does not reflect perquisites and other personal benefits because the aggregate value of any such compensation received by each director in the nine month period ended December 31, 2008 was less than $10,000.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)(2)(3)(8) ($)	Option Awards(1)(2)(3)(8) ($)	Total ($)
Philippe G. H. Capron(4)	—	(5)	134,731	—	134,731
Robert J. Corti	127,375		160,428	136,918	424,721
Frédéric R. Crépin(4)	—	(5)	134,731	—	134,731
Ronald Doornink(6)	—	(7)	149,614	130,684	280,298
Bruce L. Hack(4)	—	(5)	—	—	—
Barbara S. Isgur(6)	47,083		121,794	123,809	292,686
Jean-Bernard Lévy(4)	—	(5)	134,731	—	134,731
Robert J. Morgado	156,417		225,407	202,037	583,861
Douglas P. Morris(4)	—	(5)	134,731	—	134,731
Peter J. Nolan(6)	30,625		25,697	31,653	87,975
René P. Pénisson(4)	—	(5)	134,731	—	134,731
Richard Sarnoff	93,917		160,428	136,918	391,263

(1)
The amounts in the Stock Awards and Option Awards columns represent the sum of (a) the dollar amount recognized in the financial statements of Activision Blizzard with respect to the period beginning with the consummation of the Combination and ending on December 31, 2008 and (b) the dollar amount recognized in the financial statements of Activision, Inc. with respect to the period beginning on April 1, 2008 and ending on July 8, 2008 (i.e., the day prior to the date on which the Combination was consummated), in each case in accordance with FAS 123(R) (excluding any impact of assumed forfeiture rates) for stock awards and option awards, as applicable, granted in and prior to such period. Because the Combination was accounted for as a reverse acquisition, the amounts described in clause (b) are not included in the historical financial statements of Activision Blizzard. Set forth in the table below is the amount attributable to the period between

  April 1, 2008 and July 8, 2008 for stock awards, consisting of restricted share units, and option awards granted in and prior to such period:

Name	Restricted Share Units ($)	Option Awards ($)
Philippe G. H. Capron	—	—
Robert J. Corti	16,968	17,910
Frédéric R. Crépin	—	—
Ronald Doornink	16,968	19,602
Bruce L. Hack	—	—
Barbara S. Isgur	36,028	35,938
Jean-Bernard Lévy	—	—
Robert J. Morgado	36,028	35,938
Douglas P. Morris	—	—
Peter J. Nolan	16,968	17,910
René P. Pénisson	—	—
Richard Sarnoff	16,968	17,910

Assumptions and key variables used in the calculation of the amounts expensed with respect to option awards are discussed in footnote (4) to the Summary Compensation Table.

(2)
The following table sets forth the number of shares underlying stock awards, which consisted of restricted share units, and option awards granted in the nine month period ended December 31, 2008 to each director who served as such during that period who is not a named executive officer and the grant date fair value of those restricted share units and option awards, as applicable (in each case, computed in accordance with FAS 123(R) but excluding any impact of assumed forfeiture rates).

Name	Number of Shares Underlying Restricted Share Units Granted in the Nine Months Ended 12/31/08 (#)	Grant Date Fair Value of Restricted Share Units Granted in the Nine Months Ended 12/31/08 ($)	Number of Shares Underlying Options Granted in the Nine Months Ended 12/31/08 (#)	Grant Date Fair Value of Options Granted in the Nine Months Ended 12/31/08 ($)
Philippe G. H. Capron	10,000	184,100	—	—
Robert J. Corti	10,000	184,100	20,000	143,903
Frédéric R. Crépin	10,000	184,100	—	—
Ronald Doornink(a)	10,000	162,750	20,000	127,796
Bruce L. Hack	—	—	—	—
Barbara S. Isgur	—	—	—	—
Jean-Bernard Lévy	10,000	184,100	—	—
Robert J. Morgado	10,000	184,100	20,000	143,903
Douglas P. Morris	10,000	184,100	—	—
Peter J. Nolan	—	—	—	—
René P. Pénisson	10,000	184,100	—	—
Richard Sarnoff	10,000	184,100	20,000	143,903

(a)
All of these restricted share units and options are held through the Ronald Doornink Martha Doornink TTEE U/A/D 12-17-1996 FBO Doornink Rev Living Trust. Ronald and Martha Doornink are co-trustees of such trust and share voting and investment power with respect to trust holdings.

(3)
The following table presents as of December 31, 2008 the number of shares underlying options and restricted share units held by each director who served in the nine month period ended December 31, 2008 who is not a named executive officer:

Name	Number of Shares Underlying Options as of December 31, 2008	Number of Shares Underlying Restricted Share Units as of December 31, 2008
Philippe G. H. Capron	—	10,000
Robert J. Corti	302,780	10,000
Frédéric R. Crépin	—	10,000
Ronald Doornink(a)	1,316,110	7,500
Bruce L. Hack	400,000	—
Barbara S. Isgur	209,446	—
Jean-Bernard Lévy	—	10,000
Robert J. Morgado	869,446	20,000
Douglas P. Morris	—	10,000
Peter J. Nolan	282,780	—
René P. Pénisson	—	10,000
Richard Sarnoff	178,334	10,000

(a)
All such options and restricted share units are held through the Ronald Doornink Martha Doornink TTEE U/A/D 12-17-1996 FBO Doornink Rev Living Trust. Ronald and Martha Doornink are co-trustees of such trust and share voting and investment power with respect to trust holdings.
(4)
Messrs. Capron, Crépin, Hack, Lévy, Morris and Pénisson were elected to our Board in connection with the consummation of the Combination on July 9, 2008. Effective as of February 15, 2009, Mr. Hack was replaced by Thomas Tippl as our Chief Corporate Officer, and on June 5, 2009 Mr. Hack ceased serving as a director.

(5)
None of Messrs. Capron, Crépin, Hack, Lévy, Morris or Pénisson was entitled to cash compensation in connection with his service on our Board for the nine month period ended December 31, 2008, as each was a Vivendi Director (and Mr. Hack was also our employee). The table (including all footnotes thereto) does not include amounts paid to Mr. Hack in his capacity as an executive officer of Activision Blizzard, all of which were approved by our Compensation Committee.

(6)
The service of Messrs. Doornink and Nolan and Ms. Isgur on our Board ended upon the consummation of the Combination.

(7)
In addition to serving as a member of our Board until July 8, 2008, Mr. Doornink was employed during that period as an advisor pursuant to an employment agreement that expired on June 30, 2008. While serving as a member of our Board, Mr. Doornink did not receive an annual cash retainer or any other cash fee paid to the unaffiliated directors, but was otherwise treated as an unaffiliated director under our unaffiliated director compensation program. We currently employ Mr. Doornink as a senior advisor to our Board under an employment agreement with us which he entered into on July 8, 2008 and which will expire on June 30, 2009. The amounts shown in the table and related footnotes do not include amounts paid to Mr. Doornink as an employee of ours. See "Certain Relationships and Related Transactions—Transactions with Related Persons—Employment Agreement with Ronald Doornink" below.

(8)
As a result of the reverse acquisition accounting treatment for the Combination, a new fair value was established for Activision, Inc. stock awards and option awards previously granted to employees and directors that were outstanding at the date on which the Combination was consummated. For vested stock awards and option awards, the new fair value was recorded in goodwill. The Director Compensation Table does not include amounts recorded in goodwill with respect to such stock awards and option awards. For unvested stock awards and option awards, the new fair value is being expensed over the remaining vesting period from the date on which the Combination was consummated. The following table summarizes additional expenses recognized for stock awards and option awards that were unvested upon consummation of the Combination for the period from July 9, 2008 through December 31, 2008 as a result of the new fair value, which represented a change in the original fair value previously determined at the time the stock awards and option awards were granted:

Name	Stock Awards ($)	Option Awards ($)
Philippe G. H. Capron	—	—
Robert J. Corti	2,288	6,686
Frédéric R. Crépin	—	—
Ronald Doornink	2,287	6,686
Bruce L. Hack	—	—
Barbara S. Isgur	22,475	26,135
Jean-Bernard Lévy	—	—
Robert J. Morgado	14,320	21,724
Douglas P. Morris	—	—
Peter J. Nolan	2,287	6,102
René P. Pénisson	—	—
Richard Sarnoff	2,288	6,686

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet and/or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by calling our Investor Relations department at (310) 255-2000 or by mailing a request to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive a single meeting notice and/or a single copy of proxy materials in the future in the same manner as described above.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2010 ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement for, and consideration at, our 2010 annual meeting by submitting their proposals to us in a timely manner and otherwise in compliance with Rule 14a-8. To be timely, Rule 14a-8 requires that we must receive stockholder proposals at our principal executive offices, on or before December 25, 2009. Proposals should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica California 90405.

        Under our Bylaws, nominations for directors and proposals of business other than those to be included in our proxy materials following the procedures described in Rule 14a-8 may be made by stockholders who are entitled to vote at the meeting if notice is timely given, if the notice contains the information required by our Bylaws and if such business is a proper matter for stockholder action under the Delaware General Corporation Law. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. Except as noted below, to be timely a notice with respect to the 2010 annual meeting must be delivered in writing to our Corporate Secretary no earlier than February 8, 2010 and no later than March 10, 2010. However, if the date of the 2010 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2009 annual meeting, the notice must be submitted by the later of the 90th day before the 2010 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

        Our Bylaws specify requirements relating to the content of the notice that stockholders must provide to our Corporate Secretary. Any proposal of business or nomination should be mailed to: our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. If a stockholder fails to provide timely notice of a proposal to be presented at the 2010 annual meeting, the proxies provided to our Board will have discretionary authority to vote on any such proposal which may properly come before the meeting.

OTHER MATTERS

        Our Board knows of no matters other than those described in this proxy statement that are expected to come before the Stockholders' Meeting. The proxy may be voted in the discretion of the named proxies on matters incident to the conduct of the meeting.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE STOCKHOLDERS' MEETING, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES BY PROXY. YOU MAY VOTE YOUR SHARES BY PROXY BY FOLLOWING THE INSTRUCTIONS UNDER THE HEADING "PROCEDURAL MATTERS" IN THIS PROXY STATEMENT. STOCKHOLDERS WHO ARE PRESENT AT THE STOCKHOLDERS' MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOU PROVIDE YOUR PROXY PROMPTLY SO THAT WE CAN AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

George L. Rose Secretary

November 19, 2009
Santa Monica, California

APPENDIX A

ACTIVISION BLIZZARD, INC.
AMENDED AND RESTATED
2008 INCENTIVE PLAN
(as proposed to be amended)

        1.    Purpose.    The purpose of the Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan is to attract and retain directors, officers and other employees of and consultants to Activision Blizzard, Inc., a Delaware corporation, and its Subsidiaries, and to provide to such persons incentives and rewards for performance.

        2.    Definitions.    As used in the Plan:

          (a)   "Award" means a grant of a Stock Option, SARs, Performance Shares, Performance Units or a Senior Executive Bonus or a grant or sale of Restricted Shares, Restricted Share Units or an award contemplated by Section 10.

          (b)   "Base Price" means the price per share specified in an Evidence of Award of a Freestanding SAR.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (e)   "Committee" means the Compensation Committee of the Board or such other committee of the Board responsible for administering the Plan pursuant to Section 11.

          (f)    "Common Shares" means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 12.

          (g)   "Company" means Activision Blizzard, Inc., a Delaware corporation, and its successors.

          (h)   "Covered Employee" means a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code (or any successor provision).

          (i)    "Date of Grant" means the date on which the Committee determines the terms of an Award (including the number of Common Shares to which it pertains, if any) or such later (but not earlier) date as may be specified by the Committee as the date on which such Award becomes effective.

          (j)    "Deferral Period" means the period of time during which Restricted Share Units are subject to deferral limitations, as provided in Section 7.

          (k)   "Director" means a member of the Board of Directors of the Company.

          (l)    "Effective Date" means the date of approval of the Plan by the Company's stockholders.

          (m)  "Evidence of Award" means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of Awards. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.

          (n)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as such law, rules and regulations may be amended from time to time.

          (o)   "Exercise Price" means the purchase price per share payable on exercise of a Stock Option.

          (p)   "Fiscal Year" means the fiscal year of the Company.

          (q)   "Freestanding SAR" means a SAR that is not granted in tandem with a Stock Option.

          (r)   "Incentive Stock Option" means a Stock Option that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision.

          (s)   "Management Objectives" means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Stock Options, SARs, Restricted Shares, Restricted Share Units, dividend credits and other awards pursuant to the Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department or function within the Company or a Subsidiary. The Committee may provide, in connection with the setting of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any Fiscal Year, including, without limitation, the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's Annual Report on Form 10-K for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they will be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. The Management Objectives applicable to any Award to a Covered Employee will be based on specified levels of, or relative peer company, performance in any one or more of the following objectives, or any combination thereof, as determined by the Committee in its sole discretion:

            (A)  Adjusted net earnings

            (B)  Appreciation in and/or maintenance of the price of Common Shares (or any other publicly-traded securities of the Company), including, without limitation, comparisons with various stock market indices

            (C)  Attainment of strategic and operational initiatives

            (D)  Budget

            (E)  Cash flow (including, without limitation, free cash flow)

            (F)  Cost of capital

            (G)  Cost reduction

            (H)  Earnings and earnings growth (including, without limitation, earnings per share, earnings before taxes, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization)

            (I)   Maintenance of internal controls over financial reporting and corporate governance practices

            (J)   Market share

            (K)  Market value added

            (L)  Net income

            (M) Net sales

            (N)  Operating profit and operating income

            (O)  Pretax income before allocation of corporate overhead and bonus

            (P)   Quality

            (Q)  Recruitment and development of associates

            (R)  Reductions in costs

            (S)   Return on assets and return on net assets

            (T)  Return on equity

            (U)  Return on invested capital

            (V)  Sales and sales growth

            (W) Successful acquisition/divestiture

            (X)  Total stockholder return and improvement of stockholder return

        If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render previously established Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related levels of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

          (t)    "Market Value per Share" means, as of any particular date, (i) one hundred percent (100%) of the closing price per Common Share as reported on the principal securities exchange, association or quotation system on which Common Shares are then listed or quoted, or (ii) if clause (i) does not apply, the fair market value of a Common Share as determined by the Committee.

          (u)   "Optionee" means the optionee named in an Evidence of Award evidencing an outstanding Stock Option.

          (v)   "Participant" means a person who is selected by the Committee to receive benefits under the Plan and who is at the time an officer, employee, consultant, advisor or director of the Company or of any Subsidiary.

          (w)  "Performance Period" means, in respect of a Performance Share, Performance Unit or Senior Executive Plan Bonus, a period of time established pursuant to Section 8 or Section 9 within which the Management Objectives relating to such Award are to be achieved. The Performance Period for a Senior Executive Plan Bonus will be the Fiscal Year and, unless otherwise expressly provided in the Plan, the Performance Period for all other Awards will be established by the Committee at the time of the Award.

          (x)   "Performance Share" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8.

          (y)   "Performance Unit" means a bookkeeping entry awarded pursuant to Section 8 that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

          (z)   "Plan" means this Amended and Restated Activision Blizzard, Inc. 2008 Incentive Plan, as may be amended from time to time.

          (aa) "Prior Plan" means any of the following: (i) Activision, Inc. 1998 Incentive Plan, as amended, (ii) Activision, Inc. 1999 Incentive Plan, as amended, (iii) Activision, Inc. 2001 Incentive Plan, as amended, (iv) Activision, Inc. 2002 Incentive Plan, as amended, (v) Activision, Inc. 2002 Executive Incentive Plan, as amended, (vi) Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended, (vii) Activision, Inc. 2003 Incentive Plan, as amended, and (viii) Activision, Inc. 2007 Incentive Plan.

          (bb) "Related SAR" means a SAR granted pursuant to Section 5 that is granted in tandem with a Stock Option.

          (cc) "Restricted Shares" means Common Shares granted or sold pursuant to Section 6 as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

          (dd) "Restricted Share Unit" means an award granted pursuant to Section 7 of the right to receive Common Shares or cash at the end of a specified period.

          (ee) "SAR" or "Share Appreciation Right" means a right granted pursuant to Section 5 to receive a percentage of the Spread upon exercise, and includes both Freestanding SARs and Related SARs.

          (ff)  "Senior Executive Plan Bonus" means an award of annual incentive compensation made pursuant to and subject to the conditions set forth in Section 9.

          (gg) "Spread" means the excess of the Market Value per Share on the date when a SAR is exercised over the Exercise Price or Base Price provided for in the related Stock Option or Freestanding SAR, respectively.

          (hh) "Stock Option" means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4.

          (ii)   "Subsidiary" means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interests representing the right generally to make decisions for such other entity are, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.

          (jj)   "2007 Plan" means the Activision, Inc. 2007 Incentive Plan.

        3.    Shares Available Under the Plan.

          (a)   Subject to adjustment as provided in Section 12, the number of Common Shares that may be issued or transferred (i) upon the exercise of Stock Options, (ii) in payment of SARs, (iii) as Restricted Shares, (iv) in payment of Restricted Share Units, (v) in payment of Performance Shares or Performance Units, (vi) in payment of Senior Executive Bonuses, (vii) as or pursuant to Awards contemplated by Section 10, or (viii) in payment of dividend equivalents paid with respect to Awards made under the Plan will not exceed in the aggregate 44,000,000 Common Shares, plus the number of Common Shares that were reserved for issuance under the Prior Plans, other than the 2007 Plan, that were not subject to outstanding awards on September 27, 2007, plus the number of Common Shares subject to outstanding awards under the Prior Plans, other than the 2007 Plan, on September 27, 2007 that subsequently became available for issuance pursuant to the terms of the 2007 Plan, plus the number of shares subject to awards made under the 2007 Plan that subsequently became available for issuance pursuant to the terms of the 2007 Plan, minus the number of shares subject to awards issued under the 2007 Plan since September 27, 2007, which maximum number will be increased by the following: (A) the number of shares relating to awards outstanding under any Prior Plan as of the Effective Date that (1) expire, or are forfeited, terminated or cancelled, without the issuance of shares, (2) are settled in cash in lieu of shares, or (3) are exchanged prior to the issuance of Common Shares, for awards not involving Common Shares; and (B) if the exercise price of any stock option outstanding under any Prior Plan as of the Effective Date is, or the tax withholding requirements with respect to any award outstanding under any Prior Plan as of the Effective Date are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares.

          (b)   Under the Plan, (i) if all or any portion of an Award expires, or is forfeited, terminated or cancelled, without the issuance of Common Shares, or is settled in cash in lieu of Common Shares, or is exchanged with the Committee's permission, prior to the issuance of Common Shares, for an Award not involving Common Shares, the number of Common Shares expired, forfeited, terminated or cancelled, or settled or exchanged, as the case may be, will again be available for issuance or transfer under the Plan; (ii) if the Exercise Price of any Stock Option granted under the Plan is, or the tax withholding requirements with respect to any Award granted under the Plan are, satisfied through the withholding by the Company of shares otherwise then deliverable in respect of such Award or actual or constructive transfer to the Company of shares already owned, a number of shares equal to such withheld or transferred shares will again be available for issuance or transfer under the Plan; and (iii) if a SAR is exercised and settled in Common Shares, a number of shares equal to the difference between the total number of shares for which the SAR was exercised and the number of shares actually issued or transferred will again be available for issuance or transfer under the Plan, with the result being that only the number of Common Shares actually issued or transferred upon exercise of the SAR are counted against the maximum number of Common Shares available for issuance or transfer under the Plan. Shares utilized under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing.

          (c)   Notwithstanding anything in the Plan to the contrary, and subject to adjustment as provided in Section 12:

    (i)
    The number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed that number of shares equal to the sum of 14,000,000 and the number of shares available for grant under the 2007 Plan on September 24, 2008.

    (ii)
    The number of Common Shares actually issued or transferred by the Company as or pursuant to Awards other than Options or SARs will not exceed 22,000,000 in the aggregate, including no more than 8,800,000 in the aggregate as or pursuant to Awards granted under Section 10.

    (iii)
    The number of shares issuable or transferable in respect of Stock Options and SARs granted to any one Participant in a single Fiscal Year may not exceed 4,000,000 in the aggregate.

    (iv)
    The number of (A) Restricted Shares granted to any one Participant in a single Fiscal Year and (B) Common Shares issuable or transferable in respect of Restricted Share

      Units granted to such Participant in such Fiscal Year, may not exceed 2,000,000 in the aggregate.

    (v)
    The number of Performance Shares granted to any one Participant in a single Fiscal Year may not exceed 3,000,000 in the aggregate.

    (vi)
    The value of Performance Units granted to any one Participant in a single Fiscal Year may not exceed $2,000,000 in the aggregate (with the value of any such award to be determined as of the date of such award).

    (vii)
    The amount of any Senior Executive Plan Bonuses paid to any one Participant for any single Fiscal Year may not exceed $6,000,000 in the aggregate.

    (viii)
    The number of Common Shares issuable or transferable in respect of Awards contemplated by Section 10 granted to any one Participant in a single Fiscal Year may not exceed 3,000,000 in the aggregate. The value of any Awards contemplated by Section 10 that do not involve the issuance or transfer of Common Shares granted to any one Participant in a single Fiscal Year may not exceed $2,000,000 in the aggregate (with the value of any such award to be determined as of the date of such award).

          (d)   If a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the number of shares available in Section 3(a) above.

        4.    Stock Options.    The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each grant will specify an Exercise Price per share, which may not be less than the Market Value per Share on the Date of Grant.

          (c)   Each grant may specify that the Exercise Price will be payable (i) by bank check or certified check or by wire transfer of immediately available funds, (ii) through the delivery of irrevocable instructions, in form acceptable to the Company, to a brokerage firm approved by the Optionee to sell some or all of the Common Shares being purchased upon such exercise and to thereafter deliver promptly to the Company from the proceeds of such sale an amount in cash equal to the aggregate Exercise Price of the Common Shares being purchased, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Committee.

          (d)   Successive grants may be made to the same Participant whether or not any Stock Options previously granted to such Participant remain unexercised.

          (e)   Each grant will specify the period or periods of continuous employment or other service by the Optionee with the Company or a Subsidiary that is necessary before the Stock Options or installments thereof will become exercisable. A grant of Stock Options may provide for the accelerated vesting and exercisability of all or a portion of such Stock Options in the event of the retirement, death, disability or other termination of the Optionee's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (f)    A grant of Stock Options may specify Management Objectives or other performance criteria that must be achieved as a condition to the exercise of such rights or that may result in the accelerated exercisability of such rights.

          (g)   Stock Options may be (i) options that are intended to qualify under the Code as Incentive Stock Options, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing.

          (h)   The exercise of a Stock Option will result in the cancellation on a share- for-share basis of any Related SAR authorized under Section 5.

          (i)    No Stock Option will be exercisable more than 10 years from the Date of Grant.

          (j)    Each grant of Stock Options will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time. In addition, notice of each grant of Stock Options will be given to the Optionee no more than one week after the Date of Grant.

          (k)   Each Optionee is responsible for complying with all laws and regulations applicable to recipients and holders of Stock Options, including any applicable federal or state securities laws, and any Company policy or procedure that pertains to the trading of the Company's securities. The Company will adopt or maintain policies and procedures to notify Optionees of their obligations under such laws, regulations, policies and procedures and will monitor Optionees' compliance therewith.

        5.    SARs.    The Committee may also authorize the grant to any Optionee of Related SARs in respect of Stock Options granted hereunder and the grant to any Participant of Freestanding SARs. A Related SAR will be a right of the Optionee, exercisable by surrender of the related Stock Option, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Related SARs must be granted concurrently with the related Stock Option. A Freestanding SAR will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Each grant of SARs may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each grant of Freestanding SARs will specify the Base Price, which may not be less than the Market Value per Share on the Date of Grant.

          (c)   Upon exercise, each SAR will be payable in Common Shares having an aggregate Market Value per Share equal to the Spread (or the designated percentage of the Spread).

          (d)   A grant may specify that the amount payable on exercise of a SAR may not exceed a maximum specified by the Committee at the Date of Grant.

          (e)   A grant may specify waiting periods before exercise and permissible exercise dates or periods.

          (f)    A grant may specify that the exercisability of a SAR may be conditioned on, or may be accelerated in whole or in part in the event of, the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (g)   A grant of SARs may specify Management Objectives or other performance criteria that must be achieved as a condition of the exercise of such SARs or that may result in the accelerated exercisability of such SARs.

          (h)   Each grant of SARs will be evidenced by an Evidence of Award, which Evidence of Award will describe such SARs, identify the related Stock Options (if applicable), and contain such other terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

          (i)    A grant of Related SARs will provide that such Related SARs may be exercised only at a time when the related Stock Option is also exercisable and at a time when the Spread is positive, and by surrender of the related Stock Option for cancellation. Successive grants of Related SARs may be made to the same Participant regardless of whether any Related SARs previously granted to the Participant remain unexercised.

          (j)    Successive grants of Freestanding SARs may be made to the same Participant regardless of whether any Freestanding SARs previously granted to the Participant remain unexercised.

          (k)   No Freestanding SAR granted under the Plan may be exercised more than 10 years from the Date of Grant.

        6.    Restricted Shares.    The Committee may also authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services or other benefit to the Company, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture (within the meaning of Section 83 of the Code) and restrictions on transfer hereinafter referred to. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each such grant or sale may be made without additional consideration or in consideration of a payment by the Participant that is less than the Market Value per Share at the Date of Grant.

          (c)   Each such grant or sale will specify the period or periods of continuous employment or other service by the Participant with the Company or a Subsidiary (or other risk of forfeiture) that must be satisfied before the restrictions described in Section 6(c) will lapse and the Restricted Shares will become vested, and/or may provide that all or a portion of the restrictions on the Restricted Shares will lapse upon the achievement of Management Objectives or other performance criteria (as provided in Section 6(d) below).

          (d)   Each such grant or sale will provide that, during the period for which the risk of forfeiture continues, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

          (e)   A grant of Restricted Shares may specify Management Objectives or other performance criteria that, if achieved, will result in the lapse or early lapse of the restrictions applicable to all or a portion of such Restricted Shares. Each grant may specify in respect of such Management Objectives or other performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares with respect to which restrictions will lapse if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives or criteria.

          (f)    Notwithstanding anything to the contrary contained in the Plan, a grant or sale of Restricted Shares may provide for the acceleration in whole or in part of the lapse of the restrictions on the Restricted Shares in the event of the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (g)   A grant or sale of Restricted Shares may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Shares, which may be subject to the same restrictions as the underlying Award.

          (h)   Each grant or sale of Restricted Shares will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve. Unless otherwise directed by the Committee, all Restricted Shares will be held in custody by the Company or its transfer agent and registrar until all restrictions thereon have lapsed.

        7.    Restricted Share Units.    The Committee may also authorize the grant or sale of Restricted Share Units to Participants. Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services or other benefit to the Company, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives or other performance criteria) during the Deferral Period as the Committee may specify. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Common Shares to which it pertains.

          (b)   Each grant may specify in respect of such Management Objectives or other performance criteria a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Share Units which will vest if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives or criteria.

          (c)   Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

          (d)   Notwithstanding anything to the contrary contained in the Plan, a grant or sale may provide for the accelerated vesting of Restricted Share Units and the lapse or other modification of the Deferral Period in whole or in part in the event of the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (e)   During the Deferral Period, the Participant will have no rights of ownership in the Restricted Share Units and will have no right to vote Common Shares underlying the Restricted Share Units, but an Evidence of Award may authorize the payment of dividend equivalents on such Restricted Share Units on either a current or deferred or contingent basis, either in cash or in Common Shares.

          (f)    Each grant or sale will specify the time and manner of payment of the Restricted Share Units that have been earned. A grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (g)   Each grant or sale of Restricted Share Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

        8.    Performance Shares and Performance Units.    The Committee may also authorize the grant of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives or other performance criteria during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a)   Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.

          (b)   The Performance Period with respect to each Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the Date of Grant, which may be subject to earlier lapse or other modification in the event of the retirement, death, disability or other termination of the Participant's service or a change of control of the Company or a Subsidiary (or other similar transaction or event).

          (c)   A grant of Performance Shares or Performance Units will specify Management Objectives or other performance criteria which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives or other performance criteria a level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level or levels, but falls short of maximum achievement of the specified Management Objectives or criteria.

          (d)   Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. A grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.

          (e)   A grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. A grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.

          (f)    The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in Common Shares.

          (g)   Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with the Plan, as the Committee may approve from time to time.

        9.    Senior Executive Plan Bonuses.    The Committee may from time to time authorize the payment of annual incentive compensation to a Participant who is a Covered Employee, which incentive compensation will become payable upon achievement of specified Management Objectives. Subject to Section 3(b)(vii), Senior Executive Plan Bonuses will be payable upon such terms and conditions as the Committee may determine in accordance with the following provisions:

          (a)   No later than 90 days after the first day of the Fiscal Year, the Committee will specify the Management Objectives that, if achieved, will result in the payment of a Senior Executive Plan Bonus for such Fiscal Year.

          (b)   Following the close of the Fiscal Year, the Committee will certify in writing whether the specified Management Objectives have been achieved. Approved minutes of a meeting of the Committee at which such certification is made will be treated as written certification for this purpose. The Committee will also specify the time and manner of payment of a Senior Executive Plan Bonus which becomes payable, which payment may be made in (i) cash, (ii) Common Shares having an aggregate Market Value per Share equal to the aggregate value of the Senior Executive Plan Bonus which has become payable, or (iii) any combination thereof, as determined by the Committee in its discretion at the time of payment.

          (c)   The Committee may provide that, if a change in control of the Company occurs during a Performance Period, the Senior Executive Plan Bonus payable to each Participant for the Performance Period will be determined at the highest level of achievement of the Management Objectives, without regard to actual performance and without proration for less than a full Performance Period. In such event, the Senior Executive Plan Bonus will be paid at such time following the change in control as the Committee determines in its discretion, but in no event later than 30 days after the date of an event which results in a change in control.

          (d)   Each grant may be evidenced by an Evidence of Award, which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant's termination of employment by reason of retirement, death, disability or otherwise.

        10.    Other Awards.

          (a)   In addition to Stock Options, SARs, Performance Shares, Performance Units, Restricted Shares, Restricted Share Units and Senior Executive Plan Bonuses, the Committee may, subject to limitations under applicable law, make other Awards (i) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, (ii) with value and payment contingent upon performance of the Company or specified Subsidiaries or other business units thereof or any other factors designated by the Committee, or (iii) valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or other business units of the Company. The Committee will determine the terms and conditions of such Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other Awards, notes or other property, as the Committee determines.

          (b)   Cash awards, as an element of or a supplement to any other Award made under the Plan, may also be made pursuant to this Section 10.

          (c)   The Committee may grant Common Shares as a bonus, or may make other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as are determined by the Committee from time to time.

        11.    Administration of the Plan.

          (a)   The Plan will be administered by the Committee. The composition of the Committee will comply with applicable independence requirements under the rules and regulations of any securities exchange, association or quotation system on which Common Shares are then listed or quoted, and the Board will also consider the advisability of appointing to the Committee members who satisfy the requirements of (i) the definition of the term "non-employee director" used

  Rule 16b-3 promulgated under the Exchange Act and (ii) the definition of the term "outside director" used in Section 162(m) of the Code.

          (b)   The Committee may from time to time delegate all or any part of its authority under the Plan to a subcommittee of the Committee or to any other committee of the Board or a subcommittee thereof. To the extent of any such delegation, references in the Plan to the Committee will be deemed to be references to such committee or subcommittee.

          (c)   Notwithstanding any other provision of the Plan, any Award to a member of the Committee must be approved by the Board to be effective.

          (d)   The Committee will have sole discretion to (i) interpret any provision of the Plan or an Evidence of Award, (ii) make any determination necessary or advisable for the administration of the Plan and Awards hereunder, and (iii) waive any condition or right of the Company under an Award or discontinue or terminate an Evidence of Award. Without intending to limit the generality or effect of the foregoing, any decision or determination made by the Committee with respect to the Plan or an Award, including whether to grant or withhold any required consent, will be made by the Committee in its sole and absolute discretion, subject to the terms of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Evidence of Award and any determination by the Committee pursuant to any provision of the Plan or of any such Evidence of Award will be final and conclusive.

          (e)   The Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, or any person to whom duties or powers have been so delegated, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. Without limiting the foregoing and subject to applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under the Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for Awards to an executive officer or any person subject to Section 162(m) of the Code; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards made pursuant to the authority delegated.

        12.    Adjustments.    The Committee will make or provide for such adjustments in the number of Common Shares authorized under Section 3, in the number of Common Shares covered by outstanding Awards, in the Exercise Price of outstanding Stock Options and any amounts payable for Common Shares under other outstanding Awards, in the Base Price of outstanding SARs, and in the kind of shares covered thereby, as is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including, without limitation, cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 3(c) as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 12; provided, however, that any such adjustment to the numbers specified in Sections 3(c)(i) and 3(c)(ii) will be made only if and to the extent that (i) such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail to so qualify and (ii) such adjustment would not result in negative tax consequences under Section 409A of the Code. Without limiting the generality of the foregoing, in the event that the Company issues warrants or other rights to acquire Common Shares on a pro rata basis to all stockholders, the Committee will make such adjustments in the number of Common Shares authorized under the Plan and in the limits contained herein as it may deem to be equitable, including, without limitation, proportionately increasing the number of authorized Common Shares or any such limit.

        13.    Non U.S. Participants.    In order to facilitate the making of any grant or combination of grants under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        14.    Transferability.

          (a)   Except as provided below or as otherwise determined by the Committee, (i) no Award will be transferable by a Participant except by will or the laws of descent and distribution and (ii) Stock Options and SARs will be exercisable during the Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity to do so, by the Participant's guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision. With the consent of the Company, which may be granted or withheld in its sole and absolute discretion, a Participant may transfer an Award for estate planning purposes or pursuant to a domestic relations order; provided that such transferee will be bound by and subject to all of the terms and conditions of the Plan and the Evidence of Award relating to the Award and executes an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant will remain bound by the terms and conditions of the Plan. Notwithstanding the foregoing, no Stock Option that is intended to be an Incentive Stock Option or any Related SAR granted in tandem therewith may be transferred.

          (b)   The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Stock Options or SARs, upon the termination of the Deferral Period applicable to Restricted Share Units or upon payment under any grant of Performance Shares, Performance Units or a Senior Executive Plan Bonus or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6, will be subject to further restrictions on transfer.

        15.    Withholding Taxes.    To the extent that the Company or a Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company or Subsidiary for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.

        16.    Compliance with Section 409A of the Code.    To the extent applicable, it is intended that the Plan and any Awards hereunder comply with the provisions of Section 409A of the Code. The Plan and any Awards hereunder will be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any Award to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in the Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated by the U.S. Department of the Treasury or the Internal Revenue Service.

        17.    Amendments.

          (a)   The Committee may at any time and from time to time amend or suspend the Plan in whole or in part; provided, however, that, if an amendment must be approved by the stockholders of the Company in order to comply with applicable legal requirements or the requirements of the principal securities exchange, association or quotation system on which the Common Shares are then listed or quoted, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained. Without intending to limit the generality or effect of the foregoing, if an amendment to the Plan would increase the number of Common Shares that may be issued or transferred upon the exercise of Incentive Stock Options, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

          (b)   The Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or SAR to reduce the Exercise Price or Base Price. Furthermore, no Stock Option or SAR will be cancelled and replaced with Awards having a lower Exercise Price or Base Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of "underwater" Stock Options and SARs and will not be construed to prohibit the adjustments provided for in Section 12.

          (c)   Subject to Section 17(b) hereof, the Committee may amend the terms of any Award under the Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 12, no amendment to any Award may materially and adversely affect the rights of any Participant taken as a whole without his or her consent.

          (d)   If permitted by Section 409A of the Code, in case of termination of employment by reason of the death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds a Stock Option or SAR not immediately exercisable in full, or any Restricted Shares as to which the risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Share Units as to which the Deferral Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other Award made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12(b), the Committee may, in its sole discretion, accelerate the time at which such Stock Option, SAR or other Award may be exercised, the time at which such risk of forfeiture or prohibition or restriction on transfer will lapse, the time when such Deferral Period will end, the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate, or may waive any other limitation or requirement under any such Award.

          (e)   The Committee may, in its discretion, terminate the Plan at any time. Termination of the Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

        18.    Governing Law.    The Plan and all Awards and actions taken thereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

        19.    Term of Plan.    The Plan will be effective as of the Effective Date. No Award will be made under the Plan more than 10 years after the Effective Date, but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Plan.

        20.    Miscellaneous Provisions.

          (a)   The Company will not be required to issue any fractional Common Shares pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

          (b)   The Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or a Subsidiary, nor will it interfere in any way with any right the Company or a Subsidiary would otherwise have to terminate such Participant's employment or other service at any time. Except as specifically provided by the Committee, the Company will not be liable for the loss of existing or potential profit with respect to an Award hereunder in the event of termination of employment or other relationship, even if the termination is in violation of an obligation of the Company or a Subsidiary to the Participant. The Committee's making of an Award to a Participant hereunder will not confer upon the Participant any right to receive any other Awards hereunder or under any other plan or arrangement.

          (c)   Any Evidence of Award may provide for the effect on any Common Shares issued or other payment made with respect to the Award of any conduct of the Participant determined by the Committee to be injurious, detrimental or prejudicial to the Company or any Subsidiary.

          (d)   Notwithstanding any other provision of the Plan or any Award to the contrary, no Award may be effectuated, through exercise by the holder thereof or otherwise, if the delivery of cash or stock to the holder of such Award pursuant to the terms thereof would be, based on advice of counsel to the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over the Plan. Notwithstanding any other provision of the Plan to the contrary, each issuance of Common Shares to a Participant pursuant to the Plan or an Award will be made for such consideration as is required by applicable law to ensure that such Common Shares are validly issued, fully paid and nonassessable upon such issuance.

          (e)   Absence on leave approved by a duly constituted officer of the Company or a Subsidiary will not be considered interruption or termination of service of any employee for any purposes of the Plan or an Award, except that no Award may be made to an employee while he or she is absent on leave.

          (f)    No Participant will have any rights as a stockholder with respect to any Common Shares subject to an Award made to him or her under the Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the stock records of the Company.

          (g)   The Committee may condition any Award or combination of Awards authorized under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

          (h)   If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, will be stricken and the remainder of the Plan will remain in full force and effect.

          (i)    Each individual who is or has been a member of the Board or a committee appointed by the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof with the Company's approval, or paid in satisfaction of any judgment in any such action, suit or proceeding against the individual, provided the Company is given the opportunity, at its own expense, to handle and defend such claim, action, suit or proceeding before the individual undertakes to handle and defend such claim, action, suit or proceeding on his or her own behalf, unless such loss, cost, liability or expense is a result of such individual's own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ACTIVISION BLIZZARD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS VOTE BY INTERNET, TELEPHONE OR MAIL As a stockholder of Activision Blizzard, Inc., a Delaware corporation (the “Company”), you have the option of voting your shares of common stock of the Company by proxy using the Internet, telephone or mail. If you vote electronically by the Internet or by telephone, you do not need to return this proxy card. Your vote through proxy authorizes Robert A. Kotick, Thomas Tippl and George L. Rose and each of them, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that you are entitled to vote at the Meeting of Stockholders of the Company to be held on Thursday, December 17, 2009, at 9:30 a.m., Pacific Standard Time, at the corporate offices of Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California, 90405, and at any adjournment(s) or postponement(s) thereof, with the same effect as if you were present and voting such shares, on the matters and in the manner set forth on the reverse side of this proxy card and as further described in the accompanying Proxy Statement. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY Important Notice Regarding the Availability of Proxy Materials for the Meeting of Stockholders to be held December 17, 2009. The Proxy Statement is available at: http://www.cstproxy.com/activision/sm2009 3566 Activision CST_01 11/5/09 6:21 PM Page 2

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval. SIGNATURE: DATE: TIME: Registered Quantity Broker Quantity Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes (THIS BOXED AREA DOES NOT PRINT) PRINT AUTHORIZATION Label Area 4” x 1 1/2” UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO SUNGUARD WITHOUT THE YELLOW BOX, BLUE BOX & CROP MARKS Shares through the Internet: Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Shares by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Activision Blizzard, Inc. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING THROUGH THE INTERNET OR BY PHONE OR OR As a stockholder of Activision Blizzard, Inc., you have the option of voting your shares electronically through the Internet or by the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Pacific Standard Time, on December 16, 2009. Signature Signature Date , 2009. Note: Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ABOVE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1. MARK HERE IF YOU PLAN TO ATTEND THE MEETING. 1.Approval of the 2008 Incentive Plan, as amended. FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1. 3566 Activision CST_01 11/5/09 6:21 PM Page 1